As filed with the Securities and Exchange Commission on June 8, 2011

Registration No. 333-173558

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

Pre-Effective Amendment No. 1 to Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuveen Diversified Commodity Fund

(Exact name of Registrant as specified in its charter)

Delaware	6799	20-6750075
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive, Suite 3300

Chicago, Illinois 60606

(877) 827-5920

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gifford R. Zimmerman
Nuveen Commodities Asset Management, LLC

Chief Administrative Officer
333 West Wacker Drive, Suite 3300
Chicago, Illinois 60606
(877) 827-5920

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald S. Weiss, Esq. Stacy H. Winick, Esq. K&L Gates LLP 70 West Madison Street Chicago, Illinois 60602 (312) 372-1121	Leonard B. Mackey, Jr., Esq. David Yeres, Esq. Clifford Chance LLP 31 West 52nd Street New York, New York 10019 (212) 878-8000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer	☐

Non-accelerated filer (Do not check if a smaller reporting company) ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Units of Beneficial Interest (“Shares”) of Nuveen Diversified Commodity Fund	1,255,000 Shares	$27.89	$35,001,950	$4,063.73

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) on the basis of the average of the high and low sale prices of the shares on April 14, 2011, as reported on the NYSE Amex.
(2)	All fees have been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	June 8, 2011

                    Shares

Nuveen Diversified Commodity Fund

Common stock

The Nuveen Diversified Commodity Fund (the “Fund”) is a commodity pool. The Fund’s shares represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund’s investment objective is to generate higher risk-adjusted total return than leading commodity market benchmarks and passively managed commodity funds. In pursuing its investment objective, the Fund invests directly in a diversified portfolio of commodity futures and forward contracts to obtain broad exposure to all principal groups in the global commodity markets. The Fund is unleveraged, and the Fund’s commodity contract positions are fully collateralized with cash equivalents and short-term, high grade debt securities. The Fund also writes commodity call options seeking to enhance the Fund’s risk-adjusted total return. The Fund’s investment strategy is discussed further starting on page 3. Nuveen Commodities Asset Management, LLC is the manager of the Fund. Gresham Investment Management LLC is responsible for investing the Fund’s assets in commodity futures and forward contracts and implementing the options strategy. Nuveen Asset Management, LLC, an affiliate of the manager, is responsible for the Fund’s investments in debt securities used as collateral.

Investing in the Fund involves significant risks. See “Risk factors” starting on page 22.

➢	Because the Fund has only recently commenced business, its shares have a limited public trading history and the Fund has a limited performance history.

➢	Fund shares are subject to investment risk, including the possible loss of the entire amount of your investment.

➢	Investments in commodities have a high degree of price variability, and are subject to rapid and substantial price changes.

➢	The Fund may not be able to achieve its investment objective.

The Fund’s shares are listed on the NYSE Amex, under the trading or “ticker” symbol “CFD.” As of [            ], 2011, the last reported sale price of the shares on the NYSE Amex was $[    ] per share.

THE FUND IS NOT A MUTUAL FUND, A CLOSED-END FUND, OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total(2)
Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to the Fund(1)	$	$
(1)	Total offering expenses relating to issuance and distribution to be paid by the Fund (other than underwriting commissions) are estimated to be approximately $ , which represents approximately $ per share. After payment of such expenses relating to issuance and distribution (other than underwriting commissions), proceeds to the Fund will be $ per share.
(2)	The Fund has granted the underwriters an option to purchase up to additional shares at the public offering price less the Underwriting Commissions within 30 days from the date of this prospectus, solely to cover overallotments, if any. If such option is exercised in full, the total Public Offering Price, Underwriting Commissions, Estimated Offering Expenses and Proceeds to the Fund will be $ , $ , $ and $ , respectively. See “Underwriting.”

The underwriters are offering the common stock as set forth in “Underwriting.” Delivery of the shares will be made on or about                 , 2011.

UBS Investment Bank	Nuveen Securities, LLC

The date of this prospectus is                 , 2011.

COMMODITY FUTURES TRADING COMMISSION

Risk disclosure statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 20-21 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGES 18-19.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 22-33.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

Other regulatory notices

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT THE OFFICES OF NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, OR ITS ADMINISTRATIVE AGENT AND WILL OTHERWISE BE MAINTAINED IN ACCORDANCE WITH THE RULES OF THE COMMODITY FUTURES TRADING COMMISSION.

THIS POOL BEGAN TRADING ON SEPTEMBER 30, 2010 AND HAS A LIMITED PERFORMANCE HISTORY. NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

THE COMMODITY SUBADVISOR HAS PREVIOUSLY OPERATED A POOL AND TRADED OTHER ACCOUNTS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE FUND HAS NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY UPON IT. THE FUND IS NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER OF THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

II-1

This prospectus contains information you should consider when making an investment decision about the shares. You should rely only on the information contained or incorporated by reference in this prospectus. None of the Fund, the manager nor the underwriters have authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. The Fund is not, the manager is not, and the underwriters are not making an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

The current prospectus for this offering, which may be updated from time to time pursuant to Securities and Exchange Commission and Commodity Futures Trading Commission requirements, is available at the Fund’s website (http://www.nuveen.com) as well as at the Securities and Exchange Commission’s website (http://www.sec.gov).

II-2

NUVEEN DIVERSIFIED COMMODITY FUND

Principal Participants

(1)	UBS Investment Bank and Nuveen Securities, LLC (formerly known as Nuveen Investments, LLC), a wholly owned subsidiary of Nuveen Investments, Inc. will act as lead underwriters and may engage dealers who are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to participate in the selling group.
(2)	Each of the subadvisory agreements are among the manager, the Fund and the respective subadvisor.
(3)	NCAM and Nuveen Asset Management are wholly owned subsidiaries of Nuveen Investments, Inc. NCAM owns 840 shares of the Fund.

II-3

PART ONE: DISCLOSURE DOCUMENT

Prospectus summary

This is only a summary. You should review the more detailed information contained elsewhere in this prospectus, including the Glossary appearing at the end of “Part Two: Statement of Additional Information,” which contains explanations of capitalized or other frequently used terms, to understand the offering fully.

The Fund	Nuveen Diversified Commodity Fund (the “Fund”) is a commodity pool. The Fund was organized as a Delaware statutory trust on December 7, 2005, and commenced its investment activities on September 30, 2010 following the completion of its initial public offering. The Fund operates pursuant to an Amended and Restated Trust Agreement (“Trust Agreement”), which is described under “Trust Agreement.” The Fund is managed by Nuveen Commodities Asset Management, LLC (“NCAM” or the “manager”), a limited liability company which is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission (the “CFTC”). The Fund’s shares, which represent units of fractional undivided beneficial interest in, and ownership of, the Fund, may be purchased and sold on the NYSE Amex. The principal offices of the Fund and the manager are each located at 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. The main telephone number of the Fund and the manager is (312) 917-7700. Information about the Fund also can be obtained by calling (877) 827-5920.

Listing	The Fund’s shares are listed and trade on the NYSE Amex under the trading or “ticker” symbol “CFD.” Secondary market purchases and sales of shares are subject to ordinary brokerage commissions and charges.

The Offering	The Fund is offering [ ] shares at $[ ] per share through a group of underwriters led by UBS Investment Bank (“UBS”) and Nuveen Securities, LLC (“Nuveen”). The Fund had 9,267,040 shares outstanding as of March 31, 2011. You must purchase at least 100 shares in this offering. The Fund has given the underwriters an option to purchase up to [ ] additional shares to cover orders in excess of [ ] shares. See “Underwriting.”

Use of Proceeds	The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objective as stated in this prospectus. The Fund invests all of its assets in commodity futures and forward contracts, options on commodity futures and forward contracts and short-term high grade debt securities constituting collateral assets. It is presently anticipated that the Fund will be able to invest substantially all of the net proceeds of this offering in accordance with its investment objective within approximately seven business days after the completion of the offering.

Who May Want to Invest	You should consider your investment goals, time horizons and risk tolerance before investing in the Fund. An investment in the Fund is not appropriate for all investors and is not intended to be a complete investment program. The Fund is designed as a long-term investment and not as a trading vehicle. The Fund is the first actively managed fund to be listed on any of the exchanges owned by NYSE Euronext that invests primarily in a diversified portfolio of commodity futures and options contracts. The Fund may be an appropriate investment for you if you are seeking the potential for:

➢	Exposure to commodity futures and forward contracts with an actively managed, diversified portfolio strategy;

➢	Regular monthly distributions;

➢	Attractive risk-adjusted returns as compared with passively managed commodity funds;

➢	A fully collateralized and unleveraged commodity investment strategy;

➢

Access to underlying investments that generally qualify as “Section 1256 Contracts” which generate gains (losses) that are characterized as 60% long-term capital gains (losses) and 40% short-term capital gains (losses);

➢	A more consistent hedge against inflation than U.S. equities, foreign equities or U.S. bonds;

➢	Investment in an asset class with historically low correlations to equities and bonds;

➢	Access to the commodity subadvisor’s commodity expertise and TAP® strategy (as described and defined below); and

➢	Daily liquidity afforded by listing on the NYSE Amex.

However, keep in mind that you will need to assume the risks associated with an investment in the Fund. See “Risk factors.”

Investment Objective	The Fund’s investment objective is to generate higher risk-adjusted total return than leading commodity market benchmarks and passively managed commodity funds. Risk-adjusted total return refers to the income and capital appreciation generated by a portfolio (the combination of which equals its total return) per unit of risk taken, with such risk measured by the volatility of the portfolio’s total returns over a specific period of time. See “The Fund’s investments” beginning on page 34 for a discussion of risk-adjusted total return. In pursuing its investment objective, the Fund invests directly in a diversified portfolio of commodity futures and forward contracts to obtain broad exposure to all principal groups in the global commodity markets. The Fund’s investment strategy has three elements:

➢	An actively managed portfolio of commodity futures and forward contracts utilizing the commodity subadvisor’s proprietary Tangible Asset Program®, referred to herein as “TAP® ”;

➢	An integrated program of writing commodity call options (the “options strategy”) designed to enhance risk-adjusted total return of the Fund’s commodity investments; and

➢	A collateral portfolio of cash equivalents and short-term, high grade debt securities.

The Fund’s strategy, which integrates TAP® and writing commodity call options, is referred to as TAP PLUSSM. The Fund cannot assure you that it will achieve its investment objective. The Fund’s risk-adjusted returns over any particular period may be positive or negative. See “Risk factors” and “The Fund’s investments.”

Investment Strategy	Commodity Investments. The manager has selected Gresham Investment Management LLC (“Gresham” or the “commodity subadvisor”) to manage the Fund’s commodities investment strategy and its options strategy.

The commodity subadvisor actively manages the Fund’s portfolio of commodity futures and forward contracts pursuant to TAP®, a fully collateralized, long-only rules-based commodity investment strategy. The Fund invests in a diversified portfolio of commodity contracts with an aggregate notional value substantially equal to the net assets of the Fund. TAP® is designed to maintain consistent, fully collateralized exposure to commodities as an asset class.

The Fund makes commodity investments in the six principal commodity groups in the global commodities markets:

➢	energy;

➢	industrial metals;

➢	agriculturals;

➢	precious metals;

➢	foods and fibers; and

➢	livestock.

See “The Fund’s investments” on pages 34-39 for a list of commodity futures and forward contracts that the Fund may invest in and the exchanges on which they currently trade with the greatest dollar volume. The Fund also may invest in other commodity contracts that are presently, or may hereafter become, the subject of commodity futures investing. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity investments in which the Fund may invest.

Gresham bases its investment decisions on three inputs: (i) systematic calculations of the values of global commodity production; (ii) total U.S. dollar trading volume on commodity futures and forwards exchanges; and (iii) global import/export trade values. The specific commodities in which the Fund invests, and the relative target weighting of those commodities, are determined annually by the commodity subadvisor. The target weights are expected to remain unchanged until the next annual determination in January. The Fund’s portfolio concentration in any single commodity or commodity group is limited in an attempt to moderate volatility. The Fund currently intends to limit the target weightings of each commodity group such that no one group’s target weighting may constitute more than 35% of TAP®, no two groups’ combined target weightings may constitute more than 60% of TAP® and no single commodity’s target weighting can constitute more than 70% of its group. Under normal market circumstances, the commodity subadvisor avoids exercising discretion with respect to portfolio weights between such annual determinations. However, the actual portfolio weights may vary during the year and may in certain circumstances be rebalanced subject to TAP®’s rule-based procedures. Generally, the Fund invests in short-term commodity futures and forward contracts with terms of one to three months, but it may invest in commodity contracts with terms of up to six months. See “Management of the Fund—Manager and subadvisors—Commodity subadvisor.”

Gresham believes that the relative performance of strategies that invest in exchange-traded commodity futures and forward contracts may be enhanced through active implementation of the rolls of commodity contracts as they are about to expire. Gresham regularly purchases and subsequently sells, i.e. “rolls,” individual commodity futures and forward contracts throughout the year so as to maintain a fully invested position. As the commodity contracts near their expiration dates, Gresham rolls them over into new contracts. Gresham seeks to add value compared with leading commodity market benchmarks and passively managed commodity funds by actively managing the implementation of the rolls of the commodity contracts. As a result, the roll dates, terms and contract prices selected by Gresham may vary based upon Gresham’s judgment of the relative value of different contract terms. Gresham’s active management approach is market-driven and opportunistic and is intended to minimize market impact and avoid market congestion during certain days of the trading month.

The Fund’s investments in commodity futures and forward contracts and options on commodity futures and forward contracts generally do not require significant outlays of principal. Approximately 25% of the Fund’s assets are initially committed as “initial” and “variation” margin to secure the long futures and forward contract positions. These assets are placed in one or more commodity futures accounts maintained by the Fund at Barclays Capital Inc. (“BCI”), the Fund’s clearing broker, and are held in cash or invested in U.S. Treasury bills and other direct or guaranteed debt obligations of the U.S. government maturing within less than one year at the time of investment. The remaining collateral (approximately 75%) is held in a separate collateral investment account managed by Nuveen Asset Management, LLC (“Nuveen Asset Management” or the “collateral subadvisor”). See “Collateral Investments” on page 7.

Most of the commodity futures and options contracts acquired to facilitate implementing the investment strategy are exchange-listed and generally qualify as “Section 1256 Contracts” for tax purposes. See “Federal income tax considerations.”

Options Strategy.    The Fund’s option strategy is designed to enhance the risk-adjusted total return of the Fund’s commodity investments. Pursuant to the options strategy, the Fund, at Gresham’s discretion, writes (sells) exchange-traded commodity call options that may be up to 20% “out-of-the-money” on a continual basis up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. A call option gives its owner (buyer) the right but not the obligation to buy the underlying futures contract at a particular price, known as the strike price, at anytime between the purchase date and the expiration date of the option. The person who writes (sells) the option to the buyer is thus required to fulfill the contractual obligation (by selling the underlying futures contract to the buyer at the strike price) should the option be exercised. If the option is covered, the writer (seller) has an offsetting futures position. The Fund currently expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. The Fund currently expects to write short-term commodity call options with terms of one to three months but may write commodity call options with terms up to one year. Subject to the foregoing limitations, the implementation of the options strategy is within Gresham’s discretion. Over extended periods of time, the term and the “out-of-the-moneyness” of the commodity options may vary significantly.

The Fund also may write call options on baskets of commodities or on broad-based commodity indices, such as the Dow Jones-UBS Commodity Index® (“DJ-UBSCI”) or the S&P GSCI® Commodity Index (“GSCI”), whose prices are expected to closely correspond to at least a substantial portion of the commodity futures and forward contracts held by the Fund. The Fund currently does not intend to purchase commodity put options, but may do so in the future.

NCAM and the commodity subadvisor believe that the Fund’s options strategy can provide the potential for current gains from option premiums, which may meaningfully reduce return volatility. The goal is to enhance the Fund’s risk-adjusted total returns relative to the returns of leading commodity market benchmarks over extended periods of time. In up markets, the portion of the Fund on which call options have been sold will forego potential appreciation in the value of the underlying contracts to the extent the price of those contracts exceeds the exercise price of options written plus the premium collected by writing the call options. In flat or sideways markets, the portion of the Fund on which call options have been sold will generate current gains from the premium collected by writing the call options. In down markets, the Fund will experience declines in the value of the underlying contracts to the extent that the amount of the decline in the value of the underlying contracts exceeds the option premium collected by writing the call options. There can be no assurance that the Fund’s options strategy will be successful. The Fund’s risk-adjusted returns over any particular period may be positive or negative. See “The Fund’s investments—Overview of investment strategy.”

Collateral Investments.    The Fund’s investments in commodity futures and forward contracts and options on commodity futures and forward contracts generally do not require significant outlays of principal. Approximately 25% of the

Fund’s assets are committed as initial and variation margin to secure the long futures and forward contract positions. These assets are placed in one or more commodity futures accounts maintained by the Fund at BCI and are held in cash or invested in U.S. Treasury bills and other direct or guaranteed debt obligations of the U.S. government maturing within less than one year at the time of investment. The remaining collateral (approximately 75%) is held in a separate collateral investment account managed by Nuveen Asset Management.

The Fund’s assets held in the Fund’s separate collateral account are invested in cash equivalents or short-term debt securities with final terms not exceeding one year at the time of investment. These collateral investments are rated at all times at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one nationally recognized statistical rating organization (“NRSRO”) or, if unrated, are judged by Nuveen Asset Management to be of comparable quality. These collateral investments consist primarily of direct and guaranteed obligations of the U.S. Government and senior obligations of U.S. Government agencies and may also include, among others, money market funds and bank money market accounts invested in U.S. Government securities as well as repurchase agreements collateralized with U.S. Government securities.

Leverage. The Fund has no current intention to utilize leverage (except for borrowings for temporary or emergency purposes, as explained in more detail under “The Funds investments” on page 34 and “Investment Policies of the Fund—Borrowings” on page 64). The Fund may not borrow in excess of 5% of its net assets. Borrowings by the Fund could cause tax-exempt investors to recognize unrelated business taxable income with respect to a portion of their income from the Fund. See “Federal income tax considerations—Tax-exempt organizations.”

Special Risk Considerations	An investment in the Fund involves special risk considerations, which are summarized below. The Fund may not be able to achieve its investment objective. A more extensive discussion of these risks appears beginning on page 22.

➢

The Fund commenced its investment activities on September 30, 2010 following the completion of its initial public offering. Therefore, there is limited performance history for the Fund to serve as a basis for you to evaluate an investment in the Fund. Before the Fund commenced operations, the manager had not previously operated a commodity pool. While the commodity subadvisor had previously managed assets pursuant to TAP®, it had never employed TAP PLUSSM when managing assets for outside clients before the Fund commenced operations.

➢	An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest.

➢

Investments in commodity futures and forward contracts and options on commodity futures and forward contracts have a high degree of price variability and are subject to rapid and substantial price changes. The Fund could incur significant losses on its commodity investments.

➢

The net asset value of each share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a share may be different from the net asset value of a share. The price difference may be due, in large part, to supply and demand forces at work in the secondary trading market for shares, which may be related to, but are not identical to, the forces influencing the prices of the commodity contracts and other instruments held by the Fund at any point in time.

➢	If the Fund experiences more losses than gains during the period you hold shares, you will experience a loss for the period even if the Fund’s historical performance is positive.

➢

There can be no assurance that the Fund’s options strategy will be successful. The Fund uses options on commodity futures and forward contracts to seek to enhance the Fund’s risk-adjusted total returns. The Fund may seek to protect its commodity futures and forward contracts positions in the event of a market decline in those positions by purchasing commodity put options that are out-of-the-money. The Fund’s use of options, however, may not provide any, or only partial, protection for modest market declines.

➢

As the writer of call options for which a premium is received, the Fund will forego the right to any appreciation in the value of each commodity futures or forward contract in its portfolio that effectively underlies a call option to the extent the value of the commodity futures or forward contract exceeds the exercise price of such option on or before the expiration date.

➢

The return performance of the Fund’s commodity futures and forward contracts may not parallel the performance of the commodities or indices that serve as the basis for the options bought or sold by the Fund; this basis risk may reduce the Fund’s overall returns.

➢

The investment decisions of the commodity subadvisor may be modified, and commodity contract positions held by the Fund may have to be liquidated at disadvantageous times or prices, to avoid exceeding regulatory “position limits,” potentially subjecting the Fund to substantial losses.

➢	The CFTC is evaluating changes to position limits for other commodities. Any such future changes could limit the Fund’s ability to implement its investment strategy.

➢	The Fund is subject to numerous conflicts of interest, including those that arise because:

—

The Fund’s commodity subadvisor, commodity brokers and their principals and affiliates may execute trades in commodity futures and forward contracts and options on commodity futures and forward contracts for their own account and accounts of other customers that may compete with orders placed for the Fund; commodity contract positions established for the benefit of the Fund may be aggregated with the positions held by the commodity subadvisor, its principals or affiliates for their own account and the accounts of other customers for the purposes of determining “position limits,” and there can be no assurance that the commodity subadvisor will choose to liquidate the Fund’s positions in a proportionate manner in the event of mandatory liquidation of positions held by the commodity subadvisor (or its principals or affiliates) to comply with position limits or for other reasons.

—	The manager has less of an incentive to replace the collateral subadvisor because it is an affiliate of the manager.

—	Each of the manager and the subadvisors resolve conflicts of interest as they arise based on its judgment and analysis of the particular issue. There are no formal procedures to resolve conflicts of interest, and as a result, the manager and/or the subadvisors could resolve a potential conflict in a manner that is not in the best interest of the Fund or its shareholders.

➢

The Fund currently expects that up to 30% of its net assets invested in commodity futures and forward contracts and options on commodity futures and forward contracts may be in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.

➢

Regardless of its investment performance, the Fund will incur fees and expenses, including brokerage and management fees. A management fee will be paid by the Fund even if the Fund experiences a net loss for the full year. To break even in one year on shares purchased in the offering, and assuming the Fund’s net assets (including the estimated net proceeds of the offering) generate annual interest income of 0.10%, the Fund must earn profits other than from interest income of 2.30%. For more information, see “Break-even analysis.”

➢

The Fund may need to liquidate some of its investments in order to make distributions, and such liquidation could be at times or on terms different than those the Fund would otherwise select, which could have an adverse effect on the Fund’s results.

➢

Unlike other Nuveen-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation thereunder nor afforded the protections of the 1940 Act. As such, the Fund’s board does not have the scope of authority mandated to a board under the 1940 Act. Based on the Fund’s structure, its (i) potential for the realization of the greatest gains and (ii) exposure to the largest risk of loss will always be from its commodity investments and options strategy.

➢

Shareholders have no rights to participate in the Fund’s management other than the right in certain circumstances to remove or replace the manager. The individual Trustees have very limited powers (specifically, to serve as the audit and nominating committees, and to terminate the manager for cause). The individual Trustees therefore do not have the control of the management and operation of the Fund that would be typical of the board of directors of a corporation. Therefore, Fund shareholders must rely on the judgment of the manager and the subadvisors to manage the Fund.

➢

The Fund’s shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

➢

In the event of deteriorating market conditions or other reasons, Nuveen Investments, Inc. (“Nuveen Investments”), NCAM, Nuveen Asset Management and Gresham may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover. Nuveen Investments is the parent company of Nuveen, NCAM and Nuveen Asset Management.

➢

The Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and Nuveen Asset Management, respectively) and their parent, Nuveen Investments. Nuveen Investments has a substantial amount of indebtedness. Nuveen Investments, through its own business or the financial support of its affiliates, may not be able to generate sufficient cash flow from operations or ensure that future borrowings will be available in an amount sufficient to enable it to pay its indebtedness, with scheduled maturities beginning in 2014, or to fund its other liquidity needs. For additional information on NCAM, Nuveen Asset Management and Nuveen Investments, see “Management of the Fund—Manager and Subadvisors—The Manager,” “—Collateral Subadvisor,” and “—Additional Information Related to NCAM, Nuveen Asset Management and Nuveen Investments.”

For additional risks, see “Risk factors.”

Trustees	Wilmington Trust Company, a Delaware banking corporation, is the Delaware Trustee of the Fund, and as such has very limited duties and liabilities to the Fund. The individual Trustees, all of whom are unaffiliated with the manager, will fulfill those functions required under the NYSE Amex listing standards and certain other functions as set forth in the Trust Agreement. The Trust Agreement vests in the manager all authority (other than the limited requirements of the individual Trustees to serve on Fund board committees) to operate the business of the Fund and to be responsible for the conduct of the Fund’s commodity affairs.

Manager and Subadvisors	Manager. Nuveen Commodities Asset Management, LLC, a Delaware limited liability company and wholly-owned subsidiary of Nuveen Investments organized on October 31, 2005, is the manager of the Fund and is responsible for determining the Fund’s overall investment strategy and its implementation, including:

➢	The selection and ongoing monitoring of the subadvisors;

➢	Assessment of performance and potential needs to modify strategy or change subadvisors;

➢	The management of the Fund’s business affairs; and

➢	The provision of certain clerical, bookkeeping and other administrative services.

The manager is registered with the CFTC as a commodity trading advisor (“CTA”) and a commodity pool operator (“CPO”) and is a member of the National Futures Association

(“NFA”). The manager has complete responsibility to ensure that the Fund complies with all obligations under the Commodity Exchange Act, as amended (“CEA”). Before the Fund commenced operations, the manager had no previous operating history or experience in operating a commodity pool. For more information regarding the manager’s operating experience with the Fund see “Fund performance record” on page 53.

Neither the Fund nor the manager has established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund.

The commodity subadvisor and the collateral subadvisor are sometimes together referred to herein as the “subadvisors.”

Commodity Subadvisor. Gresham Investment Management LLC, the commodity subadvisor, manages the Fund’s commodity investment strategy and the options strategy. Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc., formed in July 1992. Gresham is registered with the CFTC as a CTA and a CPO, is a member of the NFA and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser. As of March 31, 2011, Gresham had approximately $14.0 billion of client assets under management. Gresham’s senior portfolio management team has extensive investment experience trading commodities and have each been with Gresham and its predecessors for over 13 years.

Beginning in 1987, Dr. Henry Jarecki, the founder of Gresham, and Mr. Jonathan Spencer first managed the TAP® strategy in a proprietary family account. TAP® was first offered to outside clients beginning in September 2004, and Gresham continues to offer this investment strategy, among others, to outside clients.

Collateral Subadvisor.    Nuveen Asset Management, the collateral subadvisor, an affiliate of the manager and a wholly-owned indirect subsidiary of Nuveen Investments, invests the Fund’s collateral in short-term, high grade debt securities. The collateral subadvisor is registered with the SEC as an investment adviser. As of

March 31, 2011, Nuveen Asset Management had approximately $100 billion of assets under management.

Founded in 1898, Nuveen Investments and its affiliates had approximately $206 billion of assets under management as of March 31, 2011.

Nuveen Asset Management is a wholly-owned subsidiary of Nuveen Fund Advisors, Inc. (formerly named Nuveen Asset Management) formed on January 1, 2011. In connection with this restructuring, the investment personnel of Nuveen Fund Advisors, Inc. became employees of Nuveen Asset Management, and Nuveen Asset Management became the collateral subadvisor of the Fund. NCAM’s appointment of Nuveen Asset Management as the collateral subadvisor of the Fund has not resulted in any material changes in the nature or level of investment advisory services or administrative services provided to the Fund.

Fees. The Fund has agreed to pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Fund’s average daily net assets, with lower fee levels for assets that exceed $500 million. The manager has agreed to pay, out of the fee it receives from the Fund, a fee to each of the commodity subadvisor and the collateral subadvisor for subadvisory services at the rates listed on page 50 of this prospectus. For more information on fees and expenses, see “Management of the Fund—Management Fees.”

The address of Nuveen Commodities Asset Management, LLC is 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. Its telephone number is (312) 917-7700. Information about the Fund also can be obtained by calling (877) 827-5920.

Distributions

The Fund makes regular monthly distributions to its shareholders (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund. However, the Fund has the discretion to withhold distributions, which could have the effect of increasing its management fees. Among other factors, the Fund will seek to establish a distribution rate that roughly corresponds to NCAM’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. Each monthly distribution is not solely dependent on the amount of income earned or capital gains realized by the Fund, and such distributions may from time to time represent a return of capital and may require that the Fund liquidate investments. As market conditions and portfolio performance may change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders.

Because the Fund is classified as a partnership for tax purposes, shareholders are allocated their pro-rata share of the Fund’s income, gains, losses, deductions and credits for purposes of computing their tax liability. The Fund makes regular monthly distributions intended in part to provide shareholders with cash with which to fund potential tax liabilities on their proportionate share of income and gains earned by the Fund, although there can be no assurance that distributions for any period will correspond to such potential tax liabilities or share of income and gains for such period.

The Fund expects to receive substantially all of its current income and gains from the following sources:

➢	Realized and unrealized net capital gains (both short-term and long-term) from commodity futures and forward contracts;

➢	Realized and unrealized net capital gains (both short-term and long-term) from the options strategy; and

➢	Interest income and/or capital gains received on collateral invested in high quality short-term debt securities, government securities and cash equivalents.

For more information, see “Distributions.”

Transfer Agent, Registrar and Custodian	State Street Bank and Trust Company (“State Street”) serves as transfer agent and registrar for the Fund’s shares and custodian for the assets of the Fund. BCI, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

Break-Even Threshold	Assuming net assets of $292,867,258 (the Fund’s net assets as of March 31, 2011, $259,627,258, plus estimated net proceeds from this offering of $33,240,000), and assuming the Fund’s estimated net assets generate annual interest income of 0.10%, an investment of $2,500 must earn profits other than from interest income of $57.50 or 2.30% in order to “break-even” at the end of one year of the Fund’s operations. See “Break-even analysis.”

U.S. Federal Income Tax Aspects	Subject to the discussion below in “Federal Income Tax Considerations,” the Fund will be classified as a partnership for U.S. federal income tax purposes. Accordingly, the Fund will not incur U.S. federal income tax liability; rather, each owner of the Fund’s shares will be required to take into account his or her allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. Fund shareholders will receive an Internal Revenue Service (“IRS”) Form 1065, Schedule K-1, which reports their allocable portion of such tax items. For its first taxable year the Fund provided its shareholders with access to their 2010 Schedule K-1’s by the end of the first week of March, 2011. The Fund anticipates that for subsequent years shareholders will similarly have access to their Schedule K-1 by the end of the first week of March in the following year.

The Fund invests primarily in exchange listed futures and options that generally qualify as Section 1256 Contracts which generate gains (losses) that are characterized as 60% long-term capital gains (losses) and 40% short-term capital gains (losses).

Please refer to the “Federal Income Tax Considerations” section below for information on the potential U.S. federal income tax consequences of the purchase, ownership and disposition of shares.

Break-even analysis

The following “break-even” table indicates the approximate dollar amount and percentage the Fund must earn after one year for investors who purchase shares in this offering to offset the costs applicable to an investment of $2,500 (the minimum purchase in this offering, assuming an offering price of $25). In the table below, expenses are based on estimates during the first year of an investment in light of expenses incurred in the Fund’s operations since inception, and assume the Fund’s net assets are a constant $292,867,258, reflecting the Fund’s net assets as of March 31, 2011 of $259,627,258 and estimated net proceeds of the offering totaling $33,240,000. Estimated net proceeds are calculated by reducing the estimated $35,000,000 gross offering proceeds by the amount of the estimated underwriting commissions of $1,400,000 and the estimated offering expenses of $360,000. Expenses also assume the Fund’s leverage is equal to 0% of net assets. To break even from a purchase made in the offering, and assuming the Fund’s portfolio generates annual interest income of 0.10%, the Fund must earn profits other than from interest of 2.30% at the end of one year.

	Offering Purchases(1)
	Dollar Amount	Percentage
Underwriting Commissions	$1,400,000	0.48%
Manager’s Management Fee(2)	$3,660,841	1.24%
Brokerage Commissions and Fees(3)	$527,161	0.18%
Transaction Fees(4)	$146,434	0.05%
Offering Expenses(5)	$360,000	0.12%
Operating Expenses(6)	$977,216	0.33%

Total Fees	$7,071,652	2.40%
Interest Income(7)	$(292,867)	(0.10)%

12 Month Break-Even Value on estimated Fund assets of $294,627,258	$6,778,785	2.30%

12 Month Break-Even Value on a $2,500 Investment	$57.50

(1)	The expense amounts in connection with a minimum purchase of the Fund in this offering are calculated based on the net assets of the Fund as of March 31, 2011, after giving effect to the net proceeds of this offering ($292,867,258), with the exception of Underwriting Commissions and Offering Expenses, which are calculated based on the estimated gross offering size of $35,000,000. The percentages presented are calculated based on the gross assets of the Fund (the Fund’s net assets as of March 31, 2011 and estimated gross offering size, which totals $294,627,258). The Underwriting Commissions and Offering Expenses would represent 4.00% and 1.03%, respectively, of the total proceeds of this offering based on the estimated gross offering size, or 0.48% and 0.12%, respectively, of the gross assets of the Fund. If the Fund’s estimated gross offering size was $20 million or $50 million, the 12 Month Break-Even Value on a $2,500 purchase made in this offering would be, respectively, 2.13% and 2.45%.
(2)	The Fund pays the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Fund’s average daily net assets, which is assumed to be a constant $292,867,258 for the purposes of this table.
(3)

The dollar amounts shown are based on approximately 7,400 annual futures, forward and option contract transactions and an annual turnover rate of 725% (based on TAP® historical trading). Additionally, brokerage commissions for the Fund’s investments in both commodity futures and options contracts are approximately $5 per round turn. The total amount will vary based upon the

(footnotes continued on following page)

Break-even analysis

frequency of the Fund’s commodity investments, the specific commodity futures, forward and option contracts purchased (or sold), and the volatility of the commodity futures, forward and options markets.

(4)	Transaction fees on the Fund’s collateral investments will vary based upon the frequency of the Fund’s investments in short-term, high grade securities, the specific investments made, and the volatility of the fixed income markets.
(5)	The Fund pays the Offering Expenses incurred in relation to this offering. Based on an estimated gross offering size of $35,000,000, the Fund is expected to pay an estimated $360,000 in Offering Expenses.
(6)	The Fund will pay all of its Operating Expenses, including, but not limited to, transfer agent fees, custodial fees, fees and expenses of the individual trustees, resident Delaware trustee fees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing and mailing expenses and duplication costs.
(7)	Interest income for purposes of the break-even analysis currently is estimated to be earned at a rate of 0.10% based on the 3 month U.S. Treasury bill yield as of March 31, 2011. The interest earned on the Fund’s collateral investments in short-term, high grade debt securities may differ from the quoted Treasury bill rate.

See “Fees and expenses” at page 20.

Fees and expenses

The Fund pays fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s net assets. See “Management of the Fund—Management Fees.”

Type of Fee or Expense	Amount
Manager’s Management Fees	The Fund pays the manager a maximum amount equal to 1.25% of average daily net assets, payable on a monthly basis. The fees paid by the Fund to the manager are subject to various breakpoints, as set forth on page 50. A break point means that if the value of investments held by the Fund achieves a specified level, the Fund will be eligible to pay the manager a reduced fee on that portion of the assets above that level (the “break point”).

Brokerage Commissions and Fees	Brokerage commissions and transaction fees charged in connection with the Fund’s investment activity are estimated at 0.18% of net assets per year (includes markup and markdowns on fixed income trades, floor brokerage, NFA, exchange, clearing and give-up fees). On average, the total round-turn commission expected to be paid to the commodity broker is approximately $5.

Offering Expenses	The Fund will pay expenses incurred in connection with this offering, including, but not limited to, legal and accounting fees and expenses, printing fees, fees and expenses of the Trustees, and various exchange and regulatory registration fees and expenses. The manager currently estimates that the aggregate amount of such offering expenses will be approximately $360,000 based on an offering size of $35,000,000.

Operating Expenses	The Fund pays all of its routine operating, administrative and other ordinary expenses, including, but not limited to, transfer agent fees, fees and expenses of the Trustees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing and mailing expenses and duplication costs. The manager currently estimates that the Fund’s routine ongoing expenses will be approximately 0.33% of net assets per year based on the Fund’s estimated net assets (after giving effect to this offering) of $292,867,258.

Fees and expenses

Type of Fee or Expense	Amount
Extraordinary Fees and Expenses	The Fund will pay all of its extraordinary fees and expenses, if any. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

Reports to Shareholders

The manager will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. The Fund’s portfolio holdings are disclosed on its website at http://www.nuveen.com/commodityinvestments on each business day that the NYSE Amex is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings and the Fund’s net asset value (as of the previous day’s close) is made daily and includes, as applicable, the name and total value of each commodity investment and the total value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings are, in each case, determined in accordance with the Fund’s valuation policies. Fund shareholders will be provided with appropriate information to permit them (on a timely basis) to file U.S. federal and state income tax returns with respect to their shares. The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting the shareholder’s allocable portion of relevant tax items of the Fund. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal income tax considerations—U.S. shareholders—Tax reporting by the Fund.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the manager and subadvisors and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws or otherwise, the manager and the subadvisors undertake no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

Risk factors

Investing in the Fund’s shares involves a number of significant risks. Before you invest in the Fund’s shares, you should be aware of the various risks, including those described below. You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Fund’s financial statements and the related notes. Additional risks and uncertainties not presently known by the Fund or not presently deemed material by the Fund may also impair the Fund’s operations and performance. If any of the following events occur, the Fund’s performance could be materially and adversely affected. In such case, the Fund’s net asset value and the trading price of the Fund’s shares may decline and you may lose all or part of your investment.

An investment in the Fund involves a high degree of risk. You should not invest in shares unless you can afford to lose all of your investment.

Commodity Investment Strategy Risks

Your investment may lose value.    An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in the Fund’s shares represents an indirect investment in the commodity futures and forward contracts owned by the Fund, the prices of which can be volatile, particularly over short time periods. Investments in individual commodity futures and forward contracts historically have had a high degree of price variability and may be subject to rapid and substantial changes. The Fund could incur significant losses on its investments in those commodity futures and forward contracts, and the value of the Fund’s shares could fluctuate substantially. If the Fund experiences in the aggregate more losses than gains during the period you hold shares, you will experience a loss for the period even if the Fund’s historical performance is positive. Movements in commodity investment prices are outside of the Fund’s control and may not be anticipated by the commodity subadvisor. Price movements may be influenced by, among other things:

➢	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

➢	weather and climate conditions;

➢	changing supply and demand relationships;

➢	changes in international balances of payments and trade;

➢	U.S. and international rates of inflation;

➢	currency devaluations and revaluations;

➢	U.S. and international political and economic events;

➢	changes in interest and foreign currency/exchange rates;

➢	market liquidity; and

➢	changes in philosophies and emotions of market participants.

The changing interests of investors, hedgers and speculators in the commodity markets may influence whether futures prices are above or below the expected future spot price.    In order to induce investors or speculators to take the corresponding long side of a futures contract, commodity producers must be willing to sell futures contracts at prices that are below the present value of expected future spot prices. Conversely, if the predominant participants in the futures market are the ultimate purchasers of the

Risk factors

underlying commodity futures contracts in order to hedge against a rise in prices, then speculators should only take the short side of the futures contract if the futures price is greater than the present value of the expected future spot price of the commodity. This can have significant implications for the Fund when it is time to reinvest the proceeds from a maturing futures contract into a new futures contract. If the interests of investors, hedgers and speculators in futures markets have shifted such that commodity purchasers are the predominant participants in the market, the Fund will be constrained to reinvest at higher futures prices which could have a negative effect on the Fund’s returns.

Regulatory developments could significantly and adversely affect the Fund.    Commodity markets are subject to comprehensive statutes, regulations and margin requirements. The Commodity Futures Modernization Act of 2000 has created a new multi-tiered structure of exchanges in the U.S. subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this regulatory structure have only recently been finalized. Traditional futures exchanges, which are called designated contract markets, are subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Any of these actions, if taken, could adversely affect the returns of the Fund by limiting or precluding investment decisions the Fund might otherwise make. The regulation of commodity transactions in the U.S. is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse to the Fund.

Changing Regulatory Environment.    The CFTC has withdrawn relief previously granted to Gresham concerning position limits with respect to certain agricultural commodities (soybeans, corn and wheat) in which Gresham invests under TAP®. The effect of such withdrawal is that, beginning January 15, 2010, Gresham became subject to the same position limit rules as other investors. Gresham has taken steps to mitigate the potential risks associated with becoming subject to such limits (including expanding the number of exchanges on which it trades). In January 2011, the CFTC proposed rules pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that would impose position limits on futures and options contracts on certain agricultural and exempt commodities and on physical commodity swaps that are economically equivalent to such contracts, with the aim of addressing excessive speculation in the markets. Under the proposed rules, position limits would be set on the spot-month, single-month and all-months across different trading venues for contracts based on the same underlying commodity. The proposed position limits would be established in two phases: the first would be on spot-month contracts based on current exchange limits, while the second would be on non-spot-month contracts based on open interest levels as well as CFTC established limits on spot-months. Under the Dodd-Frank Act, the CFTC must establish such limits, which it has not yet done. If these rules as currently drafted are adopted, the full implementation of the Fund’s investment strategy could be negatively impacted.

Any deflation or reduced inflation may negatively affect the expected future spot price of underlying commodities.    Deflation or a reduced rate of inflation may result in a decrease in the future spot price of the underlying commodities, negatively affecting the Fund’s profitability and resulting in potential losses. In addition, reduced economic growth may lead to reduced demand for the underlying commodities and put downward pressure on the future spot prices, adversely affecting the Fund’s operations and profitability. Although the manager and the commodity subadvisor believe that the Fund’s options

Risk factors

strategy can provide the potential for current gains from option premiums, in up markets, the Fund will forego potential appreciation in the value of the underlying contracts to the extent the price of those contracts exceeds the exercise price of options written by the Fund plus the premium collected by writing the call options.

Options Strategy Risks

There can be no assurance that the Fund’s options strategy will be successful.    The Fund uses options on commodity futures and forward contracts to seek to enhance the Fund’s risk-adjusted total returns. The Fund may seek to protect its commodity futures and forward contracts positions in the event of a market decline in those positions by purchasing commodity put options that are out-of-the-money. The Fund’s use of options, however, may not provide any, or only partial, protection for modest market declines.

In addition, the return performance of the Fund’s commodity futures and forward contracts may not parallel the performance of the commodities or indices that serve as the basis for the options bought or sold by the Fund; this basis risk may reduce the Fund’s overall returns. Investing in options is volatile and requires an accurate assessment of the market and the underlying instrument. Factors such as increased or reduced volatility, limited dollar value traded and timing of placing and executing orders may preclude the Fund from achieving the desired results of the options strategy and could affect the Fund’s ability to generate income and gains and limit losses.

The Fund may forego price appreciation above the option exercise price on up to approximately 50% of its commodity futures and forward contracts as a result of writing out-of-the-money commodity call options.    The Fund will write commodity call options with terms up to one year that may be up to 20% out-of-the-money on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. The Fund currently expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. As the writer of a call option, the Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of the futures or forward contract over a fixed price on or before a certain date in the future. Accordingly, the Fund is effectively limiting its potential for appreciation to the amount the option is out-of-the-money during the term of the option on up to approximately 50% of the notional value of its portfolio invested in commodity futures and forward contract positions. As commodity prices change, an option that was out-of-the-money when written may subsequently become “in-the-money.”

The Fund may incur put premium costs without benefiting from its investment in commodity put options.    The Fund does not currently intend to purchase put options and therefore will not incur put premium costs. In the future, however, the Fund may purchase commodity put options on all or substantially all of the notional value of its commodity futures and forward contract positions. As a holder of a put option, the Fund, in exchange for payment of a premium, has the right to receive from the seller of the commodity put option, if the current price is lower than the exercise price, the difference between the put exercise price and the current price of the underlying commodity futures or forward contract on or before a specified date (in the case of “American-style” options, on or before the date of exercise or, in the case of “European-style” options, at the exercise date). If the price of the commodity futures or forward contract is greater than the exercise price of the put option upon expiration, then the Fund will have incurred the cost of the option but not have received any benefit from its purchase. In addition, because the Fund generally will purchase commodity put options that are substantially out-of-the-money, the Fund will not be protected against, and will bear the loss associated with, a market decline down to the exercise price of the option.

Risk factors

Risk that the Fund’s Shares May Trade at a Discount to Net Asset Value

There is a risk that the Fund’s shares may trade at prices other than the Fund’s net asset value per share.     The net asset value of each share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a share may be different from the net asset value of a share. The price difference may be due, in large part, to supply and demand forces at work in the secondary trading market for shares, which may be related to, but are not identical to, the forces influencing the prices of the commodity futures and forward contracts and other instruments held by the Fund at any point in time.

Risks Related to an Exchange Listing

The Exchange may halt trading in the shares which would adversely impact your ability to sell shares.    The Fund’s shares are listed on the NYSE Amex under the trading or “ticker” symbol CFD. Trading in shares may be halted due to market conditions or, in light of the NYSE Amex rules and procedures, for reasons that, in the view of the NYSE Amex, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the shares will continue to be met or will remain unchanged.

The lack of an active trading market for shares may result in losses on your investment at the time of disposition of your shares.    Although the Fund’s shares are listed on the NYSE Amex, there can be no guarantee that an active trading market for the shares will be maintained. If you need to sell your shares at a time when no active market for them exists, the price you receive for your shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

Commodity Subadvisor Risks

Gresham is using the TAP PLUSSM strategy for the Fund that differs from the TAP® strategy which has a longer historical performance record.    Gresham’s historical performance record (set forth under the caption “Gresham Performance Record”) reflects the use of TAP® and TAP PLUSSM. Before the Fund commenced operations, Gresham had not previously employed TAP PLUSSM (TAP® plus the options strategy) for the accounts of clients and, as a result, its historical performance record is not based on an investment approach that is identical to the investment approach used for the Fund. TAP PLUSSM is designed to enhance the Fund’s risk-adjusted total returns, which may have the effect of limiting the level of gains or losses that the Fund otherwise would achieve. Therefore, Gresham’s historical performance record for TAP® is not as relevant to investors in the Fund as it would be if Gresham were using only TAP® in investing for the Fund.

Past performance is no assurance of future results.    Gresham bases its investment decisions on three inputs: (i) systematic calculations of the values of global commodity production; (ii) total U.S. dollar trading volume on commodity futures and forwards exchanges and (iii) global import/export trade values. If Gresham were removed or replaced, any subsequent commodity subadvisor to the Fund might employ a different commodity investment strategy. Neither Gresham’s systematic methodology nor the investment methodology that may be used by any subsequent commodity subadvisors take into account unanticipated world events that may cause losses to the Fund. In any event, past performance does not assure future results.

Descriptions of the commodity subadvisor’s strategies may not be applicable in the future.    The commodity subadvisor or any subsequent commodity subadvisor may make material changes to the

Risk factors

investment strategy it uses in investing the Fund’s assets with the consent of the manager, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be accurate or useful. The manager does not anticipate that this will occur frequently, if at all. You will be informed of any changes to the commodity subadvisor’s strategy that the manager deems to be material; however, you may not be notified until after a change occurs. Non-material changes may be made by the commodity subadvisor or any subsequent commodity subadvisor without the manager’s consent. Such potential changes may nevertheless affect the Fund’s performance.

Speculative position limits and daily trading limits may reduce profitability and result in substantial losses.    The CFTC and U.S. commodities exchanges limit the amount of fluctuation permitted in futures contract prices during a single trading day by regulations referred to as “daily price fluctuation limits” or “daily trading limits.” Once the daily trading limit has been reached in a particular futures contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, thereby preventing prompt liquidation of futures positions and potentially disguising substantial losses the Fund may ultimately incur.

Separately, the CFTC and the U.S. commodities exchanges and certain non-U.S. exchanges have established limits referred to as “speculative position limits” or “accountability levels” on the maximum net long or short futures positions that any person may hold or control in contracts traded on such exchanges. All accounts owned or managed by commodity trading advisors, such as the commodity subadvisor, their principals and their affiliates are typically combined for speculative position limit purposes.

The commodity subadvisor may, in the future, reduce the size of positions that would otherwise be taken for the Fund or not trade in certain markets on behalf of the Fund in order to avoid exceeding such limits. Modification of trades that would otherwise be made by the Fund, if required, could adversely affect the Fund’s operations and profitability by increasing potential transaction costs. In addition, a violation of speculative position limits by the commodity subadvisor could lead to regulatory or self-regulatory action resulting in mandatory liquidation of certain positions held by the commodity subadvisor on behalf of its accounts. There can be no assurance that the commodity subadvisor will liquidate positions held on behalf of all the commodity subadvisor’s accounts, including the commodity subadvisor’s own accounts, in a proportionate manner. In the event the commodity subadvisor chooses to liquidate a disproportionate number of positions held on behalf of the Fund at unfavorable prices, the Fund may incur substantial losses.

The Fund may apply to the CFTC or to the relevant exchange, as appropriate, for relief from certain speculative position limits. If the Fund applies and is unable to obtain such relief, the Fund’s ability to reinvest income in additional commodities contracts and ability to implement its investment strategies may be limited to the extent these activities would cause the Fund to exceed applicable speculative position limits, limiting potential profitability.

Increased competition could reduce the profitability of the commodity subadvisor.    The commodity subadvisor believes that there has been, over time, an increase in interest in commodity investing. As Gresham’s capital under management increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as the commodity subadvisor, or otherwise alter historical trading patterns or affect the execution of trades, to the detriment of the Fund.

Risk factors

Other Risks of the Fund’s Investment Strategy

There may be a loss on investments in short-term debt securities.    When the Fund purchases a futures contract, the Fund is required to deposit with its futures commission merchant only a portion of the value of the contract. This deposit is known as “initial margin.” If and when the market moves against the position, the Fund is required to make additional deposits known as “variation margin.” The Fund invests its assets, other than the amount of margin required to be maintained by the Fund, in short-term, high grade debt securities. The value of these high grade debt securities generally moves inversely with movements in interest rates (declining as interest rates rise). The value of these high grade debt securities might also decline if the credit quality of the issuer deteriorates, or if the issuer defaults on its obligations. If the Fund is required to sell short-term debt securities before they mature when the value of the securities has declined, the Fund will realize a loss. This loss may adversely impact the price of the Fund’s shares.

Daily disclosure of portfolio holdings could allow replication of the Fund’s portfolio and could have a negative effect on the Fund’s holdings.    Because the Fund’s total portfolio holdings are disclosed on a daily basis, other investors may attempt to replicate the Fund’s portfolio or otherwise use the information in a manner that could have a negative effect on the Fund’s individual portfolio holdings and the Fund’s portfolio as a whole.

Certain of the Fund’s investments may become illiquid.    The Fund may not always be able to liquidate its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity investments.

Unexpected market illiquidity may cause losses to investors. The large stated value of the investments that the commodity subadvisor acquires for the Fund increases the risk of illiquidity by both making its investments more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

Any factor which would make it more difficult for the Fund to execute trades on a timely basis would be detrimental. The CFTC and commodity exchanges have authority in market emergencies to suspend or otherwise limit trading.

An investment in the Fund may not necessarily diversify an investor’s overall portfolio.    Historically, the investment performance of commodities has shown a low correlation to the performance of other asset classes such as equities and U.S. bonds. Low correlation means that there is a low statistical relationship between the performance of commodity investments, on the one hand, and equities and U.S. bonds, on the other hand. Because this historical negative correlation is low, the Fund cannot be expected to be automatically profitable during unfavorable periods in the stock or bond markets, or vice versa. If, during a particular period of time, the Fund’s performance moves in the same general direction as the other financial markets or the Fund does not perform successfully relative to overall commodity markets, you may obtain little or no diversification benefits during that period from an investment in the Fund’s shares. In such a case, the Fund may have no gains to offset your losses from such other investments, and you may suffer losses on your investment in the Fund at the same time losses on your other investments are increasing.

Because the Futures Contracts Have No Intrinsic Value, the Positive Performance of Your Investment Is Wholly Dependent Upon an Equal and Offsetting Loss.    Futures trading is a risk transfer economic

Risk factors

activity. For every gain there is an equal and offsetting loss rather than an opportunity to participate over time in general economic growth. Unlike most alternative investments, an investment in shares of the Fund does not involve acquiring any asset with intrinsic value. Overall stock and bond prices could rise significantly and the economy as a whole prosper while shares of the Fund trade unprofitably. See “General information—The Commodity Markets” in Part Two of this document for additional information.

Risk of Investing in Non-U.S. Markets

Investing in non-U.S. markets will expose the Fund to additional credit and regulatory risk.    The Fund currently expects that up to 30% of its net assets invested in commodity futures and forward contracts and options on commodity futures and forward contracts may be in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the SEC, CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Fund would have less legal and regulatory protection than it does when it invests domestically.

Investing through non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss on investments of the Fund in the affected international markets.

The Fund’s non-U.S. investments may be exposed to losses resulting from non-U.S. exchanges that are less developed or less reliable than U.S. exchanges.    Some non-U.S. commodity exchanges may be in a more developmental stage than U.S. exchanges, so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain contracts on foreign exchanges as do local traders, and the historical market data on which the commodity subadvisor bases its strategies may not be as reliable or accessible as it is in the U.S. All of these factors could adversely affect the performance of the Fund.

Regulatory and Operating Risks

The Fund is not a regulated investment company.    Unlike other Nuveen-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of investment company within the meaning of the 1940 Act. Accordingly, you do not have the protections afforded by that statute which, among other things, regulates the relationship between the investment company and its investment adviser and mandates certain authority to be held by the board of directors of an investment company.

The Fund has a limited operating history.    The Fund commenced its investment activities on September 30, 2010 following the completion of its initial public offering and has a limited operating history. Therefore, the Fund has limited performance history to serve as a basis for you to evaluate an investment in the Fund.

Manager and commodity subadvisor experience.    Before the Fund commenced operations, the manager had not previously operated a commodity pool or selected a commodity trading advisor. While the commodity subadvisor had previously managed assets pursuant to TAP®, it had never employed TAP PLUSSM when managing assets for clients before the Fund commenced operations. NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

Risk factors

Conflicts of interest could adversely affect the Fund.    There are conflicts of interest in the structure and operation of the Fund. The manager has sole authority to manage the Fund, and its interests may conflict with those of Fund shareholders. In addition, the collateral subadvisor is an affiliate of the manager. Neither the Fund, the manager, nor the subadvisors have established formal procedures to resolve potential conflicts of interest related to managing the investments and operations of the Fund. Each subadvisor may encounter conflicts between the interests of the Fund and its other clients. Each of the manager and the subadvisors resolve conflicts of interest as they arise based on its judgment and analysis of the particular issue. There are no formal procedures to resolve conflicts of interest and as a result, the manager and/or the subadvisors could resolve a potential conflict in a manner that is not in the best interest of the Fund or its shareholders. These conflicts are described in more detail under “Conflicts of Interest.”

Departure of key personnel could adversely affect the Fund.    In managing and directing the Fund’s day-to-day activities and affairs, the manager relies heavily on Gresham and in particular on Jonathan S. Spencer, Douglas J. Hepworth and Dr. Henry G. Jarecki. If any of those individuals were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the Fund’s management. In addition, should market conditions deteriorate or for other reasons, Nuveen Investments, NCAM, Nuveen Asset Management and Gresham may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover.

Reliance on affiliates of Nuveen Investments.    The Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and Nuveen Asset Management, respectively) and their parent Nuveen Investments. Nuveen has a substantial amount of indebtedness. Nuveen Investments, through its own business or the financial support of its affiliates, may not be able to generate sufficient cash flow from operations or ensure that future borrowings will be available in an amount sufficient to enable it to pay its indebtedness, with scheduled maturities beginning in 2014, or to fund its other liquidity needs. Nuveen’s failure to satisfy the terms of its indebtedness, including covenants therein, may generally have an adverse affect on the financial condition of Nuveen.

Shareholders have limited voting rights, and the individual Trustees have limited duties and powers, and neither will be able to affect management of the Fund regardless of performance.    Unlike the holder of capital stock in an investment company, Fund shareholders have limited voting rights or other means to control or affect the Fund’s business. In addition, the powers and duties of the individual Trustees are very limited. The individual Trustees’ sole powers are (i) to terminate for cause the manager of the Fund (which, under the Trust Agreement, will automatically cause the Fund to terminate and be liquidated if at the time there is not a remaining manager and shareholders have not voted to elect a replacement manager), and (ii) to serve as the audit committee and nominating committee of the Fund. The individual Trustees of the Fund, unlike the board of directors of an investment company, will not have the power to cause the Fund to change its investment objective or policies, effect changes to operations, approve the advisory fees of the manager or replace the manager or subadvisors. Rather, the power to determine the Fund’s policies and direct its operations is conferred on the manager. Thus, the Fund shareholders do not benefit from the protection of their interests afforded to registered investment companies under the 1940 Act through the existence of an independent board of directors with extensive powers to control the operations of the company. Therefore, the shareholders to a large extent are dependent on the abilities, judgment and good faith of the manager in exercising its wide-ranging powers over the Fund, limited solely by the implied covenant of good faith and fair dealing applicable to the manager in its relations with the Fund and its shareholders. If the manager voluntarily withdraws or is removed by a vote of shareholders and shareholders have not voted to elect a replacement manager, the Fund will terminate and will liquidate its assets.

Risk factors

The manager may not be removed as manager by Fund shareholders except upon approval by the affirmative vote of the holders of at least 50% of the outstanding shares (excluding shares owned by the manager and its affiliates), subject to the satisfaction of certain conditions. Any removal of the manager by Fund shareholders or by the individual Trustees (upon 90 days written notice and under certain limited circumstances) will result in the liquidation of the Fund if at the time there is not a remaining manager unless a successor manager is appointed as provided in the Trust Agreement.

Thus, it is extremely unlikely that Fund shareholders will be able to make any changes in the management of the Fund, even if performance is poor.

Fees and expenses are charged regardless of profitability and may result in depletion of assets.    The Fund pays brokerage commissions, over-the-counter dealer spreads, offering expenses, management fees and operating and extraordinary expenses, in all cases regardless of whether the Fund’s activities are profitable. To break even from a purchase made in this offering at the end of one year, and assuming the Fund’s estimated net assets, after giving effect to the estimated net proceeds of this offering, generate annual interest income of 0.10%, the Fund must earn profits other than from interest income of 2.30%. Consequently, the expenses of the Fund could, over time, result in significant losses to your investment therein, including the loss of all of your investments. You may not achieve profits, significant or otherwise. For a more detailed explanation see “Break-even analysis.”

The value of the shares may be adversely affected if the Fund is required to indemnify the individual Trustees or the manager.    Under the Trust Agreement, each of the individual Trustees and the manager has the right to be indemnified for any liability or expense it incurs absent actual fraud or willful misconduct. That means that the manager may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the individual Trustees. Any sale of that kind would reduce the net asset value of the Fund and the value of the shares.

The failure or bankruptcy of one of its clearing brokers could result in a substantial loss of Fund assets.    Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and their clearing organizations, if any, on which commodity interest contracts are traded.

The clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

An investment in the shares may be adversely affected by competition from other methods of investing in commodities.    The Fund competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the manager’s or commodity subadvisor’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the shares.

Risk factors

Commodity market volatility risk.    The commodity markets have experienced periods of extreme volatility since the latter half of 2007. General market uncertainty and consequent repricing risk have led to market imbalances of sellers and buyers, which in turn have resulted in significant reductions in values of a variety of commodities. Similar future market conditions may result in rapid and substantial valuation increases or decreases in the Fund’s holdings. In addition, volatility in the commodity and securities markets may directly and adversely affect the setting of distribution rates on the Fund’s shares.

The offering of shares has not been subject to independent review or review on your behalf.     Shareholders do not have legal counsel representing them in connection with the Fund. Accordingly, a shareholder should consult its legal, tax and financial advisers regarding the desirability of investing in the Fund. As previously noted, you cannot predict the expected results of this Fund from the performance history of other accounts managed by the commodity subadvisor.

Deregistration of the commodity pool operator and subadvisors could disrupt operations.    The manager and the commodity subadvisor are registered commodity pool operators and registered commodity trading advisors. If the CFTC were to terminate, suspend, revoke or not renew the manager’s registrations, the manager would be compelled to withdraw as the Fund’s manager. The shareholders would then determine whether to select a replacement manager or to dissolve the Fund. If the CFTC and/or the SEC were to terminate, suspend, revoke or not renew either of the subadvisor’s registrations, the manager would terminate the management agreement with that subadvisor. The manager could choose to appoint a new subadvisor or terminate the Fund. No action is currently pending or threatened against the manager, the commodity subadvisor or the collateral subadvisor.

The Fund’s distribution policy may change at any time.    Distributions paid by the Fund to its shareholders are derived from the current income and gains from the Fund’s portfolio investments and the options strategy, but to the extent such current income and gains are not sufficient to pay distributions, the Fund’s distributions may represent a return of capital. The total return generated by the Fund’s investments can vary widely over the short term and long term and the Fund may liquidate investments in order to make distributions. The timing and terms of any such liquidation could be disadvantageous to the Fund. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders.

Tax Risk

Your tax liability may exceed cash distributions.    You will be taxed on your share of the Fund’s taxable income and gain each year, regardless of whether you receive any cash distributions from the Fund. Your share of such income or gain, as well as the tax liability generated by such income or gain, may exceed the distributions you receive from the Fund for the year.

You could owe tax on your share of the Fund’s ordinary income despite overall losses.    Gain or loss on futures and forward contracts and options on futures and forward contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income is ordinary income. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Therefore, you may be required to pay tax on your allocable share of the Fund’s ordinary income, even though the Fund incurs overall losses.

Certain Fund expenses may be treated as miscellaneous itemized deductions rather than as deductible ordinary and necessary business expenses.    Certain expenses incurred by the Fund may be treated as

Risk factors

miscellaneous itemized deductions for federal income tax purposes, rather than as deductible ordinary and necessary business expenses, with the result that shareholders who are individuals, trusts, or estates may be subject to limitations on the deductibility of their allocable share of such expenses.

Tax-exempt investors may recognize unrelated business taxable income with respect to their investment in the Fund.    Persons that are otherwise exempt from federal tax may be allocated unrelated business taxable income as a result of their investment in the Fund. In particular, for charitable remainder trusts, investment in the Fund may not be appropriate.

Non-U.S. investors may face U.S. tax consequences.    Non-U.S. investors should consult their own tax advisors concerning the applicable foreign as well as the U.S. tax implications of an investment in the Fund. Non-U.S. investors may also be subject to special withholding tax provisions if they fail to furnish the Fund (or another appropriate person) with a timely and properly completed Form W-8BEN or other applicable form.

If the IRS treated the Fund as a corporation for tax purposes, it would adversely affect distributions to shareholders.    Based upon the continued accuracy of the representations of the manager, the Fund believes that under current law and regulations it will be classified as a partnership for federal income tax purposes. However, the Fund has not requested, nor will it request, any ruling from the IRS as to this status. In addition, you cannot be sure that those representations will continue to be accurate. If the IRS were to challenge the federal income tax status of the Fund, such a challenge could result in (i) an audit of each shareholder’s entire tax return and (ii) adjustments to items on that return that are unrelated to the ownership of shares. In addition, each shareholder would bear the cost of any expenses incurred in connection with an examination of its personal tax return.

If the Fund were taxable as a corporation for federal income tax purposes in any taxable year, its income, gains, losses and deductions would be reflected on its own tax return rather than being passed through (proportionately) to shareholders, and it would become subject to an entity-level income tax on its net income at corporate rates. This would adversely affect the Fund’s overall performance and ability to make distributions. In addition, some or all of the distributions made to shareholders, which would have been reduced as a result of the federal, state and local taxes paid by the Fund, would be classified as dividend income to the extent of the Fund’s current or accumulated tax basis earnings and profits.

Items of income, gain, deduction, loss and credit with respect to Fund shares could be reallocated if the IRS does not accept the conventions used by the Fund in allocating Fund tax items.    U.S. federal income tax rules applicable to partnerships are complex and often difficult to apply to widely held partnerships. The Fund will apply certain conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Fund shareholders in a manner that reflects shareholders’ share of Fund items, but these conventions may not be in full technical compliance with applicable tax requirements. It is possible that the IRS will successfully assert that the conventions used by the Fund to allocate income to the shareholders do not satisfy the technical requirements of the U.S. tax law and could require that items of income, gain, deduction, loss or credit be reallocated in a manner that adversely affects you.

The current treatment of long-term capital gains under current U.S. federal income tax law may be adversely affected in the future.    Under current law, long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15% through December 31, 2012. Absent further legislation, after December 31, 2012, the tax rate for non-corporate investors on long-term capital gains will increase to 20%. The treatment of long-term capital gains can be adversely affected by future changes in tax laws at any time.

Risk factors

Prospective shareholders are strongly urged to consult their own tax advisors and counsel with respect to the possible tax consequences to them of an investment in any shares. The tax consequences may differ in respect of different shareholders.

The Fund’s investments

The Fund’s investment objective is to generate higher risk-adjusted total return than leading commodity market benchmarks and passively managed commodity funds. In pursuing its investment objective, the Fund invests directly in a diversified portfolio of commodity futures and forward contracts to obtain broad exposure to all principal groups in the global commodity markets.

The Fund’s investment strategy has three elements:

➢	An actively managed portfolio of commodity futures and forward contracts utilizing TAP®;

➢	An options strategy designed to enhance risk-adjusted total return of the Fund’s commodity investments; and

➢	A collateral portfolio of cash equivalents and short-term, high grade debt securities.

In pursuing its options strategy, the Fund writes (sells) exchange-traded out-of-the-money commodity call options on individual futures and forward contracts. The Fund also may write options on baskets of commodities or on broad-based commodity indices, but currently does not expect to do so. The Fund currently does not expect to purchase commodity put options. In the future, however, the Fund may purchase out-of-the-money commodity put options, for protection against significant asset value declines, on an opportunistic basis. By utilizing this options strategy, the Fund believes that it may favorably reduce the potential volatility of returns from its commodity investment strategy and thereby generate an attractive risk-adjusted return. The Fund cannot assure you that it will achieve its investment objective. The Fund’s risk-adjusted return over any particular period may be positive or negative.

Comparisons of risk-adjusted total returns can be evaluated by means of a Sharpe ratio comparison. The Sharpe ratio is a statistical measure of the risk-adjusted return of a portfolio or strategy. The Sharpe ratio is equal to the excess return divided by the standard deviation (which is a measure of return volatility) which represents the return gained per unit of risk taken. The Sharpe ratio is most helpful when comparing strategies or indices with both different returns and different levels of risk. A higher Sharpe ratio is associated with superior risk-adjusted return performance, even though the investment with the higher Sharpe ratio may have lower absolute return than the comparative investment.

There are no provisions in the Trust Agreement or otherwise that limit the ability of the Fund to change its investment strategy (including the types of products in which the Fund may invest). The Fund has no current intention to utilize leverage (other than for borrowings for temporary or emergency purposes). Situations where the Fund might exercise this limited borrowing ability for temporary or emergency purposes may include, for example, events beyond the Fund’s control that temporarily limit or prevent the Fund from accessing its funds or investments through normal channels (such as a result of power outage affecting an entity holding Fund assets). The Fund may not borrow in excess of 5% of its net assets.

Overview of Investment Strategy

Commodity Investments.    The Fund invests substantially all of its assets in a diversified portfolio of commodity futures and forward contracts pursuant to TAP®, an actively managed, fully collateralized, long-only, rules-based commodity investment strategy. TAP® is designed to maintain consistent, fully collateralized exposure to commodities as an asset class. “Fully collateralized” means that the Fund maintains as collateral high grade debt securities in an aggregate amount corresponding to the full notional value of its commodity investments. “Long-only” means that all of the Fund’s commodity

The Fund’s investments

futures and forward contracts will be on a long basis, seeking to profit from potential increases in commodity prices and the Fund will not short any commodity futures and forward contracts, seeking to profit from declines in commodity prices. “Rules-based” means that the Fund will manage its commodity investments consistent with TAP program rules which specify minimum liquidity requirements for commodity contract trading and other parameters such as eligible commodity contracts, contract term, commodity weightings and annual and interim rebalancing of individual commodities and the TAP portfolio. See “Management of the Fund—Manager and Subadvisors—Gresham Investment Philosophy and Process,” and “—Commodity Investment Strategy (TAP®),” for additional information on TAP® .

The Fund makes commodity investments in the six principal commodity groups in the global commodities markets:

➢	energy;

➢	industrial metals;

➢	agriculturals;

➢	precious metals;

➢	foods and fibers; and

➢	livestock.

Eligible Contracts as of March 31, 2011.     If commodity futures and forward contracts and options on commodity futures and forward contracts are exchange listed, the Fund will, under normal circumstances, consider investment in contracts with sufficient liquidity as measured by dollar volume traded in those contracts. A list of futures and forward contracts and options on commodity futures and forward contracts that the Fund may invest in, the group they are associated with and the exchanges on which they currently trade with the greatest dollar value traded is set forth below:

Group	Commodity	Primary Exchange
Energy	Crude Oil	New York Mercantile Exchange/Intercontinental Exchange

	Gas Oil	Intercontinental Exchange
	Gasoline	New York Mercantile Exchange
	Heating Oil	New York Mercantile Exchange
	Natural Gas	New York Mercantile Exchange

Industrial Metals	Aluminum	London Metals Exchange
	Copper	London Metals Exchange/New York Commodities Exchange
	Lead	London Metals Exchange
	Nickel	London Metals Exchange
	Tin	London Metals Exchange
	Zinc	London Metals Exchange

Agriculturals	Corn	Chicago Board of Trade
	Oats	Chicago Board of Trade
	Soybeans	Chicago Board of Trade
	Soybean Meal	Chicago Board of Trade
	Soybean Oil	Chicago Board of Trade
	Wheat	Chicago Board of Trade/Kansas City Board of Trade

The Fund’s investments

Group	Commodity	Primary Exchange
Precious Metals	Gold	New York Commodities Exchange
	Silver	New York Commodities Exchange
	Palladium	New York Mercantile Exchange
	Platinum	New York Mercantile Exchange

Foods and Fibers	Cocoa	New York Board of Trade
	Coffee	New York Board of Trade/ London International Financial Futures Exchange
	Cotton	New York Board of Trade
	Lumber	Chicago Mercantile Exchange
	Milk	Chicago Mercantile Exchange
	Orange Juice	New York Board of Trade
	Sugar	New York Board of Trade

Livestock	Feeder Cattle	Chicago Mercantile Exchange
	Lean Hogs	Chicago Mercantile Exchange
	Live Cattle	Chicago Mercantile Exchange
	Pork Bellies	Chicago Mercantile Exchange

The table below presents the composition of the Fund’s TAP PLUSSM strategy and the DJ-UBSCI as of March 31, 2011. This table compares the composition of the Fund’s TAP PLUSSM investment strategy against that of the DJ-UBSCI, a leading commodity market benchmark.

		Composition
Commodity Group	Commodity	TAP PLUSSM	DJ-UBSCI
Energy	Crude Oil	23.75%	16.01%
	Heating Oil	5.21%	4.04%
	Natural Gas	4.05%	10.23%
	Unleaded Gas	3.50%	4.06%

		36.51%	34.34%

Industrial Metals	Aluminum	5.46%	4.98%
	Copper	9.05%	6.86%
	Nickel	1.93%	2.20%
	Zinc	1.43%	2.50%
	Lead	0.88%	0.00%

		18.75%	16.54%

Agriculturals	Corn	3.98%	7.35%
	Soybean	4.46%	7.36%
	Wheat	3.74%	4.08%
	Soybean Meal	1.75%	0.00%
	Soybean Oil	1.19%	2.75%

		15.12%	21.54%

The Fund’s investments

		Composition
Commodity Group	Commodity	TAP PLUSSM	DJ-UBSCI
Precious Metals	Gold	8.86%	10.04%
	Silver	3.13%	3.92%
	Platinum	0.96%	0.00%
	Palladium	0.41%	0.00%

		13.36%	13.96%

Foods and Fibers	Cotton	2.63%	2.59%
	Sugar	3.32%	2.73%
	Coffee	2.07%	2.44%
	Cocoa	0.76%	0.00%

		8.78%	7.76%

Livestock	Live Cattle	4.32%	3.48%
	Lean Hogs	2.11%	2.38%
	Feeder Cattle	1.05%	0.00%

		7.48%	5.86%

Total		100.00%	100.00%

The Fund also may invest in other commodity contracts that are presently, or may hereafter become, the subject of commodity futures trading. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity contracts in which the Fund may invest. The specific commodities in which the Fund invests, and the relative target weighting of those commodities, are determined annually by the commodity subadvisor. The target weights are expected to remain unchanged until the next annual determination. The Fund’s portfolio concentration in any single commodity or commodity group will be limited in an attempt to moderate volatility. The Fund currently intends to limit the target weightings of each commodity group such that no group’s target weighting may constitute more than 35% of TAP®, no two groups’ combined target weightings may constitute more than 60% of TAP® and no single commodity’s target weighting can constitute more than 70% of its group. Under normal market circumstances, the commodity subadvisor avoids exercising discretion between such annual determinations. However, the actual portfolio weights may vary during the year and may in certain circumstances be rebalanced subject to TAP® rule-based procedures. The commodity subadvisor may change the TAP® rules at year end and as a result may change the commodities it invests in. As an example, the commodity subadvisor changed the number of commodities held per group from three to four in 2007, which resulted in the addition of five commodities to the program: gasoline, orange juice, soybean meal, zinc, and palladium. These additions resulted in lower allocations to all of the remaining commodities. During temporary defensive periods or during adverse market circumstances, the Fund may deviate from its investment policies and objective.

Gresham believes that the relative performance of strategies that invest in exchange-traded commodity futures and forward contracts may be enhanced through active implementation. Generally, the Fund invests in short-term commodity futures and forward contracts with terms of one to three months, but it may invest in commodity contracts with terms of up to six months. Gresham regularly purchases and subsequently sells, i.e. “rolls,” individual commodity futures and forward contracts throughout the year so as to maintain a fully invested position. As the commodity contracts near their expiration dates, Gresham rolls them over into new contracts. Gresham seeks to add value compared with leading commodity market benchmarks and passively managed commodity funds by actively managing the

The Fund’s investments

implementation of the rolls of the commodity contracts. As a result, the roll dates, terms and contract prices selected by Gresham may vary based upon Gresham’s judgment of the relative value of different contract terms. Gresham’s active management approach is market-driven and opportunistic and is intended to minimize market impact and avoid market congestion during certain days of the trading month.

Because the nature of the Fund’s investments in commodity futures and forward contracts does not require significant outlays of principal, less than 25% of the Fund’s net assets are committed to establishing those positions. In addition, the Fund expects that, if put options are purchased in the future, no more than 5% of the Fund’s net assets would be used to purchase commodity put options at any one time and that option premiums generated by the sale of call options on commodity futures and forward contracts would be sufficient to cover the premiums paid for those put options.

Most of the commodity futures and options contracts acquired to facilitate implementing the investment strategy are exchange listed and generally qualify as “Section 1256 Contracts” for tax purposes. See “Federal income tax considerations.”

Options Strategy.    Pursuant to the options strategy, the Fund writes out-of-the-money call options on individual futures and forward contracts held by it, on baskets of commodities or on broad-based commodity indices, such as the DJ-UBSCI or the GSCI, whose prices are expected to closely correspond to at least a substantial portion of the commodity futures and forward contracts held by the Fund. A call option gives its owner (buyer) the right but not the obligation to buy the underlying futures contract at a particular price, known as the strike price, at any time between the purchase date and the expiration date of the option. The person who writes (sells) the option to the buyer is thus required to fulfill the contractual obligation (by selling the underlying futures contract to the buyer at the strike price) should the option be exercised. If the option is covered, the writer (seller) has an offsetting futures position. The Fund writes commodity call options that are U.S. exchange-traded and that are typically “American-style” (exerciseable at any time prior to expiration). The Fund also writes commodity call options that are non-U.S. exchange traded and that are typically “European-style” (exerciseable only at the time of expiration). The Fund may write commodity call options on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. The Fund currently expects to sell commodity call options on a continual basis on approximately 50% of the notional value of its commodity futures and forward contract positions. The Fund may write commodity call options with terms up to one year and with strike prices that may be up to 20% out-of-the-money. Generally, the Fund expects to write commodity call options with terms of one to three months. Subject to the foregoing limitations, the implementation of the options strategy is within Gresham’s discretion. Over extended periods of time, the term and out-of-the-moneyness of the commodity options may vary significantly. While generating option premiums for the Fund, the call options will cause the Fund to forgo the right to any appreciation above the exercise price of the call options on the percentage of the notional value of the Fund’s long commodity positions covered by the call options. The Fund’s risk-adjusted return over any particular period may be positive or negative. See also, “Management of the Fund—Manager and Subadvisors—Options Strategy.”

Collateral Investments.    The Fund’s investments in commodity futures and forward contracts and options on commodity futures and forward contracts generally do not require significant outlays of principal. Approximately 25% of the Fund’s assets are committed as initial and variation margin to secure the long futures and forward contract positions. These assets are placed in one or more commodity futures accounts maintained by the Fund at BCI and are held in cash or invested in U.S. Treasury bills and other direct or guaranteed debt obligations of the U.S. government maturing within

The Fund’s investments

less than one year at the time of investment. The remaining collateral (approximately 75%) is held in a separate collateral investment account managed by Nuveen Asset Management.

The Fund’s assets held in the Fund’s separate collateral account are invested in cash equivalents or short-term debt securities with final terms not exceeding one year at the time of investment. These collateral investments are rated at all times at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one NRSRO or, if unrated, are judged by Nuveen Asset Management to be of comparable quality. These collateral investments consist primarily of direct and guaranteed obligations of the U.S. Government and senior obligations of U.S. Government agencies and may also include, among others, money market funds and bank money market accounts invested in U.S. Government securities as well as repurchase agreements collateralized with U.S. Government securities.

Management of the Fund

The Fund

The Fund is a Delaware statutory trust organized on December 7, 2005. The Fund maintains its main business office at 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement, described under “Trust Agreement,” which grants full management control to the manager.

Trustees

Wilmington Trust Company (the “Delaware Trustee”), a Delaware banking corporation, is the Delaware Trustee of the Fund. The Delaware Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Delaware Trustee is unaffiliated with the manager. The Delaware Trustee’s duties and liabilities with respect to the offering of the shares and the Fund’s management are limited to its express obligations under the Trust Agreement. In particular, the Delaware Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings as required under the Delaware Statutory Trust Act, as amended (the “Delaware Statutory Trust Act”). The rights and duties of the Delaware Trustee, the individual Trustees, the manager and the shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Agreement. Except for the limited duties described herein and in the Trust Agreement that are exercised by the Delaware Trustee and the individual Trustees, all duties and responsibilities to manage the business and affairs of the Fund are vested in the manager pursuant to the Trust Agreement and Delaware Statutory Trust Act.

The individual Trustees, all of whom are unaffiliated with the manager, make up the audit committee and nominating committee of the Fund and meet the independent director requirements established by the NYSE Amex and the Sarbanes-Oxley Act of 2002, as amended. The individual Trustees serve as the board of the Fund. Each of the individual Trustees receives an annual retainer fee of $25,000 as well as reimbursement for travel and out-of-pocket expenses.

The persons listed below have been appointed by the manager as individual trustees of the Fund. The names of the individual trustees of the Fund, their principal occupations and other affiliations during the past five years, and other directorships they hold are set forth below. The individual trustees of the Fund are each directors or trustees, as the case may be, of 114 Nuveen-sponsored open-end funds (the “Nuveen Mutual Funds”) and 132 Nuveen-sponsored closed-end funds (collectively with the Nuveen Mutual Funds, the “Nuveen Funds”) as of May 2, 2011. The information listed below for each individual Trustee includes the experiences, qualifications, attributes and skills that led to the conclusion, as of the date of this document, that each individual Trustee should serve as a Trustee of the Fund.

Robert P. Bremner.    Mr. Bremner (age 70) has been a private investor and management consultant in Washington, D.C. since 1997. His biography of William McChesney Martin, Jr., a former chairman of the Federal Reserve Board, was published by Yale University Press in November 2004. From 1994 to 1997, he was a Senior Vice President at Samuels International Associates, an international consulting firm specializing in governmental policies, where he served in a part-time capacity. Previously, Mr. Bremner was a partner in the LBK Investors Partnership and was chairman and majority stockholder of ITC Investors Inc., both private investment firms. He currently serves on the Board and as Treasurer of the Humanities Council of Washington D.C. and also serves on the Board of the Independent Directors Council affiliated with the Investment Company Institute. From 1984 to 1996, Mr. Bremner was an independent Trustee of the Flagship Funds, a group of municipal open-end funds. He began his career at

Management of the Fund

the World Bank in Washington D.C. He graduated with a Bachelor of Science degree from Yale University and received his MBA from Harvard University.

David J. Kundert.    Mr. Kundert (age 68) retired in 2004 as Chairman of JPMorgan Fleming Asset Management, and as President and CEO of Banc One Investment Advisors Corporation, and as President of One Group Mutual Funds. Prior to the merger between Bank One Corporation and JPMorgan Chase and Co., he was Executive Vice President, Bank One Corporation and, since 1995, the Chairman and CEO, Banc One Investment Management Group. From 1988 to 1992, he was President and CEO of Bank One Wisconsin Trust Company. Currently, Mr. Kundert is a Director of the Northwestern Mutual Wealth Management Company. He started his career as an attorney for Northwestern Mutual Life Insurance Company. Mr. Kundert has served on the Board of Governors of the Investment Company Institute and he is currently a member of the Wisconsin Bar Association. He is on the Board of the Greater Milwaukee Foundation and chairs its Investment Committee. He received his Bachelor of Arts degree from Luther College, and his Juris Doctor from Valparaiso University.

William J. Schneider.    Mr. Schneider (age 66) is currently Chairman, formerly Senior Partner and Chief Operating Officer (retired, December 2004) of Miller-Valentine Partners Ltd., a real estate investment company. He is a Director and Past Chair of the Dayton Development Coalition. He was formerly a member of the Community Advisory Board of the National City Bank in Dayton as well as a former member of the Business Advisory Council of the Cleveland Federal Reserve Bank. Mr. Schneider is a member of the Business Advisory Council for the University of Dayton College of Business. Mr. Schneider was an independent Trustee of the Flagship Funds, a group of municipal open-end funds. He also served as Chair of the Miami Valley Hospital and as Chair of the Finance Committee of its parent holding company. Mr. Schneider has a Bachelor of Science in Community Planning from the University of Cincinnati and a Masters of Public Administration from the University of Dayton.

Carole E. Stone.    Ms. Stone (age 63) retired from the New York State Division of the Budget in 2004, having served as its Director for nearly five years and as Deputy Director from 1995 through 1999. Ms. Stone is currently on the Board of Directors of the Chicago Board Options Exchange, CBOE Holdings, Inc. and C2 Options Exchange, Incorporated. She has also served as the Chair of the New York Racing Association Oversight Board, as Chair of the Public Authorities Control Board and as a member of the Boards of Directors of several New York State public authorities. Ms. Stone has a Bachelor of Arts from Skidmore College in Business Administration.

Terence J. Toth.    Mr. Toth (age 51) is a Director, Legal & General Investment Management America, Inc. (since 2008) and a Managing Partner, Promus Capital (since 2008). From 2004 to 2007, he was Chief Executive Officer and President of Northern Trust Global Investments, and Executive Vice President of Quantitative Management & Securities Lending from 2000 to 2004. He also formerly served on the Board of the Northern Trust Mutual Funds from 2005 to 2007. He joined Northern Trust in 1994 after serving as Managing Director and Head of Global Securities Lending at Bankers Trust (1986 to 1994) and Head of Government Trading and Cash Collateral Investment at Northern Trust from 1982 to 1986. He currently serves on the Boards of the Goodman Theatre and Chicago Fellowship, and is Chairman of the Board of Catalyst Schools of Chicago. Mr. Toth graduated with a Bachelor of Science degree from the University of Illinois, and received his MBA from New York University. In 2005, he graduated from the CEO Perspectives Program at Northwestern University.

The board of the Fund has the right under limited circumstances to remove the manager of the Fund only for cause. “Cause” consists of a statutory disqualification of the manager under Sections 8a(2) or 8a(3) of the Commodity Exchange Act, as amended (“CEA”), suspension or revocation of the manager’s CPO

Management of the Fund

or CTA registrations or the bankruptcy, insolvency or receivership of the manager. See “Trust agreement—Authority of Individual Trustees.” The audit committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm engaged by the Fund. The nominating committee is responsible for appointing individual trustees in the event of any vacancy caused by death, resignation or removal and determining their compensation. Other than the responsibilities mandated by the NYSE Amex, the individual Trustees have limited authority and responsibilities, which are set forth under the Trust Agreement. The manager is vested with authority under the Trust Agreement to manage the affairs of the Fund and to assure compliance by the Fund with its responsibilities under the CEA.

Manager and Subadvisors

The Manager.    Nuveen Commodities Asset Management, LLC is the manager of the Fund, and is responsible for determining the Fund’s overall investment strategy and its implementation, including:

➢	the selection and ongoing monitoring of:

(a)	the commodity subadvisor, which invests the Fund’s assets pursuant to TAP PLUSSM; and

(b)	the collateral subadvisor, which invests the Fund’s collateral in short-term, high grade debt securities;

➢	assessment of performance and potential needs to modify strategy or change subadvisors;

➢	the management of the Fund’s business affairs; and

➢	the provision of certain clerical, bookkeeping and other administrative services for the Fund.

The manager may change, or temporarily deviate from, the Fund’s investment strategy and the manner in which the strategy is implemented if the manager determines that it is in the best interests of Fund shareholders to do so based on existing market conditions or otherwise. For instance, the manager could change or deviate from the Fund’s investment strategy or the manner in which it is implemented if, among other things, the manager determined to replace Gresham (in which case the Fund would no longer employ TAP® or TAP PLUSSM because TAP® and TAP PLUSSM are proprietary to Gresham), the commodity option markets experienced a lack of volatility or liquidity so that it was no longer in the best interest of the Fund and its shareholders for the Fund to employ the options strategy, or unforeseen circumstances arose that necessitated a change in the Fund’s strategy or its implementation.

For more information regarding the manager’s operating experience with the Fund see “Fund performance record” on page 53.

In addition, the manager has the rights and obligations with respect to the Fund as described under “Trust Agreement” starting on page 95.

The manager is a wholly-owned subsidiary of Nuveen Investments, Inc., a Delaware corporation. Founded in 1898, Nuveen Investments and its affiliates had approximately $206 billion of assets under management as of March 31, 2011. Nuveen Investments, Inc. is a listed principal of the manager.

The manager is registered with the CFTC as a CTA (effective date of registration January 4, 2006) and as a CPO (effective date of registration January 4, 2006) and is a member of the NFA. The manager has complete responsibility to ensure that the Fund complies with all obligations under the CEA. Before the Fund commenced operations, the manager had no operating history or experience in operating a commodity pool.

Gifford R. Zimmerman (age 54), Chief Administrative Officer and Chief Compliance Officer of NCAM since August 2006, is the principal executive officer of NCAM and supervises its overall business

Management of the Fund

activities. He also is responsible for adopting and implementing a compliance program and internal controls to ensure NCAM’s compliance with applicable regulatory requirements. Mr. Zimmerman has been with Nuveen since May 1988. He is a Managing Director (since January 2002), Assistant Secretary and Associate General Counsel of Nuveen. Prior thereto, Mr. Zimmerman was a Vice President and Assistant General Counsel of Nuveen. Mr. Zimmerman also serves as a Managing Director (since May 2002), Co-General Counsel (since January 2011) and Assistant Secretary of Nuveen Fund Advisors, Inc. and Managing Director (since 2004) and Assistant Secretary of Nuveen Investments, Inc. and Nuveen Asset Management, LLC (since January 2011). Mr. Zimmerman’s duties for all four of these entities have included serving since January 1997 as the manager of the sub-unit of the Nuveen Legal Department that handles legal aspects of the Nuveen Fund family, as well as participating in the oversight of Fund operations, in Fund governance matters, and in product development activities. Mr. Zimmerman is a Chartered Financial Analyst charterholder. Mr. Zimmerman was listed as a principal and registered as an associated person of the manager on August 30, 2006.

William Adams IV (age 55) is Managing Director of NCAM since April 2010. He is the head of product development, managing product design and development of financial products that provide exposure to commodities and monitoring trends that indicate the need for new commodity products and services. Mr. Adams is also Executive Vice President, Global Structured Products of Nuveen since December 1999 where he has been responsible for Nuveen’s closed-end fund business including the development and launch of new closed-end funds, and he is Co-President of Nuveen Fund Advisors, Inc. since January 2011. Prior thereto, Mr. Adams was Managing Director of Structured Investments effective September 1997 where he headed Nuveen’s closed-end fund and unit investment trust business units, and Vice President and Manager of Corporate Marketing effective August 1994 where he was responsible for the distribution of Nuveen’s investment products, including overseeing all sales and marketing activities. Mr. Adams was listed as a principal and registered as an associated person of the manager on May 7, 2010 and July 13, 2010, respectively.

Carl M. Katerndahl (age 47) is Managing Director of NCAM since May 2010. Mr. Katerndahl is the head of sales, identifying potential customers and financial intermediaries for distribution of NCAM’s commodity products and services. Mr. Katerndahl has also been Executive Vice President, Co-Head of Distribution for Nuveen since December 2007, where he has been responsible for all sales and client service, including key accounts for the firm. Mr. Katerndahl was Managing Director and Head of the Private Client Group for Nuveen since July 2002. Prior thereto, Mr. Katerndahl was a Managing Director and Head of Sales for NWQ, a registered investment adviser acquired by Nuveen in August 2002. Mr. Katerndahl was listed as a principal and registered as an associated person of the manager on June 18, 2010 and July 13, 2010, respectively.

Stephen D. Foy (age 56) is Chief Financial Officer of the manager since February 2010. Mr. Foy supervises the records and accounting systems of NCAM and the preparation of the Fund’s financial reports. Mr. Foy, a certified public accountant, is a Senior Vice President (since May 2010) and Funds Controller (since May 1998) of Nuveen. In his capacity as Funds Controller, Mr. Foy is responsible for overseeing the relationships and operations of the third party fund accountant and custodian for each of the registered investment companies sponsored by Nuveen. In addition, Mr. Foy is responsible for managing the fund administration activities of the funds including shareholder reporting and periodic regulatory filings, preparation of tax returns and performance of tax compliance, preparation of the fund expense budgets and maintenance of accrued expenses. Mr. Foy is also responsible for oversight of the accounting, custody and administration services provided by third parties to certain collective trusts and investment partnerships. Mr. Foy is responsible for maintaining the relationships with the independent accountants and the audit committee of the Boards of Directors/Trustees of the Nuveen family of funds.

Management of the Fund

He is also a Vice President (since May 2005) of Nuveen Fund Advisors, Inc. Mr. Foy was listed as a principal of the manager on May 19, 2010.

Commodity Subadvisor.    The manager has selected Gresham to manage the assets of the Fund invested pursuant to TAP PLUSSM (TAP® plus the options strategy). Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc. formed in July 1992. Gresham maintains its main business office at 67 Irving Place, 12th Floor, New York, NY 10003. Gresham is registered with the CFTC as a CTA (effective date of registration August 17, 1994) and as a CPO (effective date of registration August 17, 1994) and is a member of the NFA. Gresham also is registered with the SEC as an investment adviser. Gresham’s sole business activity is to render commodity investment advisory services and manage assets on behalf of its clients and in doing so it administers several commodity investment programs. Before the Fund commenced operations, Gresham had not previously employed TAP PLUSSM for the accounts of clients.

Gresham’s principals are Commodity Investment Fund LLC, The GIMI Trust II, Jonathan S. Spencer, Douglas J. Hepworth, Robert Reeves and Dr. Henry G. Jarecki. Jonathan S. Spencer, Douglas J. Hepworth and Susan Wager serve as the Fund’s portfolio managers with respect to the Fund’s commodity investments. Mr. Spencer and Mr. Hepworth are trading principals.

Jonathan Spencer (age 47), the President of Gresham since August 1995, has been listed with the CFTC as a principal and associated person of Gresham since August 17, 1994. Mr. Spencer supervises the overall trading and portfolio management of the Fund and all other TAP® accounts. Mr. Spencer is responsible for Gresham’s day-to-day operational and administrative matters, and he has managed TAP® since its inception in 1987. In December 1986, Mr. Spencer began working for The Falconwood Corporation, a family office that is affiliated with Gresham and that manages investments and affairs for the Jarecki family, and is currently a portfolio manager and an Executive Vice President of that office. Since June 1999, Mr. Spencer served as President of Enhanced Index Management, LLC, a Delaware limited liability company formed in March 1999 (“EIM”). EIM was formed to offer money management services, but has never actively engaged in that business. Additionally, Mr. Spencer was the President of KPQ Futures, a futures commission merchant, from September 1991 to July 1995, and Executive Vice President of Windham Futures Corporation (“Windham”) (formerly Brody, White & Company, Inc.), a futures commission merchant, from August 1995 to August 1996. Mr. Spencer received a Bachelor of Science Degree in Management Information Systems from the State University of New York at Buffalo in 1986.

Douglas Hepworth (age 51) has been Executive Vice President of Gresham since January 2004. He has been listed with the CFTC as a principal (since February 24, 2004) and associated person (since March 4, 2004) of Gresham. Mr. Hepworth coordinates the combination of the Fund’s TAP® and option overlay strategies, and is a portfolio manager of the Fund. Mr. Hepworth is the Director of Research for Gresham and a member of the Investment Policy Committee for TAP®. Mr. Hepworth re-joined The Falconwood Corporation in April 2000 as Director of Research and currently holds that title. He had previously worked for The Falconwood Corporation from June 1993 until June 1995. From August 1995 to March 2000, he worked for Millennium Partners, a multi-strategy hedge fund based in New York, as a trader and developer. Mr. Hepworth received his BA from Columbia College in 1982. He earned his Chartered Financial Analyst (CFA) charter in 1994.

Robert Reeves (age 59) is the Chief Financial Officer for Gresham, having held that position since July 2009. He has been listed as a principal of Gresham since August 31, 2009. Mr. Reeves supervises the reconciliation of all accounts at the Fund’s futures commission merchant. Before joining Gresham, Mr. Reeves had served since December 2002 as the Chief Financial Officer at FIMAT USA (now known

Management of the Fund

as Newedge USA), a broker-dealer and futures commission merchant subsidiary of Société Générale. Mr. Reeves graduated from Fairfield University with a Bachelor of Science in Accounting and is a certified public accountant.

Susan Wager (age 45) is Managing Director and Senior Trader for Gresham, having held that position since March 2005. Ms. Wager is the portfolio manager for the Fund’s options strategy. Ms. Wager is also responsible for managing Gresham’s TAP® strategies, including the proprietary trading of TAP PLUSSM. From March 2004 to March 2005, Ms. Wager was a Risk Management and Business Analyst for Millennium Partners, a hedge fund. Her responsibilities included detailed work with risk management and trading and alert systems, and she had extensive interaction with traders, risk management, operations and technology departments. From March 2002 to March 2004, Ms. Wager was an Equity Research Assistant with Citigroup Smith Barney/Bear Stearns, and was responsible for salesforce, institutional client and company interaction and service. Ms. Wager was a Commodity Options Trader from December 1998 to January 2001 at Fimat USA, Inc., a futures commission merchant, and conceptualized, implemented and coordinated all trading strategies while functioning as a market maker in COMEX exchange traded options. She also monitored and managed portfolio risks with regard to hedge, volatility and switch exposures. From November 1987 to November 1998, Ms. Wager held various positions at the Mocatta Corporation and the Falconwood Corporation/Brody White, including, Commodity Options Trader (conceptualized, implemented and coordinated all trading strategies while functioning as a market maker in NYMEX/COMEX exchange traded options), Arbitrage and Product Trader (quoted and traded precious metal spot, forwards, futures, EFPs, investor products and options), and Loan Financing Specialist (worked in precious metals loan financing program).

Randy Migdal (age 39) is Managing Director and Head Trader for Gresham, having held that position since June 2006. Mr. Migdal is the portfolio manager for accounts employing Gresham’s Near Term Active Implementation strategy including its Tangible Asset Program® (TAP®). From January 2003 to June 2006, Mr. Migdal was seconded to the Lehman Brothers Investment Management Division. His responsibilities included managing both the TAP® portfolio and the Risk Dispersing Portfolio, a long-only commodity futures asset allocation portfolio consisting of treasury bonds/notes, foreign stocks, domestic stocks, precious metals, tangible commodities and foreign currencies. Mr. Migdal also coordinated focus groups to assess managed futures opportunities for Lehman Brothers’ clients. He worked closely with senior management of the Lehman Brothers Investment Management Division to create a commodity fund-of-funds product to deliver to the retail and institutional community. From July 1995 to January 2003, Mr. Migdal was the Supervisor of Proprietary Trading for Gresham’s affiliate, The Falconwood Corporation, where his responsibilities included executing all trading activity for TAP® as well as a dynamic hedging portfolio designed to counteract or enhance assigned asset allocation positions as necessitated by current market conditions.

Henry Jarecki (age 78) has been the Chairman of Gresham since March 1994 as well as the head of the Investment Policy Committee for TAP®. He has been listed as a principal of Gresham since March 12, 2002. Dr. Jarecki is known in the precious metals business for his work with Mocatta & Goldsmid, bullion dealers to the Bank of England since 1671, and with Mocatta Metals Inc., a company he founded and later sold to Standard Chartered Bank. Dr. Jarecki was Chairman of Mocatta Metals Inc. from September 1973 to May 1989. Mocatta Metals Inc. was owner of Mocatta Trade Corporation, a futures commission merchant, from May 1979 to July 1986. In addition, Dr. Jarecki’s career has included senior management positions at international commodity futures trading and brokerage firms, Brody White & Co., Inc. and Brody White (UK) Ltd. (where he served as Chairman of both firms from May 1971 to August 1995), until their sale to the FIMAT arm of Societe Generale. Dr. Jarecki was the Chairman of MovieFone, Inc. from May 1994 until its sale to America Online in May 1999. Dr. Jarecki was a

Management of the Fund

Director of the NFA from December 1979 to January 1993 and served as a Director of the Commodity Exchange, Inc. from December 1970 to January 2002, the Chicago Board of Trade from December 1970 to January 1996, and the Futures Industry Association from December 1979 to January 1985. Dr. Jarecki has been an officer of The Falconwood Corporation (formerly known as The Mocatta Corporation) since he founded it in September 1976, and is the Chairman of that company. Dr. Jarecki was the Chairman of the Board of Windham from August 1995 until December 2001. Trusts for the benefit of Dr. Jarecki and his family were partners in Fixed Plus Assets Management, LP, an asset management firm, from July 1992 until December 2005. Dr. Jarecki was also a minority shareholder in Advanced Computer Strategies, Inc., a company formed to act as general partner of a commodity pool operator, from August 1991 to July 1992. He is a graduate of the University of Heidelberg and is a practicing physician.

For more information, including, the past performance of Gresham, see “Gresham performance record” on pages 55 through 59.

Gresham Investment Philosophy and Process.    Gresham pursues the Fund’s investment objective by utilizing an actively-managed, fully collateralized, long-only, rules-based commodity investment strategy and an options strategy (together referred to herein as TAP PLUSSM), each discussed below. Gresham believes that commodities as an asset class are often under-represented in the investment portfolios of individuals, and that maintaining consistent exposure to commodities may potentially add significant diversification benefits to an investor’s portfolio that is otherwise composed primarily of U.S equities and U.S. bonds.

Because the structure and operation of the commodity futures markets provide an opportunity for investors to potentially achieve positive total returns, Gresham believes that fully collateralized long commodity futures contracts offer investors the most direct access and exposure to commodities as an asset class. Over the long-term, Gresham believes fundamental, rules-based programs that invest in fully collateralized long commodity futures contracts offer the potential for positive total returns with low correlations to equity and debt markets. Gresham believes that such rules-based programs should (i) focus on fundamental, qualitative factors, including global production trends, trading volumes for commodity contracts, global import/export trade values, the volatility of futures contract prices and the liquidity of markets and (ii) create consistent exposure through a diversified portfolio of commodity contracts that may substantially reduce the volatility of returns compared with investments in individual commodities or small groups of commodities with limited diversification.

Gresham’s TAP PLUSSM strategy is systematic, rules-based in its design and actively-managed in its implementation. The Fund’s options strategy typically involves the sale of exchange-traded commodity call options on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that have sufficient option trading volume and liquidity. Although Gresham expects all of its commodity futures and forward contracts positions to have sufficient trading volume, in certain market environments the liquidity (as determined by the bid/ask spread) may be insufficient for trading in certain commodities. The Fund, at Gresham’s discretion, currently expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. Over time, decisions regarding the aggregate level of call option writing will depend upon several factors, including, among others, the relative value of the options and the overall volatility of the commodity markets. In determining the appropriate strike price (i.e., “out-of-the-moneyness”) for each commodity option position, Gresham relies upon momentum strategies that have been developed using its research methods and commodity market experience. The momentum strategies include a short-term (daily) trending strategy which is based on exponential

Management of the Fund

moving averages and a medium-term (monthly) trending strategy which is based on historical commodity returns. Combining the daily and monthly input from the momentum strategies, Gresham is able to determine what it believes to be the appropriate out-of-the-moneyness for each commodity ranging from 0 to 20% out-of-the-money. The Fund’s risk-adjusted return over any particular period may be positive or negative.

Commodity Investment Strategy (TAP®).    So long as Gresham is the commodity subadvisor, the Fund’s assets will be actively managed using a fully collateralized, long-only, rules-based commodity investment strategy known as TAP® that invests in a diversified basket of commodity futures and forward contracts with an aggregate notional value substantially equal to the net assets of the Fund. TAP® is designed to maintain a consistent exposure to commodities as an asset class and does not require the existence of price trends in order to be successful. Commodities as an asset class have traditionally provided diversification benefits to equity and fixed income portfolios.

In order to be eligible for inclusion in TAP®, futures and forward contracts must be denominated in U.S. dollars and have annual trading volumes in excess of 300,000 contracts. TAP® currently requires investment in futures or forward contracts for commodities in each of the energy, industrial metals, livestock, agriculturals, foods and fibers and precious metals commodity groups. Commodity group weightings and individual commodity weightings are chosen by a process that blends global commodity production value, total U.S. dollar trading volume on commodity futures and forwards exchanges and global trade value. The Fund currently intends that this process will constrain the weightings of each commodity group such that no group’s target weighting may constitute more than 35% of TAP®, no two groups’ combined target weightings may constitute more than 60% of TAP® and no single commodity’s target weighting can constitute more than 70% of its group. In addition, each commodity may be rebalanced to its target weighting if its actual weighting deviates from its target substantially (currently, by more than 10%) and if the commodity passes an additional statistical test which measures if a commodity return is found to be mean reverting according to proprietary mathematical models utilized by the subadvisor (i.e., commodities with trending return series may not be rebalanced). Pursuant to the sub-advisory agreement among the Fund, NCAM and Gresham, the Fund’s guidelines governing diversification, concentration and portfolio rebalancing of the Fund’s investments in individual commodities and commodity groups may not be changed materially without the prior approval of NCAM.

Gresham believes that the relative performance of strategies that invest in exchange-traded commodity futures and forward contracts may be enhanced through active implementation. Generally, the Fund invests in short-term commodity futures and forward contracts with terms of one to three months, but it may invest in commodity contracts with terms of up to six months. Gresham regularly purchases and subsequently sells, i.e. “rolls,” individual commodity futures and forward contracts throughout the year so as to maintain a fully invested position. As the commodity contracts near their expiration dates, Gresham will roll them over into new contracts. Gresham seeks to add value compared with leading commodity market benchmarks and passively managed commodity funds by actively managing the implementation of the rolls of the commodity contracts. As a result, the roll dates, terms and contract prices selected by Gresham may vary based upon Gresham’s judgment of the relative value of different contract terms. Gresham’s active management approach is market-driven and opportunistic and is intended to minimize market impact and avoid market congestion during certain days of the trading month.

Commodity indices publish and employ transparent futures rolling conventions. Leading commodity market benchmarks including the DJ-UBSCI and the GSCI track hypothetical investments in a basket of commodity futures contracts in which expiring contracts are rolled forward to the next set of

Management of the Fund

corresponding nearby commodity futures contracts. Both commodity indices have futures rolling conventions with rolls implemented on a fixed schedule from the fifth through ninth business days of every month. Such index transparency, combined with high turnover, may result in these business days being particularly inopportune days to trade. When passively managed commodity funds linked to commodity indices roll their futures contracts, imbalances of supply and demand may create market opportunities for active managers. Gresham is not restricted to rolling its commodity contracts on predetermined business days. Gresham may elect to roll contracts on dates other than those on which the indices generally roll to seek to benefit from more attractive pricing on those alternative dates. If Gresham rolls contracts on the same day as the indices, it may trade intra-day based on its assessment of liquidity levels and price activity in the market.

To make commodities futures investing comparable to typical unleveraged positions in equities and bonds, the futures need to be fully collateralized (typically, futures contracts have margin requirements that are 10% or less of the face value of the contract). In a fully collateralized futures purchase, the total return on commodity futures is composed of the price, roll, and collateral return. The price return reflects the movement in the spot price of the commodities; roll return measures the returns from investing in nearby futures contracts and rolling them over into the next nearby contract shortly prior to their expiration; and the portion of the collateral posted with the futures commission merchant as margin will return the 90-Day Treasury Bill rate. The balance of the collateral is managed by the collateral subadvisor for additional income through short-term, high grade debt securities having maturities of up to one year.

Options Strategy.     TAP® and the Fund’s options strategy are together referred to as TAP PLUSSM. The Fund, at Gresham’s discretion, writes (sells) exchange-traded commodity call options on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. The Fund currently expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. NCAM and the commodity subadvisor believe that the options strategy can provide the potential for current gains from option premiums, which may reduce the volatility of the Fund’s returns. The goal is to enhance the Fund’s risk-adjusted total returns relative to the returns of leading commodity market benchmarks over extended periods of time. In up markets, the portion of the Fund on which call options have been sold will forego potential appreciation in the value of the underlying contracts to the extent the price of those contracts exceeds the exercise price of options written plus the premium collected by writing the call options. In flat or sideways markets, the portion of the Fund on which call options have been sold will generate current gains from the premium collected by writing the call options. In down markets, the Fund will experience declines in value of the underlying contracts to the extent that the amount of the decline in the value of the underlying contracts exceeds the option premium collected by writing the call options. The Fund cannot assure investors that it will achieve its investment objective nor can the Fund assure investors that the options strategy will be successful. The Fund’s risk-adjusted return over any particular period may be positive or negative.

The Fund writes (sells) near term, out-of-the-money call options on individual futures and forward contracts held by it, on baskets of commodities or on broad based commodity indices, such as the DJ-UBSCI or the GSCI, whose prices are expected to closely correspond to those of at least a substantial portion of the commodity futures and forward contracts held by the Fund. The Fund writes commodity call options that are U.S. exchange-traded and that are “American-style.” The Fund also writes commodity call options that are non-U.S. exchange-traded and that are “European-style.” The Fund may write commodity call options that may be up to 20% out-of-the-money and may have terms of up to

Management of the Fund

one year. Generally, the Fund expects to write short-term commodity call options with terms of one to three months. As the writer of the call option, the Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of the futures or forward contract above a fixed price (the exercise price) on or before a certain date in the future. If, on or before the expiration of the call option, the purchaser exercises the call option, the Fund will be obligated to sell the futures or forward contract to the purchaser of the call at the option exercise price and will likely replace the futures or forward contract at a price that might be significantly higher.

Assuming that the changes in the value of the commodity investments underlying the value of the Fund’s call options will approximate the changes in the value of the Fund’s commodity futures and forward contracts (which cannot be assured), the combination of the Fund’s commodity investment strategy and the writing of out-of-the-money commodity call options will result in the Fund:

➢	effectively retaining all of the appreciation, if any, as to approximately 50% of its commodity futures and forward contracts, on which call options have not been sold, and

➢	effectively retaining up to approximately 20% of the appreciation, if any, as to the other approximately 50% of its commodity futures and forward contracts on which call options have been sold.

Regardless of the price performance of the commodity futures or forward contract, the Fund will retain the net option premiums received by the Fund.

The Fund does not currently expect to purchase commodity put options. In the future, however, the Fund may purchase put options on broad-based commodity indices, such as the DJ-UBSCI or the GSCI, or on custom indices, whose prices are expected to closely correspond to at least a substantial portion of the long commodity futures and forward contracts held by the Fund. The Fund may also purchase put options on baskets of commodities and on individual futures and forward contracts held by it. The Fund may purchase substantially out-of-the-money commodity put options on an opportunistic basis on all or substantially all of the notional value of its commodity futures and forward positions in order to seek protection against significant declines in the net asset value of the Fund’s shares due to declines in the Fund’s commodity investments. The commodity put options will generally have terms of approximately one year, but may have terms of up to three years. The Fund may purchase OTC commodity put options and non-U.S. exchange-traded put options that are typically “European-style.” As a holder of a commodity put option, the Fund, in exchange for payment of a premium, has the right to receive from the seller of the commodity put option, if the current price is lower than the put exercise price, the difference between the put exercise price and the current price of the underlying commodity futures or forward contract on or before a specified date. Because the put options purchased by the Fund will be out-of-the-money, the Fund’s portfolio will not be fully protected against, and will bear the loss associated with, a market decline down to the exercise price of the option.

Collateral Subadvisor.    The manager has selected Nuveen Asset Management to invest the Fund’s collateral in short-term, high grade debt securities. Nuveen Asset Management, LLC, 333 West Wacker Drive, Suite 3300, Chicago, Illinois, 60606, a registered investment adviser, is an indirect wholly owned subsidiary of Nuveen Investments. Founded in 1898, Nuveen Investments and its affiliates had approximately $206 billion in assets under management as of March 31, 2011, of which approximately $100 billion was managed by Nuveen Asset Management. The Fund’s collateral will be invested in short-term, high grade debt securities, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, and corporate obligations. Such securities are common investments for Nuveen Asset Management in several of its investment strategies.

Management of the Fund

Mr. Douglas M. Baker (age 36) is a Senior Vice President and Portfolio Manager for Nuveen Asset Management. Mr. Baker joined Nuveen Asset Management in March 2006 as a Vice President and Derivatives Analyst. Mr. Baker’s responsibilities include portfolio management duties for the Nuveen Preferred Securities Fund, as well as separately managed account strategies. In addition, Mr. Baker manages the derivative overlay program for Nuveen Asset Management which includes, among other things, negotiating derivatives documentation, constructing derivative strategies for Nuveen Asset Management portfolio managers, and executing exchange-traded and over-the-counter derivative-related trades. Prior to joining Nuveen Asset Management, Mr. Baker spent three years at Lehman Brothers in institutional fixed income and derivatives sales, and prior thereto, he spent approximately five years at Bank of America in corporate and commercial banking. Mr. Baker earned his BS in finance with honors from the University of Illinois and his MBA in finance and economics with honors from the University of Chicago Graduate School of Business.

Nuveen Asset Management Investment Strategy and Process.    The collateral subadvisor invests the Fund’s collateral not otherwise held in a margin account by the commodity broker using a short-term, near-cash, fixed-income strategy. The collateral subadvisor emphasizes current income, liquidity and preservation of capital. As a result, the Fund maintains significant collateral that is invested in short-term debt securities with maturities up to one year that, at the time of investment, are of high grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities and corporate obligations. A debt instrument is considered of high grade quality if it is rated AA or better by at least one of the NRSROs that rate such instrument (even if rated lower by another), or it is unrated by any NRSRO but judged to be of comparable quality by Nuveen Asset Management.

Management Fees

The Fund has agreed to pay an annual fee based on its average daily net assets, for the services and facilities provided by the manager, payable on a monthly basis, according to the following schedule:

Average Daily Net Assets	Management Fee
Up to $500 million	1.250%
$500 million to $1 billion	1.225%
$1 billion to $1.5 billion	1.200%
$1.5 billion to $2 billion	1.175%
$2 billion and over	1.150%

Pursuant to an agreement among the manager, the Fund and the commodity subadvisor, the commodity subadvisor receives from the manager a fee of 0.35% based on the Fund’s average daily net assets, payable on a monthly basis.

Pursuant to an agreement among the manager, the Fund and the collateral subadvisor, the collateral subadvisor receives from the manager a fee based on the Fund’s average daily net assets, payable on a monthly basis as follows:

Average Daily Net Assets	Management Fee
Up to $500 million	0.3000%
$500 million to $1 billion	0.2875%
$1 billion to $1.5 billion	0.2750%
$1.5 billion to $2 billion	0.2625%
$2 billion and over	0.2500%

Management of the Fund

“Average daily net assets” means the total assets of the Fund, minus the sum of its accrued liabilities.

In addition to the fee of the manager, the Fund pays all other costs and expenses of its operations, including custody fees, transfer agent expenses, legal fees, expenses of independent auditors, expenses of preparing, printing and distributing reports, notices, information statements, proxy statements, reports to governmental agencies, and taxes, if any.

The agreements with each of the subadvisors may be terminated at any time, without penalty, by either the manager or a subadvisor upon 120 days written notice. Also, the agreement with the commodity subadvisor can be terminated by the commodity subadvisor in certain circumstances on 90 days notice. Each of the agreements provides that the subadvisor will not be liable to the Fund in connection with the performance of its duties, and the Fund will indemnify the subadvisor for losses and costs arising out of its status as a subadvisor to the Fund if the subadvisor acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Fund, except, in each case, for a loss resulting from the subadvisor’s willful misfeasance, bad faith or gross negligence or reckless disregard of its duties and obligations under the agreement. The subadvisor will indemnify the Fund and the manager for losses and costs attributable to such willful misfeasance, bad faith or gross negligence or reckless disregard.

If the manager determines it is in the best interests of shareholders to select additional CTAs or replace a subadvisor, the manager will consider certain information with respect to each new CTA, including the following:

➢	general information including the identity of its affiliates and key personnel;

➢	investment strategy and risk management of the CTA;

➢	the CTA’s financial condition;

➢	relevant performance history and the quality of services provided;

➢	fees and expenses; and

➢	capacity to take on new business.

None of the foregoing agreements, or any extensions or replacements of such agreements, are subject to the approval of the Fund’s Trustees or shareholders. As a result, the manager may amend, extend or replace any such agreement in its sole discretion, and therefore may increase the fees of the manager and either subadvisor without any Trustee or shareholder approval.

Regulatory and Litigation

Nuveen Fund Advisors, Inc. (formerly known as Nuveen Asset Management1), the direct parent of Nuveen Asset Management, has been named as a defendant in a consolidated amended putative shareholder derivative action complaint captioned Martin Safier, et al. v. Nuveen Asset Management, et al., which was filed in the Circuit Court of Cook County, Illinois, Chancery Division on February 18, 2011 (the “Complaint”). The Complaint was filed on behalf of purported common shareholders of a number of Nuveen Investments sponsored closed-end investment companies (“CEFs”) and also names as defendants current and former officers and a trustee of each of the CEFs (collectively, the “Defendants”). The filing of the Complaint followed the receipt of demand letters by most of the CEFs that contained allegations that the Defendants, among others, had breached their fiduciary duties by favoring the interests of holders of the CEF’s auction rate preferred securities (“ARPS”) over those of its common shareholders in connection with each CEF’s ARPS refinancing and/or redemption activities and demanded that each CEF take action to remedy those alleged breaches. In response to the demand letters,

Management of the Fund

each CEF’s Board of Trustees established a Demand Committee of certain of its disinterested and independent members to investigate the claims. The Demand Committee retained independent counsel to assist it in conducting its investigation. Based upon its investigation, the Demand Committee found that it was not in the best interests of each CEF or its shareholders to take the actions suggested in the demand letters, and recommended that the full Board reject the demands made in the demand letters. After reviewing the findings and recommendation of the Demand Committee, the full Board of each CEF unanimously adopted the Demand Committee’s recommendation. The Complaint contains the same basic allegations contained in the demand letters. Nuveen Fund Advisors, Inc. believes that the Complaint is without merit and intends to defend vigorously against these charges.

In March 2011, four additional CEFs each received a demand letter from a law firm on behalf of purported holders of the funds’ common shares. Each letter contains substantially the same allegations stated in the demand letters described above. In response to these demand letters, the previously formed Demand Committee, with the assistance of independent counsel, conducted an investigation in the same manner described above. Based on its investigation, the Demand Committee found that it was not in the best interest of each fund or its shareholders to take the actions suggested in the demand letters and recommended that the full Board reject the demands made in the demand letters. After reviewing the findings and recommendation of the Demand Committee, the full Board of each fund unanimously adopted the Demand Committee’s recommendation.

1.	As of January 1, 2011, the business formerly known as Nuveen Asset Management changed its name to Nuveen Fund Advisors, Inc. and formed a new wholly-owned subsidiary, Nuveen Asset Management, LLC, which is the Fund’s collateral subadvisor. In connection with this restructuring, the investment personnel of Nuveen Asset Management became employees of Nuveen Asset Management, LLC, and Nuveen Asset Management, LLC became the collateral subadvisor of the Fund. NCAM’s appointment of Nuveen Asset Management, LLC as the collateral subadvisor of the Fund has not resulted in any material changes in the nature or level of investment advisory services or administrative services provided to the Fund.

Fund performance record

The performance capsule and rates of return table below for the Fund reflect performance from the Fund’s initial public offering on September 27, 2010 through April 30, 2011.

Performance Capsule for the Nuveen Diversified Commodity Fund

Data as of April 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CPO:	Nuveen Commodities Asset Management, LLC
Name of Commodity Subadvisor:	Gresham Investment Management LLC
Name of Collateral Subadvisor:	Nuveen Asset Management LLC
Name of Commodity Pool:	Nuveen Diversified Commodity Fund
Type of Pool	Publicly Offered
Inception of Trading:	September 30, 2010
Initial Aggregate Gross Capital Contributions(1):	$231.7 million
Current Net Asset Value:	$265.7 million
Largest Monthly Draw-Down(2),(4):	-4.72% (September 2010)
Worst Peak-to-Valley Draw-Down(3),(4):	-4.72% (September 2010)

Notes to the Performance Capsule:

(1)	Initial aggregate gross capital contributions represent offering proceeds from the Fund’s initial public offering before deduction of underwriting discounts and offering expenses, and reflect initial issuance of 8,550,000 shares as well as the issuance of an additional 716,000 shares pursuant to the underwriters’ over-allotment option.
(2)	Largest monthly draw-down represents the Fund’s largest negative monthly return on net asset value for any calendar month since its initial public offering. The amount shown represents the period from Fund’s September 27, 2010 initial public offering through September 30, 2010.
(3)	Peak-to-valley draw-down represents the Fund’s largest cumulative compounded negative monthly return on net asset value over any period of successive negative monthly returns on net asset value. Amount shown represents the period from the Fund’s September 27, 2010 initial public offering through the Fund’s September 30, 2010 inception of portfolio trading activities.
(4)	The draw down also reflects the underwriting discounts and commissions charged to the Fund in September 2010 in connection with the initial public offering.

Fund performance record

Rates of Return(1)

Performance Data for the Nuveen Diversified Commodity Fund

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2010		2011
Jan			1.89%
Feb			2.12%
Mar			2.31%
Apr			2.84%
May
Jun
Jul
Aug
Sep	-4.72%	(2),(3)
Oct	3.76%
Nov	0.71%
Dec	9.29%
Year-to-Date	8.80%	(1),(3)	9.46%	(1)

(1)	Rates of return represent monthly Fund total returns on net asset value, assuming reinvestment of distributions. The 2010 Fund Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period since the Fund’s initial public offering on September 27, 2010. The 2011 Fund Year-to-Date return represents the cumulative compounded monthly total return on net asset value for the period from January 1, 2011 to April 30, 2011.
(2)	Return reflects decline in Fund’s net asset value between the Fund’s initial public offering on September 27, 2010 and the Fund’s September 30, 2010 inception of portfolio trading activities due to the effect of underwriting discounts and commissions and offering expenses.
(3)	Return reflects the inclusion of underwriting discounts and commissions and offering expenses incurred in connection with the initial offering.

Gresham performance record

Before the formation of Gresham, Dr. Jarecki and Mr. Spencer directed one proprietary account, a family trust, from January 1987 through the present. Gresham was formed in 1994 to continue the management of this account. Gresham began managing other client accounts in September 2004 and continues to manage client accounts, including client accounts managed pursuant to several strategies unrelated to the Fund, TAP PLUSSM and TAP®. The performance capsules and rates of return tables on the following pages reflect actual performance of the Fund and Gresham’s client accounts traded pursuant to TAP® and TAP PLUSSM. Gresham’s only account traded pursuant to TAP PLUSSM is the Fund. Before the Fund commenced operations, Gresham had not previously employed TAP PLUSSM for any client accounts. Accordingly, TAP® does not represent the investment performance of the Fund or TAP PLUSSM. The performance capsules and rates of return tables for TAP PLUSSM are shown from the Fund’s initial public offering on September 27, 2010 through April 30, 2011. The performance capsule for TAP® is shown from its inception date of September 2, 2004 through April 30, 2011. CFTC rules require the performance table for TAP® to present returns for at least the most recent five calendar years and year to date.

Certain agreed-upon procedures were applied to the performance capsules and rates of return tables for TAP PLUSSM and TAP® by independent accountants, Michael J. Liccar & Co., CPAs (“Liccar”) of Chicago, Illinois. The procedures applied to the capsules were performed on a test basis and included the following: testing the mathematical accuracy of the capsules and their supporting schedules; testing the adequacy of the overall format and disclosures contained in the capsules; and the application of certain detailed testing of client performance to supporting documentation which, to a large extent, was arranged to be obtained directly from the respective clearing brokers, depositories and fund administrators of the client accounts. The scope of Liccar’s work was limited to the procedures noted in their report and did not include all procedures considered necessary under U.S. generally accepted auditing standards for the purpose of expressing an opinion on the capsules and the related notes.

The results set forth in the accompanying performance records may not be representative of the results that may be achieved by Gresham in the future, in part because past results are not necessarily indicative of future results. Additionally, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions and other factors described under the heading “Conflicts of Interest.”

Future investment performance also may be affected by the increasing amount of funds managed by the commodity subadvisor. For example, in certain commodity investments the commodity subadvisor may be unable to acquire positions as large as its strategy might otherwise dictate, because the sizes of these positions are limited by legal regulations. Also, “skid” or “slippage” (the difference between ideal and actual trade execution prices, and the transaction cost resulting therefrom) may increase with the execution of larger orders. Finally, fewer commodity investments may be sufficiently liquid to trade, reducing diversification and opportunities to profit.

FOR ALL OF THE ABOVE REASONS, NO INVESTOR SHOULD EXPECT THE SAME PERFORMANCE AS THAT OF ANY OTHER ACCOUNT TRADED PREVIOUSLY, SIMULTANEOUSLY OR SUBSEQUENTLY BY GRESHAM, ITS PRINCIPALS, OR THE COMPOSITE PRESENTED HEREIN, AS PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Performance Capsule for the Gresham Investment Management LLC TAP PLUSSM Account

Data as of April 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:	Gresham Investment Management LLC
Name of Trading Program:	Tangible Asset Program PLUS (TAP PLUSSM)
Inception of Trading by CTA:	January 1, 1994
Inception of Trading in Offered Program:	September 30, 2010
Number of Accounts Currently Traded Pursuant to the Program as of 04/30/2011:	1
Total Client Assets(1),(2) Under Management, All Programs:
Actual	$14,745,266,030
Nominal	$14,745,266,030
Total Client Assets(1),(2) Traded Pursuant to
TAP PLUSSM as of 04/30/2011:
Actual	$265,652,113
Nominal	$265,652,113
Largest Monthly Draw-Down(3)(5):	-0.22% (September 2010)
Worst Peak-to-Valley Draw-Down(4)(5):	-0.22% (September 2010)
Number of Profitable Accounts that are Open:	1
Number of Profitable Accounts that are Closed:	0
Range of Returns Experienced by Profitable Open Accounts(5):	25.02% to 25.02%
Returns Experienced by Profitable Closed Accounts:	N/A
Number of Losing Accounts that are Open:	0
Number of Losing Accounts that are Closed:	0
Range of Returns Experienced by Losing Open Accounts:	N/A
Range of Returns Experienced by Losing Closed Accounts:	N/A

Notes to the Performance Capsule:

(1)	This table shows the performance of the Nuveen Diversified Commodity Fund Account, the only Account managed as of April 30, 2011, pursuant to the TAP PLUSSM program.
(2)	Client assets represent assets in margin accounts on deposit with the respective futures commission merchant and excess cash collateral controlled by the commodity subadvisor but committed to the trading program, regardless of the quantity of equity used to control the commodity investments.
(3)	Largest monthly draw-down represents the largest loss experienced by an account in the trading program in any calendar month expressed as a percentage of beginning net asset value. The term “draw-down” losses represents the experience by the trading program over a specified period.
(4)	Peak-to-valley draw-down represents the greatest cumulative percentage decline in month end net asset value due to losses sustained by the trading program during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month end net asset value and represents the percentage decline between the portfolio’s highest value during a particular time frame and its lowest subsequent value during the same time frame (excluding the effects of subsequent additions or withdrawals).
(5)

These amounts differ from the similar amounts reported in the performance capsule for the Fund on page 53 primarily because the underwriting discounts and commissions from the Fund’s initial public offering are taken into account in calculating the Fund’s performance, but are not required to be reflected in determining the performance of Gresham as CTA of the TAP PLUSSM account.

Rates of Return(1) (Net)

Performance Data for the Gresham Investment Management LLC TAP PLUSSM Account

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2010	2011
Jan		1.91%
Feb		2.13%
Mar		2.28%
Apr		2.84%
May
Jun
Jul
Aug
Sep	-0.22%
Oct	4.00%
Nov	0.70%
Dec	9.28%
Year-to-Date	14.19%	9.48%

(1)

Rates of return are net of all fees and expenses. Fees and expenses include commissions and fees, administration fees, legal fees, audit fees and management fees. However, these rates of return, unlike those of the Fund shown on page 54, do not take into account the underwriting discounts and commissions. Monthly rate of return is determined using the Time-Weighted Method. This method makes adjustments upward to the beginning net asset value for the time during a month that an additional contribution was available and downward for the time during a month that a withdrawal was unavailable. For instance, if the beginning net asset value was $1,000,000 and an additional $500,000 was contributed on the 15th of the month, and $300,000 was withdrawn on the 20th of the month, the beginning net asset value would be adjusted upward by $250,000 for the contribution and downward by $100,000 for the withdrawal. Therefore, the beginning net asset value on which performance is calculated would be $1,150,000. Performance is computed by dividing net performance by the adjusted beginning net asset value. The Time-Weighted Method is not used in measuring Fund performance (as shown on page 54), which instead is measured based on the daily compounded equity method which utilizes the net change in daily net value per share. Year-to-Date rates of return are presented below each year’s monthly rates of return and represent the cumulative compounded rate of return for each year or portion thereof. It is computed by applying successively the respective monthly rates of return contained in the respective year on a compounded basis and assumes a continuous investment throughout the year. The differences in the rates of return shown above for TAP PLUSSM and on page 54 for the Fund are primarily attributable to the differing treatment of underwriting discounts and commissions, and to a lesser extent the different measurement methodologies, each as described above.

Composite Performance Capsule for Gresham Investment Management LLC Tangible Asset Program (TAP®)

Data as of April 30, 2011

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Name of CTA:	Gresham Investment Management LLC
Name of Trading Program:	Tangible Asset Program (TAP®)
Inception of Trading by CTA:	January 1, 1994
Inception of Trading in Offered Program:	September 2, 2004
Number of Accounts Currently Traded Pursuant to the Program as of 04/30/2011:	10
Total Client Assets(1),(2) Under Management, All Programs:
Actual	$14,745,266,030
Nominal	$14,745,266,030
Total Client Assets(1),(2) Traded Pursuant to TAP® as of 04/30/2011:
Actual	$5,570,828,159
Nominal	$5,570,828,159
Largest Monthly Draw-Down(3):	-24.50% (October 2008)
Worst Peak-to-Valley Draw-Down(4):	-57.72% from June 2008 - February 2009
Number of Profitable Accounts that are Open:	9
Number of Profitable Accounts that are Closed:	2
Range of Returns Experienced by Profitable Open Accounts:	98.59% to 21.92%
Returns Experienced by Profitable Closed Accounts:	33.02% to 10.70%
Number of Losing Accounts that are Open:	1
Number of Losing Accounts that are Closed:	3
Range of Returns Experienced by Losing Open Accounts:	-9.82% to -9.82%
Range of Returns experienced by Losing Closed Accounts:	-38.72% to -26.04%

Notes to the Performance Capsule:

(1)

Assets under management do not include assets owned by Dr. Henry Jarecki. The composite performance capsule does not include a family office account beneficially owned by Dr. Jarecki, one of the principals of the commodity subadvisor, that was managed by Mr. Spencer pursuant to TAP®.

(2)	Client assets represent assets in margin accounts on deposit with the respective futures commission merchants and excess cash collateral controlled by the commodity subadvisor but committed to the trading program, regardless of the quantity of equity used to control the commodity investments.
(3)	Largest monthly draw-down represents the largest loss experienced by an account in the trading program in any calendar month expressed as a percentage of beginning net asset value. The term “draw-down” losses represents the experience by the trading program over a specified period.
(4)	Peak-to-valley draw-down represents the greatest cumulative percentage decline in month end net asset value due to losses sustained by the trading program during any period in which the initial month end net asset value is not equaled or exceeded by a subsequent month end net asset value and represents the percentage decline between the portfolio’s highest value during a particular time frame and its lowest subsequent value during the same time frame (excluding the effects of subsequent additions or withdrawals).

Rates of Return(1) (Net)

Performance Data for Gresham Investment Management LLC Tangible Asset Program (TAP®)

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	2005	2006	2007	2008	2009	2010	2011
Jan	4.31%	2.83%	-0.41%	2.70%	-5.64%	-6.61%	2.07%
Feb	6.54%	-6.70%	4.60%	10.97%	-4.42%	3.71%	2.97%
Mar	3.41%	1.72%	2.43%	-3.90%	4.85%	1.11%	2.31%
Apr	-5.46%	6.85%	2.42%	3.97%	1.34%	2.63%	3.55%
May	-0.49%	1.59%	-1.31%	3.81%	14.07%	-9.02%
Jun	2.01%	0.17%	0.90%	7.99%	-0.94%	0.29%
Jul	4.36%	3.58%	4.23%	-9.97%	4.01%	6.49%
Aug	6.86%	-4.15%	-3.63%	-7.27%	0.26%	-1.73%
Sep	2.64%	-6.65%	7.28%	-12.58%	-0.41%	8.02%
Oct	-4.05%	1.92%	4.46%	-24.50%	4.91%	4.71%
Nov	0.57%	4.05%	-3.26%	-10.37%	4.19%	0.32%
Dec	3.30%	-5.39%	3.57%	-5.09%	1.07%	10.61%
Year	25.84%	-1.33%	22.73%	-40.16%	24.24%	20.45%	11.35%

(1)	Rates of return are net of all fees and expenses. Fees and expenses include commissions and fees, administration fees, legal fees, audit fees and management fees. Monthly rate of return is determined using the Time-Weighted Method. This method makes adjustments upward to the beginning net asset value for the time during a month that an additional contribution was available and downward for the time during a month that a withdrawal was unavailable. For instance, if the beginning net asset value was $1,000,000 and an additional $500,000 was contributed on the 15th of the month, and $300,000 was withdrawn on the 20th of the month, the beginning net asset value would be adjusted upward by $250,000 for the contribution and downward by $100,000 for the withdrawal. Therefore, the beginning net asset value on which performance is calculated would be $1,150,000. Performance is computed by dividing net performance by the adjusted beginning net asset value. Annual rates of return are presented below each year’s monthly rate of return and represent the cumulative compounded rate of return for each year or portion thereof. It is computed by applying successively the respective monthly rates of return contained in the respective year on a compounded basis and assumes a continuous investment throughout the year.

The commodity broker

BCI will serve as the Fund’s clearing broker to execute and clear the Fund’s futures and equity transactions and provide other brokerage-related services. BCI is a registered securities broker-dealer and futures commission merchant. BCI is wholly owned by Barclays Bank PLC, which is authorized and regulated by the UK Financial Services Authority. BCI is headquartered at 745 7th Ave., New York, NY, 10019.

BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition.

On September 15, 2009, motions were filed in the United States Bankruptcy Court for the Southern District of New York (“the Court”) by Lehman Brothers Holdings Inc. (“LBHI”), the Securities Investor Protection Act Trustee for Lehman Brothers Inc. (“the Trustee”) and the Official Committee of Unsecured Creditors of Lehman Brothers Holdings Inc. (“the Committee”). All three motions challenge certain aspects of the transaction pursuant to which BCI and other Barclays’ companies acquired most of the assets of Lehman Brothers Inc. (“LBI”) in September 2008 and the Court order approving such sale. The claimants seek an order voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received, and declaring that BCI is not entitled to certain assets that it claims pursuant to the sale documents and order approving the sale. On November 16, 2009, LBHI, the Trustee and the Committee filed separate complaints in the Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that which is requested in the motions. On January 29, 2010, BCI filed its response to the motions. Barclays considers that the motions and claims against BCI are without merit and BCI is vigorously defending its position. On January 29, 2010, BCI also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the court order approving the sale.

Approximately $3,993 million of the assets acquired as part of the acquisition had not been received by December 31, 2010, approximately $3,030 million of which were recognized as part of the accounting for the acquisition and are included in the balance sheet of Barclays Bank PLC (“BBPLC”) as at December 31, 2010. This includes approximately $1,622 million of assets sold to BBPLC by BCI. This results in an effective provision of $963 million against the uncertainty inherent in the litigation.

On February 22, 2011, the Court issued its Opinion in relation to these matters. The Opinion calls for the parties to submit proposed Orders that will implement the Opinion, and anticipates additional proceedings to resolve differences between the parties regarding the final Order(s) that should be entered. Any such Order(s) should clarify the precise impact of the Opinion, and may include specific guidance regarding the treatment of specific types of assets. Any final Order(s) may be the subject of further proceedings or appeals by one or more of the parties.

Barclays has considered the Opinion and the decisions contained therein and its possible actions with respect thereto. If the Opinion were to be unaffected by future proceedings, Barclays estimates that the maximum possible loss for Barclays, based on its worst case reading of the Opinion, would be approximately $3,955 million, after taking into account the effective provision of $963 million. Approximately $2,062 million of the $3,955 million maximum possible loss relates to exchange-traded derivative margin assets already received by BCI, which BCI would have to return to the Trustee if the Opinion were to be unaffected by future proceedings. The remaining $1,893 million of the maximum potential loss relates to assets not yet received by BBPLC. Barclays does not consider any such loss probable and is satisfied with the current level of provision.

Neither BCI nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

Conflicts of interest

Conflicts Relating to the Manager

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. The manager will use this notice of conflicts as a defense against any claim or in any proceeding.

Nuveen Asset Management, the collateral subadvisor, is an affiliate of the manager. As a result of this affiliation, the fee paid by the manager to the collateral subadvisor has not been established by “arm’s-length” negotiation, and the manager has less of an incentive to replace the collateral subadvisor.

The manager has sole current authority to manage the investments and operations of the Fund, and may act to create a conflict with shareholders’ best interests. The manager has not established formal procedures to resolve potential conflicts of interest resulting from, or that may result from, its sole authority to manage the investments and operations of the Fund. These potential conflicts may adversely affect both shareholders of the Fund and the manager. For instance, although the manager intends to cause the Fund to make monthly distributions to shareholders, it has the discretion to withhold distributions, which could have the effect of increasing its management fees. Your lack of voting control and the provisions of the Trust Agreement mean that you will have almost no ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policy, the expenses incurred by the Fund, or the sale or distribution of the Fund’s assets.

Conflicts Relating to the Commodity Subadvisor

Situations may arise where the Fund could be disadvantaged because of activities conducted by the commodity subadvisor for other clients or for the commodity subadvisor, its principals, affiliates or employees. Such situations may be based on, among other factors, legal restrictions on the combined size of commodity positions (commonly referred to as “position limits”) that may be taken for all accounts managed by the commodity subadvisor and its principals; the difficulty of liquidating an investment for more than one account where the market cannot absorb the sale of the combined positions; or the determination that a particular investment is warranted only if hedged with an option and there is limited availability of such options. It is possible that investment decisions of the commodity subadvisor may be modified and that positions held by the Fund may have to be liquidated to avoid exceeding such position limits potentially resulting in substantial loss. See “Speculative Position Limits” on pages 121 and 123 of this prospectus. Instances also may arise where the commodity subadvisor determines that an investment opportunity is suitable for more than one account but the market is too illiquid to enable each such client to participate to the extent advisable. In the above situations, or in other situations in which conflicts arise, the commodity subadvisor will endeavor to allocate investment opportunities fairly.

The commodity subadvisor in the future may engage in substantial trading for its own account or manage accounts that pay higher advisory fees than the Fund, which may provide the commodity subadvisor with a financial incentive to favor such other accounts over the Fund. In addition, the commodity subadvisor may enter into trades on behalf of some clients which are different from, or opposite to, trades for other clients. Accordingly, other accounts of the commodity subadvisor may compete with the Fund for appropriate investment opportunities and the performance in some clients’ accounts may be materially different than the performance in other clients’ accounts or in the commodity subadvisor’s own account.

Commodity contract orders for a client account may, but are not required to, be combined with orders for other accounts managed by the commodity subadvisor, including other client accounts and

Conflicts of interest

proprietary accounts. When orders are combined and it is not possible to receive the same execution price, the commodity subadvisor utilizes average pricing when allocating executed orders among accounts where possible, and a client account will be charged or credited with the average price. The effect of the average price may operate on some occasions to the disadvantage of the Fund. Where it is not possible to use average pricing, the commodity subadvisor will allocate executed orders in accordance with a systematic methodology that is designed to assure equitable treatment of all accounts over time. The effect of using this methodology may on some occasions disadvantage the Fund. Alternatively, if the commodity subadvisor chooses to liquidate positions held on behalf of the Fund to an extent greater than other accounts under the commodity subadvisor’s management, the result to the Fund would be further reduction in the potential for profit and/or more substantial losses should the exit of the positions be at unfavorable prices.

Conflicts Relating to the Manager and the Commodity Subadvisor

The manager and the commodity subadvisor, respectively, intend to operate other domestic and foreign commodity pools in the future. The manager and the commodity subadvisor and their principals therefore may be subject to conflicting demands in respect of their obligations to accounts managed and commodity pools operated by them. The manager and the commodity subadvisor and their principals will endeavor to treat each commodity pool and managed account fairly and will not intentionally favor one account or commodity pool over any other.

Principals, affiliates, and employees of the manager and the commodity subadvisor may trade for their own accounts. This could involve a conflict of interest in that such trades may be different from, or opposite to, those of clients. It is possible that the proprietary positions taken by the manager or commodity subadvisor’s principals, affiliates, and employees may not be held for the same period of time or may be in different markets than positions taken by the commodity subadvisor on behalf of one or more clients’ accounts. Accordingly, no assurance is given that the proprietary investment results of the principals, affiliates, and employees of the manager or commodity subadvisor will be the same as the performance in any client’s account. Furthermore, the commodity subadvisor’s principals, affiliates and employees may express views that are inconsistent with, or contrary to, the trading strategies undertaken on behalf of one or more clients. The records of the proprietary accounts of the principals, affiliates, and employees of the manager and the commodity subadvisor will not be available for review or inspection by clients. It is the commodity subadvisor’s fiduciary responsibility, however, to trade all client accounts in the best interests of the clients. Although principals, affiliates, and employees of the manager or commodity subadvisor may trade for their own account, they will not be permitted to take positions recommended for client accounts ahead of, or on a more favorable basis than, client accounts. However, as stated, situations may arise where the Fund could be disadvantaged because of such investment activity. Because each client’s fee arrangement may be different, a potential conflict may arise in the allocation of the commodity subadvisor’s time and resources among clients paying differing fees.

Gresham maintains internal policies and procedures relating to personal investment activities of its principals, affiliates and employees. The policies and procedures provide that these individuals may not take the same positions as are recommended for client accounts prior to, or on a more favorable basis than, client accounts on a given trading day. Moreover, Gresham requires that transactions in an implementation strategy for its principals, affiliates and employees be effected, to the extent practicable, contemporaneously with any transactions for the same contracts that are being effected in the same implementation strategy by Gresham for any of its advisory clients. Any other transactions by Gresham’s principals, affiliates or employees taking the same positions in the same contracts on the same day as are being traded for clients must be effected at the close of the markets. There is a limited exception to this rule permitting trades generated electronically by predetermined programs to be effected at times dictated by such programs.

Conflicts of interest

The Commodity Broker

Participants in the futures market typically maintain relationships with two types of commodity brokers: executing brokers and clearing brokers. The executing broker is the one who executes the transactions on the exchange, and the clearing broker is the one who clears the transactions and maintains custody of the customer’s funds deposited as margin and its positions. The Fund intends to use BCI as its clearing broker and the executing broker on various commodity transactions by the Fund and BCI may also act as a dealer or counterparty on forward contracts entered into by the Fund. The Fund may also place orders with different executing brokers. The executing broker may act as an executing broker for its own account, accounts of affiliates or accounts in which it or one of its affiliates has a financial interest. The compensation received by the executing broker from such accounts may be more or less than the compensation received for brokerage, forward trading and dealer services provided to the Fund. In addition, various accounts traded through the executing broker (and over which its personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The executing broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The commodity subadvisor will, however, not retain any executing broker for the Fund which the commodity subadvisor has reason to believe would knowingly or deliberately favor any proprietary account or other customer account over the Fund with respect to the execution of commodity interest positions.

The executing broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the executing broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the commodity brokers may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

Investment policies of the Fund

Liquidity

The Fund invests only in commodity futures and forward contracts that are traded in sufficient volume to permit, in the manager’s opinion, ease of taking and liquidating positions in these financial interests. Sufficient volume includes only those futures and forward contracts that trade at least 300,000 contracts per year.

Borrowings

The Fund does not intend to utilize leverage. However, the Fund may borrow for temporary or emergency purposes in an amount up to 5% of the value of the Fund’s net assets should the need arise. Such short-term borrowings would mature in less than 60 days from the date of borrowing. Any temporary or emergency borrowings would be used to provide the Fund with added potential flexibility in managing its liquidity needs. Situations where the Fund might exercise this limited borrowing ability for temporary or emergency purposes may include, for example, events beyond the Fund’s control that temporarily limit or prevent the Fund from accessing its funds or investments through normal channels (such as a result of power outage affecting an entity holding Fund assets).

Portfolio Restrictions

Commodity Call and Put Options.    The Fund writes call options and may purchase commodity put options on commodity futures and forward contracts, subject to the following restrictions. The Fund may only:

➢	write exchange-traded commodity call options with respect to its underlying commodity futures and forward contracts or commodity indices;

➢	purchase exchange-traded or OTC put options, provided that immediately after any such purchase not more than 5% of the Fund’s total assets would be invested in OTC commodity put options;

➢

purchase commodity put options, provided that after any such purchase the Fund would not have more than 100% of the notional value of its total assets (taken at current value) subject to such put options; and

➢	enter into closing sale or purchase transactions with respect to OTC commodity put or call options.

General.    No single commodity position in the portfolio will exceed 30% of the Fund’s net assets.

Margin Requirements

Original or initial margin is the minimum amount of funds that must be deposited by the Fund with the commodity broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which an account may decline before additional margin must be delivered. Additional margin that must be delivered is called “variation” margin. A margin deposit is like a cash performance bond. It helps assure the performance of the futures contracts purchased or sold by the Fund. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded and may be modified by the exchange during the term of the contract.

Investment policies of the Fund

Brokerage firms, such as the Fund’s clearing brokers, carrying accounts in commodity contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers may require the Fund to make margin deposits equal to exchange minimum levels for all commodity contracts. This level of margin required may be altered in the clearing brokers’ discretion.

Investing in the OTC markets where no clearing facility is provided generally does not require exchange-style margin but may require collateral and other forms of credit support.

When the Fund purchases an option, there is no margin requirement; however, the option premiums must be paid in full. When the Fund sells an option, on the other hand, the Fund is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that out-of-the-money options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex investment strategies in which a trader acquires a mixture of options positions and futures positions in the underlying interest.

Margin requirements are computed each day by the Fund’s clearing broker. When the market value of a particular open commodity position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, which may be a period of less than 24 hours, the broker may close out the position. With respect to the Fund’s investing, the Fund (and not its investors personally) is subject to margin calls.

Security ownership

The table below sets forth information regarding the beneficial ownership of shares of the Fund as of March 21, 2011 by the manager and its executive officers and the individual trustees of the Fund. The address of each beneficial owner is c/o Nuveen Investments, 333 W. Wacker Dr., Suite 3300, Chicago, IL 60606.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
Nuveen Commodities Asset Management, LLC	840	Shares	0.01%

Trustees

William J. Schneider	3,940	Shares	0.04%

Terence J. Toth	800	Shares	0.01%

Trustees of the Fund as a group	4,740	Shares	0.05%

Other than as set forth in the table above, no executive officer of the manager, portfolio manager or principal of the subadvisors or trustee of the Fund owned shares of the Fund as of March 21, 2011. As of that date, no person was known by the manager to own beneficially more than 5% of the outstanding shares of the Fund.

The Fund has no securities authorized for issuance under equity compensation plans.

Description of Fund shares

Fund Shares

The shares represent units of fractional undivided beneficial interest in and ownership of the Fund. The manager shall have the power and authority, without shareholder approval, to cause the Fund to issue shares from time to time as it deems necessary or desirable, including shares to be issued to the manager or its affiliates. The number of shares authorized shall be unlimited, and the shares so authorized may be represented in part by fractional shares, calculated to four decimal places. No shareholder shall have any preemptive rights with respect to additional shares determined to be issued by the manager. From time to time, the manager may cause the Fund to divide or combine the shares into a greater or lesser number without thereby changing the proportionate beneficial interests. The manager may cause the Fund to issue shares for such consideration and on such terms as it may determine (or for no consideration if pursuant to a share dividend or split-up), all without action or approval of the shareholders. All shares when so issued on the terms determined by the manager shall be fully paid and non-assessable. Every shareholder, by virtue of having purchased or otherwise acquired a share and receiving the benefits of the Trust Agreement, shall be deemed to have expressly consented and agreed to be bound by the terms of the Trust Agreement. For a description of the rights and privileges of shareholders under the Trust Agreement, see “Trust agreement.”

Transfer Agent and Registrar

State Street serves as the Fund’s transfer, shareholder services and distribution paying agent. The Fund is responsible for the transfer agency fees in the amount of 0.04% of the Fund’s total assets per year.

State Street also serves as the Fund’s custodian. The custodian performs custodial, fund accounting and portfolio accounting services. BCI, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

All fees charged by the transfer agent for transfers and withdrawals of shares are borne by the Fund, except that fees similar to those customarily paid by shareholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a shareholder and other similar fees or charges are borne by the affected shareholder. There is no charge to shareholders for disbursements of Fund distributions of available cash. The Fund will indemnify the transfer agent and its agents from certain liabilities.

The transfer agent may at any time resign, by notice to the Fund, or be removed by the Fund. Such resignation or removal will become effective upon the appointment by the manager of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and has accepted such appointment within 30 days after notice of such resignation or removal, the manager is authorized to act as the transfer agent and registrar until a successor is appointed.

Limited Voting Rights

NCAM manages the Fund’s day-to-day operations and strategic direction. Except as described under “Trust agreement—Withdrawal of the Manager,” neither the individual Trustees nor the shareholders will have any right to elect or remove the manager.

Transfer of Shares

The Fund’s shares trade on the NYSE Amex under the ticker “CFD”. Shares can be bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors will incur customary brokerage commissions and charges.

Distributions

The Fund makes monthly distributions to its shareholders based on the past and projected performance of the Fund. Among other factors, the Fund will seek to establish a distribution rate that roughly corresponds to NCAM’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. Each monthly distribution is not solely dependent on the amount of income realized by the Fund, and such distributions may from time to time represent a return of capital. NCAM, in making such projections, may consider long-term historical returns and a variety of other factors. The Fund’s ability to make distributions will depend on a number of factors, including, most importantly, the long-term total returns generated by the Fund’s commodity investments and the gains generated through the Fund’s options strategy. As market conditions and portfolio performance change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund expects to receive substantially all of its current income and gains from the following sources:

➢	realized and unrealized net capital gains (both short-term and long-term) from commodity futures and forward contracts;

➢	realized and unrealized net capital gains (both short-term and long-term) from the options strategy; and

➢	interest income and/or capital gains received on collateral invested in high quality short-term debt instruments, government securities and cash equivalents.

Since the Fund is classified as a partnership for tax purposes, shareholders are allocated their pro-rata share of the Fund’s income, gains, losses, deductions and credits for purposes of computing their tax liability. The Fund anticipates it will make regular monthly distributions intended in part to provide shareholders with cash with which to fund potential tax liabilities on their proportionate share of income and gains earned by the Fund, although there can be no assurance that distributions for any period will correspond to such potential tax liabilities or share of income and gains for such period.

The Fund’s actual financial performance will likely vary significantly from month-to-month and from year-to-year, and there may be periods, perhaps of extended durations of up to several years, when the distribution rate will exceed the Fund’s actual total returns. The Fund’s projected or actual distribution rate is not a prediction of what the Fund’s actual total returns will be over any specific future period. In addition, the Fund does not intend to borrow to obtain the cash necessary to make its distributions, although the Fund does have the ability to borrow in an amount not to exceed 5% of the Fund’s net assets, and such borrowings could be used for distributions. Under normal business conditions, the Fund expects to have sufficient liquidity to pay all monthly and supplemental distributions, without using such borrowing. In the event that the Fund’s distribution rate exceeds its actual returns, the Fund may be required to liquidate investments in order to make such a distribution at times or at prices that it would not otherwise do so and that may be disadvantageous to the Fund and its shareholders. As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders.

To permit the Fund to maintain a more stable monthly distribution, the Fund may distribute less than the entire amount of net realized capital gains and interest income earned in a particular period. Any such undistributed amount would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net realized

Distributions

capital gains and interest income actually earned by the Fund during the period. Such undistributed amounts of realized capital gains and interest income will be included in the Fund’s net asset value and, correspondingly, distributions from such undistributed amounts will be deducted from the Fund’s net asset value.

To the extent that the total return of the Fund’s overall strategy exceeds the distribution rate for an extended period, the Fund may be in a position to increase the distribution rate or distribute supplemental amounts to shareholders. Conversely, if the total return of the Fund’s overall strategy is less than the distribution rate for an extended period of time, the Fund will effectively be drawing upon its net asset value to meet payments prescribed by its distribution policy. The Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s assets. Due to such fees and expenses, distributions paid by the Fund over time are likely to be less than the amount of net realized capital gains and interest income actually earned by the Fund.

For U.S. federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund, regardless of the amount of cash distributed. See “Federal income tax considerations—U.S. Shareholders—Allocation of the Fund’s Profits and Losses.” In general, the Fund’s taxable income and losses will be determined monthly and will be allocated to the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. See “Federal income tax considerations—U.S. Shareholders—Monthly Allocation Convention.” Depending on the amount of distributions and on the allocations of tax items to shareholders, it is possible you may recognize taxable income without a corresponding receipt of cash. See “Federal income tax considerations—U.S. Shareholders—Treatment of Fund Income.”

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the shares. See “Federal income tax considerations—U.S. Shareholders—Tax Basis in Fund Shares.” Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those shares. See “Federal income tax considerations—U.S. Shareholders—Disposition of Shares.”

The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting the shareholder’s allocable portion of each of the Fund’s tax items. For its first taxable year the Fund provided its shareholders with access to their 2010 Schedule K-1’s by the end of the first week of March, 2011. The Fund anticipates that for subsequent years shareholders will similarly have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal income tax considerations—U.S. Shareholders—Tax Reporting by the Fund.”

Net asset value

Net asset value per share is computed by dividing the value of all assets of the Fund (including any accrued interest and dividends), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of shares outstanding. Under the Fund’s operational procedures, the Fund’s net asset value is calculated after the close of the NYSE Amex each day. The Fund does not expect that the NYSE Amex will publish an intra-day indicative value of the Fund and the shares. However, the Fund publishes its net asset value on its website on a daily basis, and the net asset value as of the end of each reporting period will be included in the Fund’s periodic reports.

The values of the Fund’s exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts are valued at the settlement price determined by the principal exchange on which they are traded. Market quotes for the Fund’s exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts may not be readily available if a contract cannot be liquidated due to the operation of daily limits or, due to extraordinary circumstances, the exchanges or markets on which the investments are traded do not open for trading the entire day and no other market prices are available. In addition, events may occur after the close of the relevant market, but prior to the determination of the Fund’s net asset value, that materially affect the values of the Fund’s investments. In such circumstances, the Fund may use an independent pricing service to value such investments. The manager will review the values as determined by the independent pricing service and discuss those valuations with the pricing service if appropriate based on pricing oversight guidelines established by the manager that it believes are consistent with industry standards.

The values of the Fund’s OTC commodity put options, if any, are valued by the commodity subadvisor pursuant to guidelines established by the manager so long as such guidelines are consistent with industry standards. These guidelines may include, among others, (1) taking the average of three quotes or market indications independently provided by three dealers or counterparty banks and (2) quotations, if available, on widely subscribed data systems. In addition, the Fund will use an independent pricing service to value any such OTC commodity put options.

In the event the Fund uses an independent pricing service to value any of its commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options, the pricing service typically will value such commodity futures and forward contracts, options on futures and forward contracts and OTC commodity put options using a wide range of market data and other information and analysis, including reference to transactions in other comparable investments if available. The procedures of any independent pricing service provider will be reviewed by the manager on a periodic basis.

Generally, readily marketable securities traded in the OTC market are valued at the mean of the current bid and asked prices as reported by FINRA/NASDAQ Trade Reporting Facility™, the Pink OTC Markets, Inc. or such other comparable source as NCAM deems appropriate to reflect their fair market value. However, certain fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service take into account institutional size trading in similar groups of securities and any developments related to specific securities. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations that NCAM believes reflect most closely the value of such securities. In addition, if it is determined that market prices for a security are unavailable or inappropriate, NCAM, or its designee, may determine the fair value for the security.

Use of proceeds

The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objective as stated in this prospectus. The Fund initially will invest all of its assets in commodity futures and forward contracts and options on commodity futures and forward contracts, and short-term high grade debt securities constituting collateral assets. The manager has sole authority to determine the percentage of assets that will be:

➢	held on deposit with the commodity broker or other custodian,

➢	used for other investments, and

➢	held in bank accounts to pay current obligations and as reserves.

The commodity subadvisor and the collateral subadvisor expect to deposit a portion of the Fund’s net assets with the commodity broker or other custodian as initial margin for investments. It is presently anticipated that the Fund will be able to invest substantially all of its net proceeds in accordance with its investment objective within approximately seven business days after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash and obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities.

The Fund uses only short-term securities to satisfy margin requirements. All entities that currently hold or invest the Fund’s assets are based in the United States and are subject to U.S. regulations.

Approximately 25% of the Fund’s assets are normally committed as margin for commodity futures and forward contracts (approximately half of which is initial margin and the other half of which is held to meet variation margin). All of the margin is held at BCI in an interest-bearing cash account or invested in obligations, selected by the commodity subadvisor, issued or guaranteed by the U.S. government, its agencies or instrumentalities. The notional value of the Fund’s commodity contract positions at the time of investment will not exceed 100% of the liquidation value of the Fund’s assets. However, the percentage of assets committed as margin may be substantially more, or less, than 25% of the Fund’s assets. All interest income is used for the Fund’s benefit.

The clearing broker, government agency or any commodity exchange on which the Fund trades could increase margins applicable to the Fund to hold futures, forwards or options positions at any time.

Underwriting

The Fund is offering shares of its common stock described in this prospectus through the underwriters named below. UBS Securities LLC and Nuveen Securities LLC are the representatives of the underwriters and joint book-running managers of this offering. The Fund, the manager, the commodity subadvisor and the collateral subadvisor will enter into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, each of the underwriters will severally agree to purchase the number of shares of common stock listed next to its name in the following table.

Underwriters	Number of Shares
UBS Securities LLC
Nuveen Securities, LLC

Total

The underwriting agreement provides that the underwriters must buy all of the shares if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option described below.

The Fund’s common stock is offered subject to a number of conditions, including:

➢	receipt and acceptance of the Fund’s common stock by the underwriters; and

➢	the underwriters’ right to reject orders in whole or in part.

The Fund has been advised by the representatives that the underwriters expect to make a market in its common stock but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Over-allotment Option

The Fund will grant the underwriters an option to buy up to an aggregate of             additional shares of its common stock. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters will have 30 days from the date of the final prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional shares approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

Shares sold by the underwriters to the public will be offered at the offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the offering price. Any of these securities dealers may resell any shares purchased from the underwriters to other brokers or dealers at a discount of up to $             per share from the public offering price. Sales of shares made outside of the United States may be made by affiliates of the underwriters. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the shares at the prices and upon the terms

Underwriting

stated therein and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms. The representatives of the underwriters have informed the Fund that they do not expect to sell more than an aggregate of             shares of common stock to accounts over which the representatives exercise discretionary authority.

The following table shows the per share and total underwriting discounts and commissions the Fund will pay to the underwriters, assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional             shares.

	No Exercise	Full Exercise
Per share	$	$

Total	$	$

The Fund estimates that the total expenses of this offering payable by it, not including the underwriting discounts and commissions, will be approximately $    .

The total of amount of all items of compensation paid from offering proceeds and in the form of “trail commissions,” payable to underwriters, broker-dealers, or affiliates thereof will not exceed an amount that equals 10% of the gross proceeds of the offering.

No Sales of Similar Securities

The Fund will enter into a lock-up agreement with the underwriters. Under this agreement, subject to certain exceptions, the Fund will agree not to, without the prior written approval of the representatives, offer, sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any of the Fund’s common stock or any securities convertible into or exercisable or exchangeable for the Fund’s common stock. These restrictions will be in effect for a period of 90 days after the date of the final prospectus relating to this offering (subject to extension under certain circumstances). At any time and without public notice, the representatives may in their sole discretion release some or all of the securities from these lock-up restrictions.

If:

➢	during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 90 day lock up period and ends on the last day of the 90 day lock up period,

➢	the Fund issues an earnings release; or

➢	material news or a material event relating to the Fund occurs; or

➢	prior to the expiration of the 90 day lock up period, the Fund announces that it will release earnings results during the 16-day period beginning on the last day of the 90 day lock up period,

then the 90 day lock up period will be extended until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs.

The Fund, the manager, the commodity subadvisor and the collateral subadvisor will agree to jointly and severally indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Underwriting

NYSE Amex Listing

The Fund’s common stock is listed and trades on the NYSE Amex under the trading symbol “CFD.”

Price Stabilization; Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of the Fund’s common stock, including:

➢	stabilizing transactions;

➢	short sales;

➢	purchases to cover positions created by short sales;

➢	imposition of penalty bids; and

➢	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Fund’s common stock while this offering is in progress. These transactions may also include making short sales of the Fund’s common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be “covered short sales”, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked short sales”, which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

Naked short sales are in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

As a result of these activities, the price of the Fund’s common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the NYSE Amex, in the over-the-counter market or otherwise.

Affiliations

The underwriters and their affiliates may from time to time in the future engage in transactions with the Fund and perform services for the Fund in the ordinary course of their business.

Underwriting

Other Information

In connection with an inquiry by FINRA into the activities of Nuveen (formerly known as Nuveen Investments, LLC), a registered broker-dealer affiliate of Nuveen Fund Advisors that is involved in the offering of the Fund’s shares, in marketing and distributing preferred shares of certain closed-end funds managed by Nuveen Fund Advisors, FINRA staff members had previously notified Nuveen that they had made a preliminary determination to recommend that disciplinary action be brought against Nuveen. A letter of acceptance, waiver and consent was publicly issued by FINRA on May 23, 2011, including findings by the FINRA staff that certain closed-end fund preferred share marketing materials provided by Nuveen were false and misleading from 2006 to 2008, and of failures by Nuveen relating to its supervisory system with respect to the marketing of such preferred shares. Nuveen has neither admitted nor denied these findings, and agreed, among other things, to pay a fine of $3 million in connection with the settlement of this matter.

Employee benefit plan considerations

General

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund. “Employee benefit plans” and “plans” are referred to below as “Plans,” and fiduciaries with investment discretion are referred to below as “Plan Fiduciaries.” Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, “simplified employee pension plans,” Keogh plans for self-employed persons and IRAs.

Special Investment Consideration

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

The Fund Should Not Be Deemed to Hold “Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of a statutory trust will result in the underlying assets of the trust being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of a statutory trust will not be plan assets of a Plan that purchases an equity interest in the trust if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a trust are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such trust may be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

(1) “freely transferable” (determined based on the applicable facts and circumstances);

(2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The manager believes that the conditions described above are satisfied with respect to the shares. Therefore, the shares should constitute “publicly-offered securities” and the Fund’s underlying assets should not be considered to constitute plan assets of any Plan that purchases shares.

Employee benefit plan considerations

Ineligible Purchasers

In general, shares may not be purchased with the assets of a Plan if the manager, the commodity broker, the subadvisors or any of their affiliates or employees either:

(1) exercise any discretionary authority or discretionary control respecting management of the Plan;

(2) exercise any authority or control respecting management or disposition of the assets of the Plan;

(3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

(4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

(5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

Selected financial data

The following table sets forth selected financial data for the Fund. The selected financial data for the fiscal years ended December 31, 2010, 2009 and 2008 have been derived from the audited financial statements. The selected financial data as of and for the fiscal years ended December 31, 2007 and 2006 has been derived from unaudited financial data which, in the opinion of management, presents fairly, in all material respects, the financial position of the Fund. The table also presents selected financial data for the quarters within the last two fiscal years and the quarter ended March 31, 2011, which was derived from unaudited financial data which, in the opinion of management, presents fairly in all material respects, the financial position of the Fund. Prior to the Fund’s initial public offering on September 27, 2010, the Fund had no operations other than those related to organizational matters. The selected financial data presented herein should be read in conjunction with the Fund’s financial statements, including the notes thereto, which are included in this prospectus.

Selected Financial Data

	December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007 (unaudited)	December 31, 2006 (unaudited)
Total assets	$251,985,626	$956,000	$859,000	$836,000	$748,000
Total liabilities	$4,227,878	$956,000	$859,000	$836,000	$748,000
Net assets	$247,757,748	$—	$—	$—	$—
Net increase (decrease) in cash	$16	$—	$—	$—	$—
Shares outstanding	9,267,040	—	—	—	—
Net asset value per share outstanding	$26.74	$—	$—	$—	$—
Distributions per share	$0.4350	$—	$—	$—	$—

Total investment income	$80,235	$—	$—	$—	$—
Net investment income (loss)	$(1,185,458)	$—	$—	$—	$—
Net realized gain (loss) and change in net unrealized appreciation (depreciation)	$32,187,099	$—	$—	$—	$—
Net income (loss)	$31,001,641	$—	$—	$—	$—
Net income (loss) per weighted-average share	$3.43	$—	$—	$—	$—

Selected Quarterly Financial Data (Unaudited)

	For the three months ended March 31, 2010			For the three months ended June 30, 2010	For the three months ended September 30, 2010	For the three months ended December 31, 2010	For the three months ended March 31, 2011
Total investment income		$—		$—	$—	$80,235	$110,343
Net investment income (loss)		$—		$—	$(16,549)	$(1,168,909)	$(893,397)
Net realized gain (loss) and change in net unrealized appreciation (depreciation)		$—		$—	$—	$32,187,099	$16,794,070
Net income (loss)		$—		$—	$(16,549)	$31,018,190	$15,900,673
Increase (decrease) in net asset value		$—		$20,055	$203,687,201	$44,050,492	$11,869,510
Net income (loss) per weighted-average share	$	N/A	(2)	$—	$— (1)	$3.42	$1.72

Selected financial data

	For the three months ended March 31, 2009			For the three months ended June 30, 2009			For the three months ended September 30, 2009			For the three months ended December 31, 2009
Total investment income		$—			$—			$—			$—
Net investment income (loss)		$—			$—			$—			$—
Net realized gain (loss) and change in net unrealized appreciation (depreciation)		$—			$—			$—			$—
Net income (loss)		$—			$—			$—			$—
Increase (decrease) in net asset value		$—			$—			$—			$—
Net income (loss) per weighted-average share	$	N/A	(2)	$	N/A	(2)	$	N/A	(2)	$	N/A	(2)

(1)	Rounds to zero per share.
(2)	Not applicable; there were no shares outstanding during the period.

Management’s discussion and analysis of financial condition and results of operations

This information should be read in conjunction with the financial statements and notes included in this prospectus. The discussion and analysis includes forward-looking statements that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the manager, the commodity subadvisor and the collateral subadvisor and are subject to a number of risks, uncertainties and other factors, both known (such as those described in “Risk Factors” and elsewhere in this prospectus) and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

Introduction

The Fund is a commodity pool which was organized as a Delaware statutory trust on December 7, 2005 and completed its initial public offering on September 30, 2010. Prior to the initial public offering, the Fund was inactive except for matters relating to its organization and registration. The Fund’s investment objective is to generate higher risk-adjusted total return than leading commodity market benchmarks and passively managed commodity funds. In pursuing its investment objective, the Fund invests directly in a diversified portfolio of commodity futures and forward contracts to obtain broad exposure to all principal groups in the global commodity markets. The Fund is unleveraged, and the Fund’s commodity contract positions are fully collateralized with cash equivalents and short-term, high grade debt securities. The Fund also writes commodity call options seeking to enhance the Fund’s risk-adjusted total return. The manager focuses on the DJ-UBSCI when evaluating the Fund’s commodity investment performance.

In the period from the Fund’s initial public offering through December 31, 2010, the Fund used the proceeds from its share issuance as collateral, with the balance that is not maintained at BCI as initial and variation margin invested in short-term, high grade debt securities. The Fund’s commodity investment strategy was fully implemented during the period, with the collateral supporting various investments in futures contracts and call options on futures contracts in accordance with the Fund’s investment objective.

Results of Operations

The Quarter Ended March 31, 2011 – Fund Share Price

The Fund’s shares traded on the NYSE Amex at a price of $27.26 on the close of business on March 31, 2011. This represents an increase of 5.66% in share price (not including the effect of distributions) from the $25.80 price at which the shares of the Fund traded on the close of business on December 31, 2010. The high and low share prices for the quarter were $28.90 (March 2) and $25.16 (January 10), respectively. During the quarter, the Fund declared distributions totaling $0.435 per share to shareholders, of which $0.145 was paid on April 1, 2011. The remainder was paid during the quarter. The cumulative total return on market value for the Fund, including distributions during the period, for the quarter ended March 31, 2011 was 7.35%. At March 31, 2011, the shares of the Fund traded at a 2.71% discount to the Fund’s net asset value of $28.02.

The Quarter Ended March 31, 2011 – Net Assets of the Fund

The Fund’s net assets increased from $247.8 million at December 31, 2010, to $259.6 million at March 31, 2011, an increase of $11.8 million. The increase in the Fund’s net assets was primarily due to

Management’s discussion and analysis of financial condition and results of operations the realization of gains on the Fund’s futures and options portfolio (the commodity portfolio) during the quarter, which was offset by a decrease in the change in net unrealized value of the Fund’s commodity portfolio, and distributions paid to shareholders.

The Fund’s commodity portfolio rose approximately 6.8% during the period before considering the expenses of the Fund. The overall commodities market, as measured by the DJ-UBSCI, rose 4.5%. Using the GSCI, which has greater energy-related exposure than the DJ-UBSCI (70% versus 34%, respectively), the market gained 11.5% over the quarter. Commodity market performance was driven in part by the continuing recovery of global economic growth and the expectation of rising inflation, as well as geopolitical concerns and natural disasters, such as the political unrest in the Middle East and the devastating earthquake and tsunami in Japan, which have affected the supply and demand relationship of various commodities in which the Fund trades.

The Fund’s commodity portfolio performed well in this environment as it generated positive returns in all six principal commodity groups and most sub-groups in which it trades. Among the six principal commodity groups in which the Fund trades, energy, foods and fibers, and livestock led the commodity portfolio’s results and experienced an increase in value of approximately 12%, 10% and 7%, respectively. The remaining commodity groups, precious metals, agriculturals, and industrial metals, experienced increases of nearly 5%, 2% and 2%, respectively. The commodity portfolio’s largest futures position was crude oil, which represented almost 24% of the commodity portfolio at the end of the quarter and generated a return of approximately 11.7% versus the DJ-UBSCI crude oil return of 8.0%. Within the crude oil segment, the commodity portfolio holds both West Texas Intermediate (“WTI”) and Brent crude oil contracts. The DJ-UBSCI only includes WTI crude oil contracts. WTI crude oil is a representation of more U.S. oriented supply. Brent crude oil generally reflects international oil supply as oil from Europe, North Africa and the Middle East is priced off the Brent crude oil price. Generally, as a result of Middle East and North African turmoil and unrest, Brent crude oil contracts rose over 20% over the quarter while WTI gained about 8%. The Commodity Sub-advisor’s inclusion of Brent crude oil in the Fund’s commodity portfolio drove the outperformance by the Fund against the DJ-UBSCI in relation to crude oil.

The commodity call option component of the investment strategy used by the commodity subadvisor was generally successful over the period as it served to limit volatility without sacrificing significant appreciation in the commodity futures contracts. The commodity subadvisor utilizes a quantitatively driven strategy to set the call option strike prices it writes (sells) at various levels out-of-the-money. Typically, the more out-of-the-money a written call option strike price is, the more upside potential remains, though this is balanced by less premium received for selling the options. During the quarter, several of the commodity portfolio’s options expired without being exercised. This allowed the Fund to earn the call option premium without sacrificing any appreciation in the commodity futures contracts which benefited the Fund’s performance. In certain cases where the futures price appreciation was significant, such as cotton, the options the Fund wrote were exercised, which limited the Fund’s full participation in that commodity contract’s gains. While cotton futures prices rose approximately 40%, the commodity portfolio’s futures and options performance was approximately 34%, reflecting the impact of the forgone futures contract appreciation due to the option contracts being exercised. In total, across all of the commodity and options holdings, the Fund’s commodity portfolio outperformed the DJ-UBSCI by approximately 2.3% while experiencing less volatility.

During the quarter ended March 31, 2011, the Fund’s collateral investments generated interest income of $110,343.

The net asset value per share on March 31, 2011, was $28.02. This represents an increase of 4.79% in net asset value (not including the effect of distributions) from the $26.74 net asset value as of

Management’s discussion and analysis of financial condition and results of operations

December 31, 2010. The Fund declared distributions of $0.435 per share during the quarter, of which $0.145 was paid on April 1, 2011. The remainder was paid during the quarter. When these distributions are taken into account, the cumulative total return for the Fund on net asset value was 6.44% for the quarter ended March 31, 2011.

The Fund generated net income of $15.9 million for the quarter ended March 31, 2011, resulting from interest income of $0.1 million, net realized gains of $27.5 million, change in net unrealized depreciation of $10.7 million, and net expenses of $1.0 million.

The table below presents the composition of the Fund’s TAP PLUSSM strategy (Gresham’s long-only rules-based investment strategy which uses futures and forward contracts to gain exposure to commodities and options to enhance the Fund’s risk-adjusted total return) and the DJ-UBSCI as of March 31, 2011. This table serves as a guide to how the composition of the Fund’s TAP PLUSSM investment strategy compared to that of the DJ-UBSCI, a leading commodity market benchmark.

		Composition
Commodity Group	Commodity	TAP PLUSSM	DJ-UBSCI
Energy	Crude Oil	23.75%	16.01%
	Heating Oil	5.21%	4.04%
	Natural Gas	4.05%	10.23%
	Unleaded Gas	3.50%	4.06%

		36.51%	34.34%

Industrial Metals	Aluminum	5.46%	4.98%
	Copper	9.05%	6.86%
	Nickel	1.93%	2.20%
	Zinc	1.43%	2.50%
	Lead	0.88%	—%

		18.75%	16.54%

Agriculturals	Corn	3.98%	7.35%
	Soybean	4.46%	7.36%
	Wheat	3.74%	4.08%
	Soybean Meal	1.75%	—%
	Soybean Oil	1.19%	2.75%

		15.12%	21.54%

Precious Metals	Gold	8.86%	10.04%
	Silver	3.13%	3.92%
	Platinum	0.96%	—%
	Palladium	0.41%	—%

		13.36%	13.96%

Foods and Fibers	Cotton	2.63%	2.59%
	Sugar	3.32%	2.73%
	Coffee	2.07%	2.44%
	Cocoa	0.76%	—%

		8.78%	7.76%

Livestock	Live Cattle	4.32%	3.48%
	Lean Hogs	2.11%	2.38%
	Feeder Cattle	1.05%	—%

		7.48%	5.86%

Total		100.00%	100.00%

Management’s discussion and analysis of financial condition and results of operations

The Year Ended December 31, 2010—Fund Share Price

The Fund’s shares were initially offered on September 27, 2010, at a price of $25.00 per share. Since the initial offering, the NYSE Amex exchange share price increased 3.20% (not including the effect of distributions) to $25.80 at December 31, 2010. The low and high share prices for the year were $22.54 (October 1) and $28.00 (October 13), respectively. During the year, the Fund paid distributions totaling $0.435 per share to shareholders. The total return of the Fund, on a market value basis, was 4.99%, including the distributions paid during the period. At December 31, 2010, the shares of the Fund traded at a 3.52% discount to the Fund’s net asset value.

The Year Ended December 31, 2010—Net Assets of the Fund

The Fund’s net assets increased from zero at December 31, 2009, to $247.8 million at December 31, 2010. The increase in the Fund’s net assets was primarily due to the initial public offering of the Fund on September 27, 2010, which generated net proceeds of $203.7 million, the exercise of an option granted by the Fund to the underwriters of the Fund’s initial public offering to purchase additional shares of the Fund, which was exercised in October for 716,200 shares and generated net proceeds of $17.1 million after underwriting commissions and offering expenses, and the increase in value of the Fund’s, futures and options portfolio which the Fund began investing on October 1, 2010.

The Fund’s commodity futures and options portfolio rose slightly more than 15% during the period before considering the expenses of the Fund. The overall commodities market, as measured by the DJ-UBSCI rose 15.8% and using the GSCI the market gained 13.4% over the period. Commodity market performance was driven in part by the continuing recovery of global economic growth and the expectation of rising inflation. In addition, global supply forces such as weather-related concerns including drought in Russia and floods in Australia combined with strong demand from emerging markets to increase commodity prices.

The Fund’s commodity portfolio performed well in this environment as it generated positive returns in all six principal commodity groups and all sub-groups in which it trades. Among the six principal commodity groups in which the Fund trades, foods and fibers, agriculture and precious metals led the commodity portfolio’s results and experienced an increase in value of approximately 28%, 26% and 13%, respectively. The remaining commodity groups, energy, industrial metals, and livestock, experienced increases of nearly 11%, over 11% and more than 5%, respectively. The commodity portfolio’s largest futures holding was crude oil, which represented about one-fifth of the futures and options portfolio at year end and generated a return of approximately 11.3% versus the DJ-UBSCI return of 9.7%. Crude oil, like gold and copper, continued to behave like a “risk asset,” performing well when equities performed well and poorly when U.S. Treasury securities performed well. With the anticipation of further quantitative easing building around the U.S. Federal Reserve’s November 3, 2010 meeting, investors continued to focus on assets tied to inflation and dollar weakness. Crude oil prices rose sharply at the end of October, with strong buying interest in the near term futures contracts coupled with producer hedging driving the demand for long-term futures contracts. Other areas of relative strength versus the DJ-UBSCI included soy bean meal, feeder cattle, platinum, cocoa, lead and palladium, all of which generated positive returns for the portfolio but are not represented in the index. Despite modest overweight positions in high-performing cotton and sugar, the commodity portfolio underperformed the index results in the foods and fibers group by about 10 percentage points or 28% versus 38% for the index over the period. This was largely due to the hedging impacts of the call options component which, while reducing the volatility of the portfolio, effectively limited the price appreciation otherwise experienced on the underlying futures contracts over and above call premiums received. The portfolio’s underweight holdings in strongly performing agricultural commodities, specifically corn, wheat and soybeans, also negatively impacted performance relative to the index.

During the year ended December 31, 2010, the Fund’s collateral investments generated interest income of $80,235.

Management’s discussion and analysis of financial condition and results of operations

The net asset value per share on September 27, 2010 was $23.88, which by the end of the year increased to $26.74, an increase of 12.00% before distributions. The Fund also paid distributions of $0.435 per share during the period. When these distributions are taken into account, the total cumulative return for the Fund on a net asset value basis before expenses was 13.92% for the period beginning on September 27, 2010, and ending on December 31, 2010.

The Fund generated net income for the year ended December 31, 2010, of $31.0 million, resulting from $80,235 of interest income, net realized gains of $15.2 million, change in net unrealized appreciation of $17.0 million and net expenses of $1.3 million.

The table below presents the composition of the Fund’s TAP PLUSSM strategy and the DJ-UBSCI as of December 31, 2010. This table serves as a guide to how the composition of the Fund’s TAP PLUSSM investment strategy compared to that of the DJ-UBSCI, a leading commodity market benchmark.

		Composition
Commodity Group	Commodity	TAP PLUSSM	DJ-UBSCI
Energy	Crude Oil	20.35%	12.90%
	Heating Oil	4.18%	3.38%
	Natural Gas	3.70%	7.21%
	Unleaded Gas	3.12%	3.24%

		31.35%	26.73%

Industrial Metals	Aluminum	4.94%	5.01%
	Copper	9.31%	8.05%
	Nickel	2.15%	2.58%
	Zinc	1.23%	2.31%
	Lead	0.77%	0.00%

		18.40%	17.95%

Agriculturals	Corn	3.96%	8.68%
	Soybean	6.04%	8.79%
	Wheat	4.52%	5.44%
	Soybean Meal	2.30%	0.00%
	Soybean Oil	1.40%	3.52%

		18.22%	26.43%

Precious Metals	Gold	8.47%	9.27%
	Silver	3.67%	4.50%
	Platinum	0.97%	0.00%
	Palladium	0.49%	0.00%

		13.60%	13.77%

Foods and Fibers	Cotton	3.45%	3.23%
	Sugar	3.98%	2.69%
	Coffee	2.58%	3.53%
	Cocoa	0.96%	0.00%

		10.97%	9.45%

Management’s discussion and analysis of financial condition and results of operations

		Composition
Commodity Group	Commodity	TAP PLUSSM	DJ-UBSCI
Livestock	Live Cattle	4.61%	3.64%
	Lean Hogs	1.83%	2.03%
	Feeder Cattle	1.02%	0.00%

		7.46%	5.67%

Total		100.00%	100.00%

Liquidity and Capital Resources

The Fund implemented its commodity investment activities on October 1, 2010, by taking long positions in commodity futures contracts pursuant to Gresham’s long-only rules-based investment strategy designed to maintain consistent, fully collateralized exposure to commodities as an asset class (Tangible Asset Program or TAP®) and its integrated program of writing commodity call options designed to enhance the risk-adjusted total return of the Fund’s commodity investments (collectively referred to as TAP PLUSSM). The Fund’s investment activity in futures contracts and writing commodity call options do not require a significant outlay of capital. The Fund does not intend to utilize leverage and its commodity contract positions are fully collateralized. Ordinary expenses and distributions are met by cash on hand, although distributions may at times consist of return of capital and may require that the Fund liquidate investments. The Fund earns interest on its continuing investments in short-term, high grade debt securities with any remaining cash balance on deposit with the custodian and earning custody fee credits. The Fund also generates cash from the premiums it receives when writing call options on the Fund’s futures contracts. The Fund’s shares trade on the NYSE Amex and shares are not redeemed by the Fund in the normal course of business.

The Fund’s investments in commodity futures contracts and options on commodity futures contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the futures contract can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved to the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Fund from promptly liquidating its commodity futures positions.

In regards to shareholder transactions, the Fund’s shares trade on the NYSE Amex and shares are not redeemed by the Fund in the normal course of business, thereby alleviating the need for the Fund to have liquidity available for possible shareholder redemptions.

The Fund is unaware of any other trends, demands, conditions or events that are reasonably likely to result in material changes to the Fund’s liquidity needs.

Because the Fund invests in commodity futures contracts, its capital is at risk from changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Management’s discussion and analysis of financial condition and results of operations

Market Risk

Investing in commodity futures and forward contracts involves the Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held.

The Fund’s exposure to market risk may be influenced by a number of factors, including changes in international balances of payments and trade, currency devaluations and revaluations, changes in interest and foreign currency exchange rates, price volatility of commodity futures and forwards contracts and market liquidity, weather, geopolitical events and other factors. These factors also affect the Fund’s investments in options on commodity futures and forward contracts. The inherent uncertainty of the Fund’s investments as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

The Fund may be exposed to credit risk from its investments in commodity futures and forward contracts and options on commodity futures and forward contracts resulting from the clearing house associated with a particular exchange failing to meet its obligations to the Fund. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., as in some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

The Fund’s investment strategy attempts to moderate these market risks, and the commodity subadvisor attempts to minimize credit risks, by requiring the Fund to abide by various investment limitations and policies, which include limiting margin accounts, investing only in liquid markets and permitting the use of stop-loss orders. The commodity subadvisor implements procedures which include, but are not limited to:

➢	Employing the options strategy in seeking to reduce directional risk (although there is no guarantee that the Fund’s options strategy will be successful);

➢	Executing and clearing trades only with which the commodity subadvisor believes are creditworthy counterparties;

➢	Limiting the amount of margin or premium required for any one commodity contract or all commodities contracts combined; and

➢	Generally limiting transactions to contracts which are traded in sufficient volume to permit the efficient taking and liquidating of positions.

The commodity broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic commodity futures contracts, is required by CFTC regulations to separately account for, and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures investment. The commodity broker is not allowed to commingle such assets with other assets of or held by the commodity broker. In addition, CFTC regulations also requires the commodity broker when acting as the Fund’s futures commission merchant to hold in a separate account assets of the Fund related to foreign commodity futures investments and not commingle such assets with others assets of or held by the commodity broker.

Management’s discussion and analysis of financial condition and results of operations

If the Fund purchases over-the-counter (“OTC”) commodity put options, the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. In cases where the Fund purchases OTC commodity put options with a counterparty, the sole recourse of the Fund will be the financial resources of the counterparty to the transaction since there is no clearing house to assume the obligations of the counterparty.

Off-Balance Sheet Arrangements

As of March 31, 2011, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services for the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

Contractual Obligations

The Fund’s contractual obligations are with the manager, the sub-advisors, the custodian, the transfer agent, the commodity broker and, to the extent that the Fund enters into OTC transactions, dealers. Management fee payments made to the Manager are calculated as a fixed percentage of the Fund’s net assets. The custodian fee is calculated based on the Fund’s assets. The transfer agent fee is calculated based on the total number of registered accounts. Commission payments to the commodity broker are on a contract-by-contract, or round-turn basis, and payments to forward contract dealers are usually based on a fee or percentage of the notional value of the contract. The Manager cannot anticipate the amount of payments that will be required under these arrangements for future periods, as these payments are based on figures which are not known until a future date. Additionally, these agreements may be terminated by either party for various reasons.

Critical Accounting Policies

The Fund’s critical accounting policies are as follows:

Preparation of the financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

The Fund holds a significant portion of its assets in options, futures or forward contracts, and high quality debt instruments, all of which are recorded on a trade date basis and at fair value in the financial statements, with changes in fair value reported in the Statement of Operations as changes in unrealized appreciation (depreciation).

The use of fair value to measure financial instruments, with related unrealized appreciation or depreciation recognized in earnings in each period, is fundamental to the Fund’s financial statements. The fair value of a financial instrument is the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Generally, commodity futures and forward contracts and options on commodity futures and forward contracts traded on an exchange will be valued at the final settlement price or official closing price as determined by the principal exchange on which the instruments are traded as supplied by independent

Management’s discussion and analysis of financial condition and results of operations pricing services. OTC commodity futures and forward contracts and options on commodity futures and forward contracts not traded on an exchange will be valued, in order of hierarchy, by independent pricing services, price quotations obtained from counterparty broker-dealers, or through fair valuation methodologies as determined by the manager.

Market quotations for exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts may not be readily available as a result of significant events, which can include, but are not limited to: trading halts or suspensions, market disruptions, or the absence of market makers willing to make a market in such instruments. In addition, events may occur after the close of the market, but prior to the determination of the Fund’s net asset value, that may affect the values of the Fund’s investments. In such circumstances, the manager will determine a fair valuation for such investments that in its opinion is reflective of fair market value.

Realized gains (losses) and changes in unrealized appreciation (depreciation) on open positions are determined on a specific identification basis and recognized in the Statement of Operations in the period in which the contract is closed or the changes occur, respectively.

Interest income, which reflects the amortization of premiums and includes accretion of discount for financial reporting purposes, is recorded on an accrual basis. Interest income also reflects paydown gains and losses, if any.

Quantitative and Qualitative Disclosures About Market Risk

Quantitative Disclosure

The Fund is exposed to commodity price risk through the futures and forward contracts and the options on futures and forward contracts that the Fund invests in as part of its investment strategy. These instruments have been entered into for trading purposes. The following table provides information about the Fund’s futures and forward contracts and options on futures and forward contracts, which are sensitive to changes in commodity prices as of March 31, 2011. The Fund expects to invest only in long futures contracts. Some short futures positions may be taken in futures contracts traded on the London Metal Exchange (“LME”) solely for the purpose of closing existing long LME futures positions. For every short LME futures contract held by the Fund, the Fund has entered into an offsetting long futures contract.

Futures Contracts

Commodity Group	Contract	Contract Position	Contract Expiration	Number of Contracts	Valuation Price	Contract Multiplier	Notional Amount at Value
Energy	Crude Oil
	ICE Brent Crude Oil Futures Contract	Long	May 2011	71	$ 117.3600	1,000	$8,332,560
	ICE Brent Crude Oil Futures Contract	Long	June 2011	51	117.2000	1,000	5,977,200
	ICE Brent Crude Oil Futures Contract	Long	July 2011	20	116.9700	1,000	2,339,400
	NYMEX Crude Oil Futures Contract	Long	May 2011	291	106.7200	1,000	31,055,520
	NYMEX Crude Oil Futures Contract	Long	July 2011	130	107.7100	1,000	14,002,300
	Heating Oil
	ICE Gas Oil Futures Contract	Long	May 2011	10	989.2500	100	989,250
	ICE Gas Oil Futures Contract	Long	June 2011	25	987.5000	100	2,468,750
	NYMEX Heating Oil Futures Contract	Long	May 2011	65	3.1125	42,000	8,497,125
	NYMEX Heating Oil Futures Contract	Long	July 2011	12	3.1346	42,000	1,579,838
	Natural Gas
	NYMEX Natural Gas Futures Contract	Long	May 2011	147	4.3890	10,000	6,451,830
	NYMEX Natural Gas Futures Contract	Long	July 2011	90	4.5330	10,000	4,079,700
	Unleaded Gas
	NYMEX Gasoline RBOB Futures Contract	Long	May 2011	42	3.1077	42,000	5,481,983
	NYMEX Gasoline RBOB Futures Contract	Long	July 2011	28	3.0754	42,000	3,616,670

Management’s discussion and analysis of financial condition and results of operations

Commodity Group	Contract	Contract Position	Contract Expiration	Number of Contracts	Valuation Price	Contract Multiplier	Notional Amount at Value
Industrial Metals	Aluminum
	LME Primary Aluminum Futures Contract	Long	April 2011	218	$2,624.5000	25	$14,303,525
	LME Primary Aluminum Futures Contract	Short	April 2011	(109)	2,624.5000	25	(7,151,763)
	LME Primary Aluminum Futures Contract	Long	May 2011	109	2,635.0000	25	7,180,375
	LME Primary Aluminum Futures Contract	Short	May 2011	(2)	2,635.0000	25	(131,750)
	Copper
	CEC Copper Futures Contract	Long	May 2011	94	4.3075	25,000	10,122,625
	CEC Copper Futures Contract	Long	July 2011	15	4.3255	25,000	1,622,063
	LME Copper Futures Contract	Long	April 2011	50	9,420.0000	25	11,775,000
	Nickel
	LME Nickel Futures Contract	Long	April 2011	16	26,086.0000	6	2,504,256
	LME Nickel Futures Contract	Long	May 2011	17	26,093.0000	6	2,661,486
	LME Nickel Futures Contract	Short	May 2011	(1)	26,093.0000	6	(156,558)
	Zinc
	LME Zinc Futures Contract	Long	April 2011	63	2,351.2500	25	3,703,219
	LME Zinc Futures Contract	Short	April 2011	(31)	2,351.2500	25	(1,822,219)
	LME Zinc Futures Contract	Long	May 2011	31	2,351.7500	25	1,822,606
	LME Zinc Futures Contract	Short	May 2011	(31)	2,351.7500	25	(1,822,606)
	LME Zinc Futures Contract	Long	July 2011	31	2,366.5000	25	1,834,038
	Lead
	LME Lead Futures Contract	Long	April 2011	33	2,740.5000	25	2,260,913
	LME Lead Futures Contract	Short	April 2011	(17)	2,740.5000	25	(1,164,713)
	LME Lead Futures Contract	Long	May 2011	17	2,714.5000	25	1,153,663
Agriculturals	Corn
	CBOT Corn Futures Contract	Long	May 2011	153	6.9325	5,000	5,303,363
	CBOT Corn Futures Contract	Long	July 2011	144	7.0100	5,000	5,047,200
	Soybean
	CBOT Soybean Futures Contract	Long	May 2011	119	14.1025	5,000	8,390,988
	CBOT Soybean Futures Contract	Long	July 2011	45	14.2100	5,000	3,197,250
	Wheat
	CBOT Wheat Futures Contract	Long	May 2011	120	7.6325	5,000	4,579,500
	CBOT Wheat Futures Contract	Long	July 2011	7	7.9925	5,000	279,738
	KCBT Wheat Futures Contract	Long	May 2011	107	9.0800	5,000	4,857,800
	Soybean Meal
	CBOT Soybean Meal Futures Contract	Long	May 2011	123	370.7000	100	4,559,610
	Soybean Oil
	CBOT Soybean Oil Futures Contract	Long	May 2011	88	0.5878	60,000	3,103,584
Precious Metals	Gold
	CEC Gold Futures Contract	Long	June 2011	160	1,439.9000	100	23,038,400
	Silver
	CEC Silver Futures Contract	Long	May 2011	43	37.8880	5,000	8,145,920
	Platinum
	NYMEX Platinum Futures Contract	Long	July 2011	28	1,783.2000	50	2,496,480
	Palladium
	NYMEX Palladium Futures Contract	Long	June 2011	14	767.9000	100	1,075,060
Foods and Fibers	Cotton
	ICE Cotton Futures Contract	Long	May 2011	51	2.0023	50,000	5,105,865
	ICE Cotton Futures Contract	Long	July 2011	18	1.9290	50,000	1,736,100
	Sugar
	ICE Sugar Futures Contract	Long	May 2011	194	0.2711	112,000	5,890,461
	ICE Sugar Futures Contract	Long	July 2011	98	0.2504	112,000	2,748,390
	Coffee
	ICE Coffee C Futures Contract	Long	May 2011	41	2.6415	37,500	4,061,306
	ICE Coffee C Futures Contract	Long	July 2011	1	2.6675	37,500	100,031
	LIFFE Coffee Robusta Futures Contract	Long	May 2011	20	2,528.0000	10	505,600
	LIFFE Coffee Robusta Futures Contract	Long	July 2011	30	2,418.0000	10	725,400
	Cocoa
	ICE Cocoa Futures Contract	Long	May 2011	67	2,952.0000	10	1,977,840

Management’s discussion and analysis of financial condition and results of operations

Commodity Group	Contract	Contract Position	Contract Expiration	Number of Contracts	Valuation Price	Contract Multiplier	Notional Amount at Value
Livestock	Live Cattle
	CME Live Cattle Futures Contract	Long	April 2011	147	$1.2155	40,000	$7,147,140
	CME Live Cattle Futures Contract	Long	June 2011	59	1.2098	40,000	2,855,010
	CME Live Cattle Futures Contract	Long	August 2011	25	1.2218	40,000	1,221,750
	Lean Hogs
	CME Lean Hogs Futures Contract	Long	June 2011	112	1.0388	40,000	4,653,600
	CME Lean Hogs Futures Contract	Long	July 2011	20	1.0375	40,000	830,000
	Feeder Cattle
	CME Feeder Cattle Futures Contract	Long	May 2011	39	1.3938	50,000	2,717,813
Commodity Call Options
Commodity Group	Contract		Contract Expiration	Number of Contracts	Strike Price		Value
Energy	Crude Oil
	ICE Brent Crude Oil Futures Options		May 2011	(71)	$127.0		$(17,040)
	NYMEX Crude Oil Futures Options		April 2011	(211)	114.0		(126,600)
	Heating Oil
	NYMEX Heating Oil Futures Options		April 2011	(52)	3.4		(37,128)
	Natural Gas
	NYMEX Natural Gas Futures Options		April 2011	(118)	4,800.0		(49,560)
	Unleaded Gas
	NYMEX Gasoline RBOB Futures Options		April 2011	(35)	33,800.0		(24,990)
Industrial Metals	Aluminum
	LME Primary Aluminum Futures Options		April 2011	(108)	2,800.0		(324)
	Copper
	LME Copper Futures Options		April 2011	(50)	11,000.0		—
	Nickel
	LME Nickel Futures Options		April 2011	(16)	31,000.0		—
	Zinc
	LME Zinc Futures Options		April 2011	(32)	2,750.0		—
	Lead
	LME Lead Futures Options		April 2011	(16)	2,725.0		(21,908)
Agriculturals	Corn
	CBOT Corn Futures Options		April 2011	(148)	850.0		(15,725)
	Soybean
	CBOT Soybean Futures Options		April 2011	(82)	1,640.0		(5,637)
	Wheat
	CBOT Wheat Futures Options		April 2011	(58)	1,010.0		(1,450)
	CBOT Wheat Futures Options		April 2011	(2)	950.0		(150)
	CBOT Wheat Futures Options		June 2011	(3)	890.0		(4,950)
	KCBT Wheat Futures Options		April 2011	(54)	1,120.0		(9,113)
	Soybean Meal
	CBOT Soybean Meal Futures Options		April 2011	(55)	440.0		(1,100)
	CBOT Soybean Meal Futures Options		April 2011	(7)	410.0		(525)
	Soybean Oil
	CBOT Soybean Oil Futures Options		April 2011	(44)	650.0		(2,772)
Precious Metals	Gold
	CEC Gold Futures Options		May 2011	(80)	1,590.0		(21,600)
	Silver
	CEC Silver Futures Options		April 2011	(22)	3,700.0		(195,580)
Foods and Fibers	Cotton
	ICE Cotton Futures Options		April 2011	(35)	220.0		(13,650)
	Sugar
	ICE Sugar Futures Options		April 2011	(130)	332.5		(4,368)
	ICE Sugar Futures Options		April 2011	(16)	327.5		(717)
	Coffee
	ICE Coffee C Futures Options		April 2011	(26)	302.5		(390)
	ICE Coffee C Futures Options		April 2011	(1)	312.5		(1,125)
	Cocoa
	ICE Cocoa Futures Options		April 2011	(34)	3,700.0		(340)
Livestock	Live Cattle
	CME Live Cattle Futures Options		April 2011	(143)	120.0		(94,380)
	Lean Hogs
	CME Lean Hogs Futures Options		June 2011	(66)	106.0		(79,200)

Management’s discussion and analysis of financial condition and results of operations

The Fund also invests the assets held as collateral for its investments in commodity futures and forward contracts in short-term, high grade debt securities which exposes the Fund to interest rate risk. These instruments are deemed to be entered into for non-trading purposes, with an emphasis on current income, liquidity and preservation of capital. As of March 31, 2011, the Fund held agency notes and discount notes and U.S. Treasury bills worth $130,014,305 with a total par value of $130,000,000.

Qualitative Disclosure

The Fund’s primary trading risk exposure is commodity price risk which affects the futures contracts and options on futures contracts in which the Fund invests. There are numerous uncertainties, contingencies and risks associated with these investments (as discussed in Risk Factors). These include, but are not limited to, government interventions, defaults and expropriations, adverse weather conditions, commodity supply factors, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, and increased regulation. Investors may lose all or substantially all of their investment in the Fund.

To help manage the commodity price risk mentioned above, the Fund uses its options strategy in an attempt to enhance the Fund’s risk-adjusted total returns relative to the returns of leading commodity market benchmarks. In up markets, the portion of the Fund on which call options have been sold will forego potential appreciation in the value of the underlying contracts to the extent the price of those contracts exceeds the exercise price of options written plus the premium collected by writing the call options. In flat or sideways markets, the portion of the Fund on which call options have been sold will generate current gains from the premium collected by writing the call options. In down markets, the Fund will experience declines in value of the underlying contracts to the extent that the amount of the decline in the value of the underlying contracts exceeds the option premium collected by writing the call options. There can be no assurance that the Fund’s options strategy will be successful. The Fund’s risk-adjusted returns over any particular period may be positive or negative. Furthermore, the Fund invests in a diversified portfolio of commodity futures and forward contracts to obtain broad exposure to all principal groups in the global commodity markets, thereby limiting its exposure to the commodity price risk of any one future contract or any specific commodity group.

The Fund’s primary non-trading risk exposure is interest rate risk as it relates to its collateral investments in short-term, high grade debt securities, which is mitigated by the short term nature of these debt securities and by ensuring that the collateral investments are rated at the highest rating applicable for the type of investment (as determined by at least one NRSRO) or, if unrated, judged by the collateral sub advisor to be of comparable quality.

Market Perspectives

The opportunities and challenges facing the Fund are described briefly below.

Impact of Current Commodity Market Conditions.    Commodity returns have been positive across all six commodity sectors since the beginning of 2010. The higher prices were due to the continuing global economic recovery which led to increased demand for commodities from global infrastructure projects. This demand could not be met by commodity producers, both large and small, that experienced reduced capacity and production financing as global credit conditions deteriorated throughout 2009.

Long-Term Outlook.    The Fund’s long-term outlook for commodities remains positive based on fundamental beliefs that commodity demand growth is structural and driven by rising world population together with the industrialization of, and higher living standards in, emerging markets. Commodities

Management’s discussion and analysis of financial condition and results of operations have been strongly positively correlated to inflation; and as such, the Fund expects investments in the commodities asset class to increase over time given concerns about rising levels of global inflation. Also, global infrastructure is a key factor that the commodity subadvisor believes will be a positive long-term force in the commodity markets, as Gresham forecasts infrastructure spending to increase significantly over the next 20 years.

Near-Term Outlook.    In the near-term, the Fund’s outlook for commodities is positive, as it expects commodity prices to continue to benefit from improving global economic conditions and commodity supply reduction. As evidenced by the performance of commodity markets in the past 18 months, global economic conditions continue to improve driven by large government stimulus, low levels of global interest rates and emerging market growth. Emerging markets make a significant contribution to global growth where increased personal wealth, large foreign exchange reserves and growing populations help impact domestic demand for commodities. The Fund believes that commodities in the near-term will benefit from increased government spending on infrastructure projects. In addition to the direct effects of infrastructure projects on commodity prices and the salutary impact of higher GDP growth, the Fund believes that the economic stimulus packages will lead to higher inflation and a lower-valued U.S. dollar, both of which the Fund believes will benefit commodities in the near-term. If global economic conditions deteriorate, the Fund would expect to see reduced commodity demand and subsequent declines in commodity prices.

Recent Changes to the TAP® Methodology.    Gresham continues to refine its TAP® methodology to take advantage of the evolution of the commodity futures markets. To help determine TAP® weightings for the 2010 annual rebalance, Gresham added a new third factor—global trade (import and export value)—in addition to global production and futures liquidity. Because many commodities are consumed near where they are produced, Gresham believes that global production alone is not sufficient for determining global economic relevance. Including a commodity’s import and export value sharpens the global focus of the Fund’s commodity portfolio. Gresham did not make any significant changes to the TAP commodity selection and weighting methodology for the 2011 rebalance, which occured in January 2011.

Potential Impact of Recent CFTC Regulatory Changes.    The CFTC has withdrawn relief previously granted to Gresham concerning position limits with respect to certain agricultural commodities (soybeans, corn and wheat) in which Gresham invests under TAP®. The effect of such withdrawal is that, beginning January 15, 2010, Gresham became subject to the same position limit rules as other investors. Gresham has taken steps to mitigate the potential risks associated with becoming subject to such limits (including expanding the number of exchanges on which it trades). In January 2011, the CFTC proposed rules pursuant to the Dodd-Frank Act that would impose position limits on futures and options contracts on certain agricultural and exempt commodities and on physical commodity swaps that are economically equivalent to such contracts, with the aim of addressing excessive speculation in the markets. Under the proposed rules, position limits would be set on the spot-month, single-month and all-months across different trading venues for contracts based on the same underlying commodity. The proposed position limits would be established in two phases: the first would be on spot-month contracts based on current exchange limits, while the second would be on non-spot-month contracts based on open interest levels as well as CFTC established limits on spot-months. Under the Dodd-Frank Act, the CFTC must establish such limits, which it has not yet done. If these rules are adopted, the full implementation of the Fund’s investment strategy could be negatively impacted.

The securities depository; book-entry-only system; global security

The Depository Trust Company (“DTC”) acts as securities depository for the shares. The shares will be issued as fully-registered securities registered in the name of Cede & Co (DTC’s partnership nominee). One fully-registered share certificate will be issued for the shares, in the aggregate principal amount of such issue, and will be deposited with DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of shares under the DTC system must be made by or through Direct Participants, which will receive a credit for the shares on DTC’s records. The ownership interest of each shareholder is in turn to be recorded on the Direct and Indirect Participants’ records. Shareholders are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the shareholder entered into the transaction. Transfers of ownership interests in the shares are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of shareholders. Shareholders will not receive certificates representing their ownership interests in shares.

To facilitate subsequent transfers, all shares deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. The deposit of shares with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the shares; DTC’s records reflect only the identity of the Direct Participants to whose accounts such shares are credited, which may or may not be the shareholders. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to shareholders will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption proceeds, distributions, and dividend payments on the shares will be made to Cede & Co. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Fund, on payable date in accordance with their respective holdings shown on

The securities depository; book-entry-only system; global security

DTC’s records. Payments by Participants to shareholders will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, or the Fund, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. is the responsibility of the Fund. Disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the shareholders will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the shares at any time by giving reasonable notice to the Fund. Under such circumstances, in the event that a successor depository is not obtained, share certificates are required to be printed and delivered.

The Fund may decide to discontinue use of the system of book-entry-only transfers through DTC. If a successor to DTC shall be employed as securities depository, the Fund and the manager shall establish procedures acceptable to such successor pursuant to the Trust Agreement.

Trust agreement

The following summary describes in brief the material terms of the Trust Agreement, including the respective responsibilities of the Delaware Trustee, the individual Trustees and the manager, as well as certain matters with respect to the shares and the operation of the Fund. Prospective investors should carefully review the Trust Agreement filed as an exhibit to the registration statement of which this prospectus is a part and consult with their own advisors concerning the implications to such prospective investors of investing in a Delaware statutory trust. Each shareholder, by virtue of having purchased or otherwise acquired a share, shall be deemed to have expressly consented to and agreed to be bound by the terms of the Trust Agreement. Capitalized terms used in this section and not otherwise defined shall have the meanings assigned to them under the Trust Agreement.

Authority of the Delaware Trustee

The Delaware Trustee serves as the trustee of the Fund located in the State of Delaware. The Delaware Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings as required under the Delaware Statutory Trust Act. The Delaware Trustee does not owe any other duties to the Fund, the individual Trustees, the manager or the shareholders. The Delaware Trustee is permitted to resign upon at least 60 days notice to the Fund and the manager, provided that any such resignation will not be effective until a successor Delaware Trustee is appointed by the manager or the Delaware Court of Chancery. The Trust Agreement provides that the Delaware Trustee is compensated by the manager or an affiliate of the manager (including the Fund), and is indemnified by the Fund against any expenses it incurs relating to or arising out of the Fund’s formation, operation or termination, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses are held by a court of competent jurisdiction in a final, non-appealable proceeding to have resulted from the Delaware Trustee’s actual fraud or willful misconduct. The manager has the discretion to replace the Delaware Trustee. Neither the Delaware Trustee, either in its capacity as Delaware Trustee or in its individual capacity, nor any director, officer or controlling person of the Delaware Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Delaware Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Delaware Trustee set forth in the Trust Agreement. The Delaware Trustee has no duty to supervise or monitor the manager’s performance, nor does the Delaware Trustee have any liability for the manager’s acts or omissions.

Authority of the Individual Trustees

The individual Trustees, all of whom are unaffiliated with the manager, do not have any duties (including fiduciary duties) or responsibilities to manage the Fund, all of which the Trust Agreement vests in the manager, except those functions required under the listing standards of the NYSE Amex. Consequently, the individual Trustees do not have the sorts of wide-ranging duties and powers as the board of directors of an investment company. The Trust Agreement provides that the individual Trustees will be indemnified by the Fund against liabilities arising out of the performance of their duties pursuant to the Trust Agreement, except to the extent that any such liabilities result from actual fraud or willful misconduct by an individual Trustee. The Fund also expects to provide Directors’ and Officers’ Insurance coverage to the individual Trustees.

The individual Trustees together serve as the audit committee and nominating committee of the Fund, in accordance with the listing standards of the NYSE Amex and the applicable committee charter. They also have the authority to remove any individual Trustee who either ceases to be an “independent director” pursuant to the listing standards or is subject to statutory disqualification under Sections 8a(2) or 8a(3) of the CEA. The individual Trustees may appoint individual Trustees in the event of any vacancy caused by death, resignation or removal.

Trust agreement

In addition, the individual Trustees have the authority under certain limited circumstances to remove the manager without penalty, upon 60 days prior written notice, only for cause. “Cause” consists of a statutory disqualification of the manager under Sections 8a(2) or 8a(3) of the CEA, suspension or revocation of the manager’s CPO or CTA registrations or the bankruptcy, insolvency, receivership or similar bankruptcy event with respect to the manager. If the manager is removed by the individual Trustees, if at the time there is no remaining manager, shareholders holding shares representing at least a majority (over 50%) of the issued and outstanding shares (not including shares held by the manager or its affiliates) may vote to elect a successor manager who must be duly licensed and qualified to carry on the Fund’s business.

Information concerning the individual Trustees, Robert P. Bremner, David J. Kundert, William J. Schneider, Carole E. Stone and Terence J. Toth, is set forth under “Management of the Fund—Trustees” on pages 40-41 of this prospectus.

Authority of the Manager

The manager is generally authorized by the Trust Agreement to perform all acts deemed necessary, proper, convenient or advisable to carry out the purposes of the Fund and to conduct the business of the Fund pursuant to the Trust Agreement. In addition to the powers described elsewhere in this prospectus, the manager has the authority to:

➢	enter into, execute, deliver and maintain, and to cause the Fund to perform its obligations under, contracts, agreements and any or all other documents;

➢

establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on the Fund’s behalf with appropriate banking and savings institutions, brokers and dealers and futures commission merchants, and execute and/or accept any instrument or agreement incidental to the Fund’s business;

➢	deposit, withdraw, pay, retain and distribute the property and cash held by the Fund;

➢	redeem, purchase or otherwise acquire any outstanding share;

➢	admit, in the manager’s sole discretion, affiliates or non-affiliates of the manager as additional managers pursuant to the provisions of the Trust Agreement, and

➢

exercise the power of attorney to take certain actions, including the execution and filing of documents, on the Fund’s behalf in accordance with the Trust Agreement. In addition, upon acquisition of the Fund’s shares, each shareholder will be deemed to have executed and delivered to the manager a power of attorney with respect to the execution and filing of Fund documents, including filings required by any law of any state or other jurisdiction or government agency or amendments to the Trust Agreement.

The Trust Agreement limits the authority of the manager as follows:

➢

The manager may not cause the Fund to borrow money from or loan money to itself or any shareholder except in connection with the repayment by a shareholder of any taxes paid on its behalf by the Fund pursuant to the terms of the Trust Agreement.

➢

The manager may not cause the Fund to create, incur, assume or permit to exist any lien, mortgage, pledge, conditional sales or other title retention agreement, encumbrance or other charge or security interest in respect of the Fund’s assets, except for tax liens not delinquent or being contested in good faith, deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, deposits or pledges to secure contracts, surety or appeal bonds or other ordinary business obligations, mechanics or other like liens arising in the

Trust agreement

ordinary course of business or being contested in good faith, liens arising under ERISA, and deposits, security interests or liens to secure, mortgage, or collateralize investments made by the Fund in accordance with its investment objective.

➢	The manager may not cause the Fund to be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

➢

The manager may not cause the Fund to borrow or enter into a financing arrangement that, when aggregated with all then outstanding borrowings and financings of the Fund, is in excess of 5% of the net assets of the Fund (calculated as of the initial effective date of such borrowing or arrangement, regardless of any extensions or modifications thereof).

Withdrawal and Removal of the Manager

The manager may withdraw from the Fund voluntarily upon 90 days’ prior written notice to shareholders (which may be effected via a press release or posting to the Fund’s website) and the Delaware Trustee. Unless there is a remaining manager at the time of the manager’s withdrawal, shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager or its affiliates) may vote to elect a successor manager who must be duly licensed and qualified to carry on the Fund’s business.

As described above under “– Authority of the Individual Trustees,” the manager may be removed by the individual Trustees under certain circumstances. In addition, the manager may be removed upon 90 days prior written notice if such removal is approved by shareholders holding more than 50% of the shares (excluding for this purpose shares held by the manager and its affiliates). The manager retains the authority to admit a non-affiliate additional manager during this 90-day period, subject to the approval of shareholders (excluding the manager and its affiliates) holding more than 50% of the shares.

Shareholder Meetings

To the extent required by the NYSE Amex, meetings of the shareholders shall be called by the manager at least annually. In addition, upon the written request of shareholders holding at least 20% of the shares of the Fund (not including shares held by the manager or its affiliates), the manager will call a meeting of the shareholders. Notice of such meeting shall be given within 30 days after receipt of such request, and the meeting shall be held not less than 30 and not more than 60 days after the date of mailing of such notice. The manager may also call a meeting upon not less than 30 and not more than 60 days notice prior to the meeting. Any such notice shall be accompanied by a description of the proposed action to be taken at the meeting, which shall be held at a reasonable time and place. Each shareholder shall be entitled to one vote per share on each matter submitted to a vote of shareholders.

Indemnification of the Manager

The Trust Agreement provides that the manager and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, except to the extent that such liability or loss results from actual fraud or willful misconduct by the manager. However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed below under “–Provisions of Law.”

Trust agreement

Expenses incurred by the manager in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Fund in advance provided that the manager undertakes to repay such amounts upon a determination that the manager is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

In addition, the Trust Agreement provides that in the event the Fund is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s obligations or liabilities unrelated to Fund business, the shareholder shall indemnify, defend, hold harmless and reimburse the Fund for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Manager Expenses

Pursuant to an investment management agreement between the Fund and the manager, the Fund has agreed to pay an annual management fee for the services and facilities provided by the manager. The manager shall be reimbursed by the Fund for all amounts advanced by the manager on behalf of the Fund for which payment the Fund is responsible, including, but not limited to, transfer agent fees, fees and expenses of the Trustees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing and mailing expenses and duplication costs.

Limited Liability

A number of states do not have “statutory trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such a state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking issued or executed by the manager on behalf of the Fund shall give notice that it was executed on behalf of the Fund and is not binding on any shareholder personally. Furthermore, the Fund will indemnify its shareholders against any liability that such shareholders might incur solely because of their status as shareholders (excluding certain tax liabilities).

The shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, although the manager is not aware of this provision ever having been invoked in the case of any public futures fund, shareholders agree in the Trust Agreement that they are liable and will indemnify the Fund for any loss, liability, damage, cost and expense incurred by the Fund, including attorneys’ and accountants’ fees, as a result of:

➢	obligations or liabilities of any shareholder unrelated to the Fund’s business, or

➢	any taxes required to be paid by the Fund with respect to shareholders’ allocable share of income.

The foregoing repayment of distributions and indemnity provisions (other than the provision for shareholders’ liability for taxes imposed upon the Fund with respect to shareholders’ allocable share of income) are commonplace in statutory trusts and limited partnerships.

Trust agreement

Expenses

See “Fees and expenses” and “Management of the Fund—Management Fees.”

The Manager’s Duties and Remedies

Shareholders have legal rights under Delaware law and applicable Federal and State commodity and securities laws. However, as permitted under the Delaware Statutory Trust Act, the Trust Agreement provides that neither the manager nor its affiliates will have any duties (including fiduciary duties) to the Fund, the individual Trustees, the shareholders or any other person, other than the implied contractual covenant of good faith and fair dealing. In addition, the Trust Agreement eliminates any liability by the manager or its affiliates for breach of contract or breach of duties (including fiduciary duties) to the Fund, the individual Trustees, the shareholders or any other person, other than liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Thus, in all dealings affecting the Fund, the manager has a duty to act in a manner consistent with the implied contractual covenant of good faith and fair dealing.

If the manager exercises good faith and fair dealing, it will not be liable merely because you lost money or the manager otherwise did not meet the Fund’s investment objective. Additionally, there are substantial and inherent conflicts of interest in the Fund’s structure.

In the event that you come to believe that the manager has violated its duties, you may have the right to seek relief individually or on behalf of the Fund in a derivative action under applicable laws, including the laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the manager. In addition to certain conditions set forth in the Trust Agreement that must be satisfied in connection with any such derivative action, the Trust Agreement provides that no shareholder may maintain a derivative action on behalf of the Fund unless holders of at least 20% of the outstanding shares join in bringing such action. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring class actions in a Federal court to enforce your rights and the rights of the other shareholders under Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to your purchase of shares may be recovered from the manager should the breach of those laws have been caused by the manager. Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the manager, as a registered commodity pool operator and commodity trading advisor, and the commodity broker, as a registered futures commission merchant, as well as those of their respective employees who are required to be registered under the CEA and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA for violations of that statute. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

The responsibility of the manager to you and other shareholders is a changing area of the law. If you have questions concerning the responsibilities of the manager, you should consult your legal counsel. The authority, duty and liability of the manager with respect to the operation of the Fund are governed by the Trust Agreement and the Delaware Statutory Trust Act.

Provisions of Law

Provisions of Federal and State Securities Laws.    This offering is subject to Federal and State securities laws. If any indemnification of the individual Trustees or the manager or any person acting as broker or dealer for the Fund arises out of an alleged violation of such laws, it is subject to the following legal conditions.

Trust agreement

No indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless: there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Provisions of the Securities Act of 1933.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the individual Trustees or the manager or any person acting as broker or dealer to the Fund, the SEC believes that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

➢

The filing of a certificate of cancellation of the manager’s certificate of formation, the expiration of 90 days after the date of notice to the manager of cancellation without a reinstatement of its certificate of formation, or the removal or voluntary withdrawal of the manager without the appointment of a successor pursuant to Section 4.10, 5.2(e) or 8.3(c) of the Trust Agreement, unless (i) at the time there is at least one remaining manager and that remaining manager carries on the business of the Fund or (ii) if the manager is the sole manager of the Fund, shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager and its affiliates) elect to continue the Fund’s business and to select, effective as of the date of such event, one or more successor managers. Any such election must occur within 90 days of such event and must provide for the election of a manager who is licensed and qualified to conduct the duties of a manager of the trust. If such an election is made, all shareholders of the Fund shall be bound thereby and continue as shareholders of the Fund.

➢

The manager’s determination to terminate the Fund because the net assets of the Fund in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Fund or in its reasonable discretion, the determination to dissolve the Fund because the net asset value of the Fund declines below $10,000,000.

➢	The occurrence of any event which would make unlawful the continued existence of the Fund.

➢

The suspension, revocation, statutory disqualification or termination of the manager’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required at such time unless at that time there is at least one remaining manager whose registration or membership has not been suspended, revoked, disqualified or terminated or the shareholders have appointed a successor manager pursuant to the Trust Agreement).

➢

The Fund experiences a bankruptcy event, which shall include: (i) the bankruptcy, insolvency or receivership of the Fund or the making of an assignment for the benefit of its creditors, (ii) the filing of a voluntary petition in bankruptcy, (iii) the commencement of any involuntary petition in bankruptcy against the Fund which shall not be dismissed within ninety (90) days of its commencement, (iv) the filing of a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing of an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of such nature or (vi) the seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or for all or any substantial part of its properties.

Trust agreement

➢

The shareholders holding shares representing at least 66 2/3% of the issued and outstanding shares (which excludes the shares of the manager) vote to dissolve the Fund, notice of which is sent to the manager not less than 90 business days prior to the effective date of termination.

➢	The Fund is required to be registered as an investment company under the 1940 Act.

➢	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The manager keeps, and an independent registered public accounting firm selected by the audit committee in its sole discretion annually audits, the books of record and accounts of the Fund, which are kept as required by the CEA and regulations promulgated thereunder and all other applicable rules and regulations. The books of account are at the Fund’s principal office located at 333 West Wacker Drive, Suite 3300, Chicago, Illinois 60606 or at the offices of State Street and Computershare, Inc. located, respectively, at 2 Avenue de Lafayette, LLC/5, Boston, Massachusetts 02111 and 250 Royall Street, Canton, Massachusetts 02021. Subject to such standards as may be established by the manager from time to time (including standards governing what information and documents are to be furnished at what time and location and at whose expense and with what required advance notice), the shareholders shall have the right to obtain from the Fund such information regarding the business and financial condition of the Fund as, in the sole discretion of the manager, is just and reasonable under applicable circumstances (including information required to be made available to shareholders under CFTC rules and regulations), upon reasonable demand for any purpose reasonably related to the shareholder’s interest as a shareholder of the Fund; provided that the manager shall have the right to keep confidential from the shareholders, for such period of time as the manager deems reasonable, any information that the manager reasonably believes to be in the nature of trade secrets or other information the disclosure of which the manager in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

Statements, Filings, and Reports

At the end of each month and as of the end of each fiscal year, the manager will furnish for distribution to each person who is a shareholder such reports required by the CFTC and the NFA or any other applicable governmental authority or as the manager, in its sole discretion, determines to be necessary or appropriate. The manager is responsible for the registration and qualification of the shares and notification of the offering under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the manager may select. The manager will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act including quarterly reports on 10-Q and annual reports on 10-K. The registration, qualification and notification costs and the costs of the periodic reports prepared and filed by the manager will be an expense of the Fund.

The accounts of the Fund will be audited, as required by law and as may be directed by the manager, by an independent registered public accounting firm designated by the individual Trustees, acting as an audit committee. The cost of such audits will be an expense of the Fund. The manager will make such elections, file such tax returns, and prepare, disseminate and file such tax reports on behalf of the Fund, as it is advised by its counsel or accountants or as required by any applicable statute, rule or regulation.

Trust agreement

Fiscal Year

The fiscal year of the Fund is the calendar year.

Amendments to the Trust Agreement

Except as otherwise provided below, amendments to the Trust Agreement require a majority vote of shareholders (not including shares held by the manager or its affiliates). In addition, where any provision requires the approval or affirmative vote of shareholders, an amendment to such provision shall be effective only upon the written approval or affirmative vote of the minimum number of shareholders that would be required to take or authorize such action, or as may otherwise be required by applicable law.

Notwithstanding the foregoing, the manager may, without the approval of the shareholders, make such amendments to the Trust Agreement that (i) are necessary to add to the representations, duties or obligations of the manager or surrender any right or power granted to the manager herein, for the benefit of the shareholders, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or in the prospectus, or to make any other provisions with respect to matters or questions arising under the Trust Agreement or the prospectus that will not be inconsistent with the provisions of the Trust Agreement or the prospectus or (iii) permit the continued listing of the shares on the NYSE Amex, or (iv) the manager deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iv) unless the adoption thereof (A) is not materially adverse to the interests of the shareholders; (B) is consistent with the power and authority vested to the manager pursuant to the terms of the Trust Agreement (subject to the limited powers and authority accorded to the Delaware Trustee and the individual Trustees) and is consistent with the general prohibitions of the Fund set forth in the Trust Agreement; (C) except as otherwise provided below, does not affect the allocation of profits and losses among the shareholders (excluding the manager) or between the shareholders and the manager; and (D) does not adversely affect the limitations on liability of the shareholders, as described in the Trust Agreement, or the status of the Fund as a partnership for U.S. federal income tax purposes.

In addition and notwithstanding any provision to the contrary, the manager may, without the approval of the shareholders, amend the provisions of the Trust Agreement relating to the allocations of profits, losses, and distributions among the shareholders if the Fund is advised at any time by the Fund’s accountants or legal counsel that the allocations provided in the Trust Agreement are unlikely to be respected for U.S. federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The manager is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of its accountants and counsel to effect the allocations and distributions provided in the Trust Agreement. New allocations made by the manager in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the manager to the Fund and the shareholders, and no such new allocation shall give rise to any claim or cause of action by any shareholder.

No amendment shall be made to the Trust Agreement without the Delaware Trustee’s consent if it reasonably believes that such amendment adversely affects any of the Delaware Trustee’s rights, duties or liabilities.

Governing Law

The rights of the Delaware Trustee, the individual Trustees, the manager, the Fund and the shareholders under the Trust Agreement are governed by the laws of the State of Delaware; however, the Trust Agreement states that certain provisions of Delaware law shall not apply to the Fund.

Legal matters

K&L Gates LLP, Washington, D.C. and Chicago, Illinois, is counsel to, and has advised, the Fund and the manager with respect to the preparation of this prospectus and will be passing upon certain legal matters for the Fund, including with respect to federal income tax consequences for shareholders. K&L Gates LLP does not represent the Fund’s shareholders. The underwriters are represented by Clifford Chance US LLP (“Clifford Chance”), New York, New York. Morris, Nichols, Arsht & Tunnell LLP, Wilmington, Delaware, will be opining as to the certain matters of Delaware law relating to the legality of the shares. K&L Gates LLP and Clifford Chance may rely as to certain matters of Delaware law relating to, among other things, the legality of the shares, on the opinion of Morris, Nichols, Arsht & Tunnell LLP. You should seek investment, legal and tax advice from your own legal counsel and other professionals of your choice.

Experts

The financial statements as of December 31, 2010 and December 31, 2009 and for each of the three years in the period ended December 31, 2010 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

In addition, as described more fully on page 55, certain agreed-upon procedures were applied to the capsule performance table by independent accountants, Michael J. Liccar & Co., CPAs (previously defined as “Liccar”) of Chicago, Illinois. The scope of Liccar’s work was limited to the procedures noted in their report and did not include all procedures considered necessary under U.S. generally accepted auditing standards for the purpose of expressing an opinion on the capsule and the related Notes.

Recent financial information and annual reports

The Fund’s total portfolio holdings are disclosed on its website at (http://www.nuveen.com) on each business day that the NYSE Amex is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings (as of the previous day’s close) is made daily and includes, as applicable, the name and value of each commodity investment and the value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings are, in each case, determined in accordance with the Fund’s valuation policies. The manager will also furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, a monthly statement, quarterly and annual reports and an annual audited financial statement certified by an independent registered public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Fund shareholders also will be provided with appropriate information to permit them (on a timely basis) to file U.S. federal and state income tax returns with respect to their shares. Additional information about the Fund may be posted on the Fund’s website (http://www.nuveen.com) in the discretion of the manager or as required by regulatory authorities. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part.

Privacy policy

The Fund, the manager and other Fund service providers may collect certain nonpublic personal information about investors from the information provided by investors in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of administering the Fund, and then only subject to customary undertakings of confidentiality. The Fund and the manager do not disclose nonpublic personal information about investors to anyone, except as required by law. The Fund and the manager restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide necessary and related products and services to investors. The Fund and the manager each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Federal income tax considerations

The following discussion describes the material U.S. federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of shares as of the date hereof by U.S. shareholders (as defined below) and non-U.S. shareholders (as defined below). Except where noted, this discussion deals only with shares held as capital assets by shareholders who acquired shares upon their original issuance and does not address special shareholder situations, such as those of:

➢	dealers in securities or currencies;

➢	financial institutions;

➢	regulated investment companies, other than to indicate that income from the Fund can be treated as income from a qualified publicly traded partnership (“PTP”) within the meaning of the Code;

➢	real estate investment trusts;

➢	tax-exempt organizations;

➢	insurance companies;

➢	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle;

➢	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

➢	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. shareholder” of shares means a holder of shares that is, for U.S. federal income tax purposes:

➢	an individual citizen or resident of the U.S.;

➢	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

➢	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

➢

a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable regulations to be treated as a U.S. person.

A “non-U.S. shareholder” of shares means a holder of shares that is not a U.S. shareholder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares, we urge you to consult your own tax adviser.

If you are considering the purchase of shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Federal income tax considerations

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by the Fund, in the opinion of K&L Gates LLP (“Tax Counsel”), the Fund will be taxed as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes.

A partnership is not a taxable entity and incurs no U.S. federal income tax liability. Section 7704 of the Code provides that a PTP such as the Fund will, as a general rule, be taxed as a corporation. However, an exception exists with respect to PTPs of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt securities and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or options, futures or forwards with respect to commodities, income or gains from commodities or such options, futures, or forwards. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a PTP taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the Fund for U.S. federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s manager will use its best efforts to cause the operation of the Fund to be conducted in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return and would not flow through to the shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its shares, or taxable capital gain, after the shareholder’s tax basis in its shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after tax return and thus could result in a reduction of the value of the shares.

The discussion below is based on Tax Counsel’s opinion that the Fund will be classified as a partnership that is not subject to corporate income tax for U.S. federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income.    A partnership does not incur U.S. federal income tax liability. Instead, each partner of a partnership is required to take into account its share of tax items of the partnership. Accordingly, each shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s U.S. federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Federal income tax considerations

Fund shareholders will take into account their share of ordinary income realized by the Fund from accruals of interest on debt securities held as collateral in the Fund portfolio. The Fund may hold debt instruments with “original issue discount,” in which case Fund shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt securities with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, “Section 1256 Contracts.” A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options, and certain non-U.S. currency forward contracts. It is expected that the majority of the futures and forward contracts and options on futures and forward contracts held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for U.S. federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as long-term capital gains or losses to the extent of 60% of the gains or losses and as short-term capital gains or losses to the extent of 40% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions are met. Thus, shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

With respect to options and contracts not subject to treatment as Section 1256 Contracts, the Fund will recognize gain or loss at the time those options or contracts are exercised or cancelled, as the case may be. Depending on the circumstances, loss may be deferred pursuant to special rules applicable to straddles if the Fund holds an offsetting gain position in the property underlying the expired put option. If property underlying a written call option or purchased put option is sold, the option premiums will be taken into account as an addition to, or offset against, the sale price of the transferred property, respectively.

In general, Section 1256 Contracts are not subject to the straddle rules described above. Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Fund will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the Fund makes.

Federal income tax considerations

The Fund may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Fund may identify the positions of a particular straddle as an “identified mixed straddle” under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the Fund may place the positions in a “mixed straddle” account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If the Fund does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or to the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

For taxable years beginning after December 31, 2012, certain non-corporate shareholders will be subject to an increased rate of tax on some or all of their “net investment income,” which generally will include interest and net gain from the disposition of other property, including certain commodities. This tax will generally apply to the extent net investment income, when added to other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. Shareholders should consult their tax advisors regarding the applicability of this tax in respect of their shares.

Allocation of the Fund’s Profits and Losses.    For U.S. federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund and will be determined by the Fund’s Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” The Fund believes that, subject to the discussion below, the allocations pursuant to the Fund’s Trust Agreement should be considered to have substantial economic effect. The methods set forth in the Trust Agreement by which distributions and allocations are made are consented to by each shareholder as an express condition to becoming a shareholder.

If the allocations provided by the Fund’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to the shareholders for U.S. federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to the Fund and, indirectly the shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury Regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury Regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Federal income tax considerations

Monthly Allocation Convention.    In general, the Fund’s taxable income and losses will be determined monthly and will be allocated to the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its shares may be allocated income, gain, loss and deduction realized after the date of transfer. With respect to any Fund share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Fund share (other than an underwriter or other person holding in a similar capacity) for U.S. federal income tax purposes will be treated as holding such Fund shares for this purpose as of the close of the last trading day of the preceding month. By investing in Fund shares, a shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation convention described below.

Under the monthly allocation convention, whoever owns shares as of the close of the last trading day of a month will be treated as continuing to hold the shares until immediately before the close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The manager is authorized to revise the Fund’s allocation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Fund.

Section 754 Election.    The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of this election will generally have the effect of requiring a purchaser of shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price of the purchaser’s shares), as if the purchaser had acquired a direct interest in the Fund’s assets. The Section 743(b) adjustment will be attributed solely to a purchaser of shares and will not be added to the bases of the Fund’s assets associated with any of the other shareholders. Depending on the relationship between a holder’s purchase price for shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, pursuant to the election under Code Section 754, the Fund will likely apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments pursuant to Section 754, the Fund will be required to obtain information regarding each holder’s secondary market transactions in shares. The Fund will seek such

Federal income tax considerations

information from the record holders of shares, and, by purchasing shares, each shareholder will be deemed to have consented to the provision of such information by the record owner of such shareholder’s shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund will make based on the information it is able to obtain will be effective in eliminating the disparity between a holder’s outside basis in its Fund shares and its share of inside basis in the Fund’s assets.

Constructive Termination.    The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Fund shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for the Fund for all holders of shares. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Cash Distributions.    Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the shares (see “—Tax Basis in Fund Shares” below). Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those shares (see “—Disposition of Shares” below).

Disposition of Shares.    If a shareholder transfers shares and such transfer is a sale or other taxable disposition, the shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in Fund shares sold. The amount realized will include the shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate shareholders is eligible to be taxed at reduced rates where the Fund shares sold are held for more than one year. The maximum rate of tax on such capital gain is scheduled to increase from 15% to 20% for tax years beginning after December 31, 2012. Capital gain of corporate shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a shareholder on a sale of shares will generally be deductible only against capital gains, except that a non-corporate shareholder may also use such losses to offset up to $3,000 per year ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income.

Tax Basis in Fund Shares.    A shareholder’s initial tax basis in Fund shares will equal the sum of (a) the amount of cash paid by such shareholder for its shares and (b) such shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its shares will be increased by (a) the shareholder’s share of the Fund’s taxable income, including capital gain, (b) the shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the shareholder, (b) the shareholder’s share of the Fund’s losses and deductions, (c) the shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions.    The deductibility of a non-corporate shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.”

Federal income tax considerations

Investment interest expense would generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the shareholder on any margin account borrowing or other loan incurred to purchase or carry Fund shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses.    In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such shareholder. The Code imposes additional limitations (which were phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

➢	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

➢	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For tax years beginning after December 31, 2009 and before January 1, 2013, the overall limitation on miscellaneous itemized deductions shall not apply. However, these expenses are also not deductible in determining the alternative minimum tax liability of a shareholder. The Fund will review its operations annually to determine whether management fees and other expenses related to its activity in commodities should be accounted for as deductible ordinary and necessary business expenses or as miscellaneous itemized deductions. However, the Fund’s determination is not conclusive. If the IRS successfully challenged the Fund’s treatment of such items as deductible ordinary and necessary business expenses, a shareholder’s ability to deduct its allocable share of such items would be reduced accordingly.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Fund has not yet determined whether it will make such an election. Expenditures in connection with the issuance and marketing of shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss.    Individuals are subject to certain “passive activity” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or gains from the Fund’s investments will not be available to offset a shareholder’s passive activity losses or passive activity income from other sources.

Tax Reporting by the Fund.    Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s shares. The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting their allocable portion of such tax items. For its first taxable year the Fund provided its shareholders with access to their 2010 Schedule K-1’s by the end of the first week of March, 2011. The Fund anticipates that for subsequent years shareholders will similarly have access to their Schedule K-1 by the end of the

Federal income tax considerations

first week of March in the following year. Each shareholder by investing in shares agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.

Treatment of Securities Lending Transactions Involving Shares.    A shareholder whose shares are loaned to a “short seller” to cover a short sale of shares may be considered as having disposed of those shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the Fund shares with respect to those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction or other items with respect to those shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from lending their shares.

Audits and Adjustments to Tax Liability.    Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Fund’s Trust Agreement, the manager has been appointed the “tax matters partner” of the Fund under the Code. The tax matters partner, which is required by the Fund’s Trust Agreement to notify all shareholders of any U.S. federal income tax audit of the Fund, has the authority under the Trust Agreement to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. shareholders. As the tax matters partner, the manager has the right on behalf of all holders of Fund shares to extend the statute of limitations relating to the shareholders’ U.S. federal income tax liabilities with respect to Fund items.

A U.S. federal income tax audit of the Fund’s information return may result in an audit of the returns of the shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a shareholder, might not take a position that differs from the treatment thereof by the Fund. A shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits.    Subject to generally applicable limitations, shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to it or paid by it on behalf of Fund shareholders. If a shareholder elects to claim foreign tax credit, it must include in its gross income, for U.S. federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from, interest or other income derived by the Fund. Shareholders may then subtract from their U.S. federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described

Federal income tax considerations

tax credit or deduction is subject to certain limitations. Even if the shareholder is unable to claim a credit, it must include all amounts described above in income. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Reportable Transactions.    There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Fund or the shareholders if, for example, (1) a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of shares, or (2) the Fund’s activities result in certain book/tax differences. The tax shelter disclosure rules could also apply in other circumstances. Furthermore, the Fund’s material advisers could be required to maintain a list of persons investing directly or indirectly in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as shares in the Fund) even if its basis in such interests is equal to the amount of cash it paid. In addition, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

Except as described below, the Fund anticipates that a non-U.S. shareholder will not be subject to U.S. federal income tax on such shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the U.S. In the case of an individual non-U.S. shareholder, such shareholder will be subject to U.S. federal income tax on gains on the sale of shares in the Fund or such shareholder’s distributive share of gains if such shareholder is present in the U.S. for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations. Non-U.S. shareholders that are corporations may also be subject to a 30% U.S. branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

With respect to derivative transactions, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any non-U.S. shareholders, to be treated as engaged in a trade or business within the U.S. However, the Treasury Department has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a U.S. trade or business solely by virtue of an investment in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Fund to elect to apply the final regulations retroactively once they are finalized.

Federal income tax considerations

To the extent any interest income allocated to a non-U.S. shareholder is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in a trade or business in the U.S. and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer. Interest income earned by the Fund on its margin account and/or the debt securities managed by the collateral subadvisor and allocated to such a foreign shareholder, as well as interest earned by such a shareholder on escrow deposits will, as a general rule, likewise not be subject to the U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign shareholder is connected.

New Legislation.    Legislation enacted on March 18, 2010, significantly changes the reporting requirements of certain non-U.S. persons. Under this legislation, unless such non-U.S. persons comply with reporting requirements concerning their direct and indirect U.S. owners, a 30% withholding tax would be imposed on certain payments, including payments of U.S.-source interest and gross proceeds from the sale of debt that can produce U.S.-source interest that are paid to certain non-U.S. financial institutions, investment funds and other non-U.S. persons. This legislation is generally effective for payments made after December 31, 2012, subject to certain grandfather rules. Non-U.S. shareholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in shares of the Fund.

Non-U.S. shareholders will be subject to U.S. federal estate tax on the value of U.S. situs property owned at the time of their death. It is unclear whether partnership interests (such as the interests in the Fund) will be considered U.S. situs property. Accordingly, non-U.S. shareholders may be subject to U.S. federal estate tax on all or part of the value of the shares owned at the time of their death.

Non U.S. shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the shares.

Regulated Investment Companies

The Code allows regulated investment companies (“RICs”) to invest up to 25% of their assets in qualified PTPs and to treat amounts received as qualifying income under asset diversification and income source tests applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. The Fund anticipates that it will be a qualified PTP and that at all times such RIC investors may treat their respective shares of its income as qualifying income under these rules. The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which it realizes sufficient gross income from its commodities futures transactions. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

An organization that is otherwise exempt from U.S. federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of

Federal income tax considerations

exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund has no current intention of borrowing funds for the purpose of acquiring or holding any investments or otherwise incurring “acquisition indebtedness” with respect to such investments. Therefore, in the absence of such borrowing a tax-exempt entity purchasing shares of the Fund would not incur any UBTI by reason of its investment in the shares or upon sale of such shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the shares.

The Fund may borrow for temporary or emergency purposes. To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns. In view of the potential for UBTI, shares in the Fund may not be a suitable investment for a charitable remainder trust. Tax exempt investors are urged to consult their own tax advisors concerning UBTI.

Backup Withholding

Pursuant to special “backup withholding” rules, the Fund is required in certain circumstances to withhold on certain payments paid to shareholders of Fund shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

Other tax considerations

Prospective shareholders should consider, in addition to the U.S. federal income tax consequences described above, potential state and local tax considerations in investing in the shares. State and local laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident.

Shareholders will receive only a single tax reporting statement from the Fund in the form of an IRS Schedule K-1. In general, income from the Fund may be taxable in a shareholder’s state or city of residence, but a shareholder should not be required, solely as a result of an investment in the Fund, to file state or local income tax returns in any state or city where the shareholder would otherwise not be subject to state or local income taxes. Shareholders should consult their tax advisors concerning state and local income tax considerations unique to their particular situations.

The Trust Agreement provides that, if the Fund is required to make payments to any federal, state or local or any foreign taxing authority in respect of any shareholder’s allocable share of income, the amount of such taxes will be considered a loan by the Fund to such shareholder, and such shareholder will be liable for, and will pay to the Fund, any taxes so required to be withheld and paid over by the Fund within ten (10) days after the manager’s request therefor. Such shareholder will also be liable for interest on the amount of taxes paid over by the Fund to the IRS or other taxing authority, from the date of the manager’s request for payment to the date of payment, at the rate of 2.00% over the prime rate as published by the Wall Street Journal from time to time. Any actual distribution by the Fund to such shareholder will be reduced by any obligations owed to the Fund by the shareholder, including the amount of any taxes required to be paid over by the Fund to the IRS or other taxing authority and interest thereon as described above. Amounts, if any, deducted by the Fund from any actual distribution to such shareholder will be treated as an actual distribution to such shareholder for all purposes of the Trust Agreement.

Where you can find more information

The manager has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the shares, including the Fund’s monthly account statements, its daily portfolio holdings, net asset value and share price, can also be obtained from the Fund’s website, which is www.nuveen.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and the manager and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC (including annual and quarterly reports) and with the CFTC (including monthly shareholder statements and annual reports). The reports and other information filed with the SEC can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

Dated [            ], 2011

Nuveen Diversified Commodity Fund

(This prospectus is in two parts: a disclosure document and a statement of additional information. These parts, both dated [            ], 2011, are bound together, and both contain important information)

General information

The Commodity Markets

General.    The CEA governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery or options contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts.    A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, bond, stock index, interest rate, currency, energy and metals markets. The size and terms of futures contracts on a particular commodity traded on the same or linked exchange are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.

The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts settle in cash (reflecting the difference between the contract purchase or sale price and the contract settlement price) rather than by delivery of the underlying commodity.

General information

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of long open positions held by traders in a particular contract is referred to as the open interest in such contract.

Forward Contracts.    A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Although most forward contracts are generally not traded on exchanges, the Fund intends to invest in exchange-traded forward contracts. Forward contracts for a given commodity are generally available in a range of sizes and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the prompt date, or the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the prompt date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the prompt date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

Options on Futures Contracts.    Options on commodity futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the exercise price) in the underlying futures contract on or before a specified date. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying futures contract, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying futures contract.

The seller, or writer, of an option is obligated to take a position in the underlying contract at a specified price on or before a specified date opposite to the option buyer if the option is exercised. Thus, the writer of a call option must stand ready to take a short position in the underlying contract at the exercise price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying contract at the exercise price.

A call option is said to be in-the-money if the exercise price is below current market levels and out-of-the-money if the exercise price is above current market levels. Conversely, a put option is said to be in-the-money if the exercise price is above the current market levels and out-of-the-money if the exercise price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying contract. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value if any. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is out-of-the-money at the time it expires becomes worthless. On certain exchanges, in-the-money options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option

General information

sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option on futures is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Options on Forward Contracts.    Options on commodity forward contracts operate in a manner similar to options on commodity futures contracts. An option on a forward contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract. However, similar to forward contracts, options on forward contracts are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Similar to exchange-traded forwards, some options on forwards trade on exchanges. The Fund intends to utilize exchange-traded options on forward contracts.

Options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Participants.    The two broad classes of persons who trade commodities are hedgers and speculators (or investors). Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due to an adverse movement in the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to buy the commodity at a future date and price he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract or he may buy the actual commodity and close out his position by making an offsetting sale of a futures contract.

The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges and Clearing Organizations.    Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations

General information

to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and dispute resolution procedures.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing organization, at least to a large degree, to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own clearing broker and the clearing organization.

U.S. Futures Exchanges.    Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

A designated contract market is the most highly regulated exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the U.S. are the Chicago Board of Trade (“CBOT”), the Chicago Mercantile Exchange (“CME”) and the New York Mercantile Exchange (“NYMEX”). Each of the designated contract markets in the U.S. must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodities excluded or exempt from the CEA may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are

General information

cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

An exempt board of trade is also a new category of trading market. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

An electronic trading facility is a new form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

The manager intends to monitor the development of and opportunities and risks presented by the less-regulated exchanges and exempt boards and may, in the future, allocate a percentage of the Fund’s assets to trading in products on these platforms. Provided the Fund maintains assets exceeding $5 million, the Fund would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges.    Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange’s home jurisdiction. However, the Fund plans to trade commodity futures and forward contracts that are denominated in U.S. dollars. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Fund to additional risks.

Speculative Position Limits.    The CFTC and U.S. designated contract markets have established limits, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which the Fund is not) may hold, own or control in many commodities. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits established by the CFTC apply to certain

General information

agricultural commodity positions, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes. The CFTC has recently proposed speculative limits for futures and options in crude oil, gasoline, heating oil and natural gas. These limits may, if adopted, restrict the full implementation of the TAP® program. See “Risk factors—Commodity Investment Strategy Risks—Changing Regulatory Environment” and “Risk factors—Commodity Subadvisor Risks—Speculative position limits and daily trading limits may reduce profitability and result in substantial losses.” In addition, U.S. exchanges may set position limits for all commodity interest investments traded on that exchange. Certain clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which the Fund and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits, the Fund’s commodity investments will not be attributable to investors in their own commodity trading.

Daily Price Limits.    Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contracts or options on futures contract prices during a single trading day. Exchange rules specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.

Commodity Prices.    Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to reliably predict commodity prices.

Regulation.    Futures exchanges in the U.S. are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or electronic trading facility. Derivatives clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the manager, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records

General information

of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the manager’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund. The Fund is not required to be registered with the CFTC in any capacity.

The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor’s registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Fund.

The CEA requires all futures commission merchants, such as the Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority granted in the CEA, the NFA has been formed and registered with the CFTC as a futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The manager, the commodity subadvisor, and the Fund’s commodity brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The Fund is not required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC, or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

General information

The regulation of commodity interest trading in the U.S. and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, CEA regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may take place on a trading facility not regulated by the CFTC. As a general matter, trading in forward contracts or options on forward contracts or commodities between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated. The commodity subadvisor and the collateral subadvisor may engage in those transactions on behalf of the Fund in reliance on this exclusion from regulation.

In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties, such as the Fund, or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets.

While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions’ currencies. Trading in the interbank market also exposes the Fund to a risk of default since failure of a bank with which the Fund had entered into a forward contract would likely result in a default and thus possibly substantial losses to the Fund.

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S., subject to certain exceptions, and in accordance with various requirements.

Debt Securities

Obligations Issued by the U.S. Government, its Agencies and Instrumentalities.    Obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities include bills, notes and bonds issued by the U.S. Treasury, as well as certain “stripped” or “zero coupon” U.S. Treasury obligations representing future interest or principal payments on U.S. Treasury notes or bonds. Stripped securities are sold at a discount to their “face value” and may exhibit greater price volatility than interest-bearing securities since investors receive no payment until maturity. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others, though issued by an instrumentality chartered by the U.S. government, are supported only by the credit of the instrumentality. The U.S. government may choose not to provide financial support to U.S. government-sponsored agencies or instrumentalities if it is not legally obligated to do so. Even where a security is backed by the full faith and credit of the U.S. Treasury, it does not guarantee the market price of that security, only the payment of principal and/or interest.

Glossary of defined terms

In this prospectus, each of the following terms have the meanings set forth after such term:

Book Entry System:    The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

CEA:    Commodity Exchange Act. An act passed in 1936 by the U.S. Government that provides federal regulation of all futures trading activities. This act replaced the Grain Futures Act of 1922. In 2000, the CEA was amended by the Commodity Futures Modernization Act or CFMA.

CFMA:    Commodity Futures Modernization Act of 2000. An act that substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade.

CFTC:    Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Clearing Broker:    The entity responsible for assuring that futures and option trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trades took place.

Clearing House:     Any clearing association, corporation or other entity that, with respect to a derivatives contract, enables each party to such contract to substitute, through novation, the credit of the clearing house for the credit of the parties, arranges or provides, on a multilateral basis, for the settlement or netting of obligations resulting from such contracts, or otherwise provides clearing services or arrangements that mutualize or transfer among participants in the clearing house the credit risk arising from such contracts.

Code:    The Internal Revenue Code of 1986, as amended.

Commodity Broker:    The entity responsible for holding the client’s funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or “cleared” by the clearing house affiliated with the exchange on which the trades took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

Commodity Pool:    An enterprise in which several investors contribute funds in order to trade commodity futures contracts or options on commodity futures contracts, collectively.

Commodity Pool Operator:    Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar form of enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of investing in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor:    Any person who for compensation or profit engages in the business of advising others, either directly or through publications or writing, or electronic media, as to the value or the advisability of investing in any contract of sale of a commodity for future delivery or commodity option thereon made on or subject to the rules of any contract market.

Glossary of defined terms

DTC:    The Depository Trust Company. DTC acts as the securities depository for the shares.

Forward Contract:    A supply contract between principals, not necessarily traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

Fund:    Nuveen Diversified Commodity Fund, a Delaware statutory trust.

Futures Contract:    A standardized contract traded on an exchange that calls for the future delivery or cash settlement of a specified quantity of a commodity at a specified time and place.

Gresham:    Gresham Investment Management, LLC, a Delaware limited liability company, registered as a commodity trading advisor and serving as the commodity subadvisor to the Fund.

Investor:    Beneficial owner of the shares.

Limited Liability Company (LLC):    A type of business ownership combining several features of corporation and partnership structures.

Manager (or NCAM):    Nuveen Commodities Asset Management, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator and Commodity Trading Advisor, and which controls the investments and other decisions of the Fund.

Margin:    A good faith deposit to secure the performance under a futures contract.

Margin Call:    A demand for funds in addition to the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or commodity broker.

Nuveen Asset Management:    Nuveen Asset Management, LLC, a Delaware limited liability company, registered as an investment advisor and serving as the collateral subadvisor to the Fund.

Net Asset Value:    Net Asset Value of the Fund.

NFA:    National Futures Association, a self-regulatory membership organization that regulates the commodity industry of which NCAM is a member.

Notional Value:    The contract values of the long commodity futures and forward contracts that the Fund purchases. For instance, if the Fund purchases a futures contract for 100 troy ounces of gold on the Comex Division of the New York Mercantile Exchange in a particular delivery month at $1,000 per ounce, the notional value of that contract, or the Fund’s obligation to pay for delivery of the gold if the Fund stands for delivery, is $100,000.

Option on Futures:    The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Over-the-Counter (OTC) Contract:    A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

Glossary of defined terms

SEC:    United States Securities and Exchange Commission.

Secondary Market:    The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in the secondary markets.

Shares:    Unit of fractional undivided beneficial interest in and ownership of the Fund.

Subadvisors:    A collective term to refer to both the collateral subadvisor and the commodity subadvisor.

Treasuries:    Short-term securities issued by the U.S. Treasury.

Treasury Regulations:    Treasury Regulations promulgated under the Code.

Valuation Day:    Any day as of which the Fund calculates its net asset value.

You:    The beneficial owner of shares.

Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of

Nuveen Diversified Commodity Fund:

In our opinion, the accompanying statements of financial condition and the related statements of operations, of changes in shareholders’ capital, and of cash flows present fairly, in all material respects, the financial position of Nuveen Diversified Commodity Fund (the “Fund”) at December 31, 2010 and December 31, 2009, and the results of its operations, the changes in its shareholders’ capital and its cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Chicago, IL

March 23, 2011

Nuveen Diversified Commodity Fund

FINANCIAL STATEMENTS

STATEMENTS OF FINANCIAL CONDITION

	December 31, 2010	December 31, 2009
ASSETS
Short-term investments, at value (cost $182,130,272)	$182,158,211	$—
Cash	16	—
Deposits with brokers for open futures contracts	50,972,757	—
Receivables:
Interest	3	—
From Manager	—	456,000
Unrealized appreciation on futures contracts, net	18,854,639	—
Deferred offering costs	—	500,000

Total assets	251,985,626	956,000

LIABILITIES
Call options written, at value (premiums received $1,629,313)	3,494,305	—
Payables:
Offering costs	—	500,000
Organization expenses	—	456,000
Accrued expenses:
Management fees	254,641	—
Other	478,932	—

Total liabilities	4,227,878	956,000

SHAREHOLDERS’ CAPITAL
Paid-in capital, unlimited number of shares authorized, 9,267,040 shares issued and outstanding December 31, 2010 and no shares outstanding at December 31, 2009	220,787,270	—
Accumulated undistributed earnings (deficit)	26,970,478	—

Total shareholders’ capital (Net assets)	247,757,748	—

Total liabilities and shareholders’ capital	$251,985,626	$956,000

Net assets	$247,757,748	$—

Shares outstanding	9,267,040	—

Net asset value per share outstanding (net assets divided by shares outstanding)	$26.74	$—

Market value per share outstanding	$25.80	$—

See accompanying notes to financial statements.

Nuveen Diversified Commodity Fund

SCHEDULE OF INVESTMENTS

DECEMBER 31, 2010

Principal Amount (000)	Description	Coupon	Maturity	Ratings(1)	Value
	Short-Term Investments
	U.S. Government and Agency Obligations
$ 15,000	Federal Home Loan Mortgage Corporation, Notes	0.000%	4/18/11	AAA	$14,995,620
30,000	Federal National Mortgage Association	0.000%	6/10/11	AAA	29,980,260
55,000	U.S. Treasury Bills	0.000%	3/31/11	AAA	54,984,710
30,000	U.S. Treasury Bills	0.000%	6/23/11	AAA	29,975,490
50,000	U.S. Treasury Bills	0.000%	9/22/11	AAA	49,923,600

180,000	Total U.S. Government and Agency Obligations (cost $179,831,741)				179,859,680

	Repurchase Agreements
2,299	Repurchase Agreement with State Street Bank, dated 12/31/10, repurchase price $2,298,539, collateralized by $2,260,000 U.S. Treasury Notes, 2.500%, due 4/30/15, value $2,344,750	0.040%	1/03/11	N/A	2,298,531

	Total Repurchase Agreements (cost $2,298,531)				2,298,531

	Total Short-Term Investments (cost $182,130,272)				$182,158,211

Investments in Derivatives

Futures Contracts outstanding:

Commodity Group	Contract	Contract Position(2)	Contract Expiration	Number of Contracts	Notional Amount at Value	Unrealized Appreciation (Depreciation)
Energy	Crude Oil

	CME Crude Oil Futures Contract	Long	February 2011	258	$23,576,037	$643,470

	CME Crude Oil Futures Contract	Long	March 2011	148	13,648,560	795,350

	ICE Brent Crude Oil Futures Contract	Long	February 2011	71	6,727,250	238,560

	ICE Brent Crude Oil Futures Contract	Long	March 2011	70	6,626,900	600,950

	Total Crude Oil					2,278,330

	Heating Oil

	NYMEX Heating Oil Futures Contract	Long	February 2011	36	3,844,109	10,130

	NYMEX Heating Oil Futures Contract	Long	March 2011	36	3,853,332	178,347

	Total Heating Oil					188,477

Nuveen Diversified Commodity Fund

Commodity Group	Contract	Contract Position(2)	Contract Expiration	Number of Contracts	Notional Amount at Value	Unrealized Appreciation (Depreciation)
	Natural Gas

	CME Natural Gas Futures Contract	Long	February 2011	112	$4,933,600	$401,600

	CME Natural Gas Futures Contract	Long	March 2011	96	4,245,120	235,720

	Total Natural Gas					637,320

	Unleaded Gas

	CME Gasoline RBOB Futures Contract	Long	February 2011	38	3,878,759	51,551

	CME Gasoline RBOB Futures Contract	Long	March 2011	38	3,883,387	349,266

	ICE Gas Oil Futures Contract	Long	January 2011	17	1,296,250	(8,279)

	ICE Gas Oil Futures Contract	Long	February 2011	18	1,382,400	(11,250)

	Total Unleaded Gas					381,288

	Total Energy					3,485,415

Industrial Metals	Aluminum

	LME Primary Aluminum Futures Contract	Long	January 2011	107	6,578,494	425,325

	LME Primary Aluminum Futures Contract	Short	January 2011	(4)	(245,925)	—

	LME Primary Aluminum Futures Contract	Long	March 2011	96	5,929,800	231,075

	Total Aluminum					656,400

	Copper

	LME Copper Futures Contract	Long	January 2011	49	11,813,900	1,365,875

	LME Copper Futures Contract	Short	January 2011	(1)	(241,100)	—

	NYMEX Copper Futures Contract	Long	March 2011	53	5,892,275	970,992

	NYMEX Copper Futures Contract	Long	May 2011	51	5,660,363	573,800

	Total Copper					2,910,667

	Nickel

	LME Nickel Futures Contract	Long	January 2011	36	5,338,440	138,906

	LME Nickel Futures Contract	Short	January 2011	(18)	(2,669,220)	(331,020)

	LME Nickel Futures Contract	Long	March 2011	18	2,672,784	331,344

	Total Nickel					139,230

Nuveen Diversified Commodity Fund

Commodity Group	Contract	Contract Position(2)	Contract Expiration	Number of Contracts	Notional Amount at Value	Unrealized Appreciation (Depreciation)
	Zinc

	LME Zinc Futures Contract	Long	January 2011	26	$1,590,225	$197,925

	LME Zinc Futures Contract	Long	March 2011	24	1,472,100	65,700

	Total Zinc					263,625

	Lead

	LME Lead Futures Contract	Long	January 2011	30	1,922,250	216,375

	LME Lead Futures Contract	Short	January 2011	(15)	(961,125)	(76,125)

	LME Lead Futures Contract	Long	March 2011	15	957,563	68,531

	Total Lead					208,781

	Total Industrial Metals					4,178,703

Agriculturals	Corn

	CME Corn Futures Contract	Long	March 2011	246	7,736,700	987,037

	CME Corn Futures Contract	Long	May 2011	66	2,100,450	137,588

	Total Corn					1,124,625

	Soybean

	CME Soybean Futures Contract	Long	March 2011	214	15,012,100	1,045,950

	Wheat

	CME Wheat Futures Contract	Long	March 2011	65	2,765,750	401,375

	CME Wheat Futures Contract	Long	May 2011	15	615,563	47,438

	KCBT Wheat Futures Contract	Long	May 2011	66	2,836,350	86,787

	MGEX Wheat Futures Contract	Long	March 2011	126	5,003,775	603,137

	Total Wheat					1,138,737

	Soybean Meal

	CME Soybean Meal Futures Contract	Long	March 2011	153	5,720,670	266,085

	Soybean Oil

	CME Soybean Oil Futures Contract	Long	March 2011	99	3,467,178	60,288

	Total Agriculturals					3,635,685

Precious Metals	Gold

	CME Gold Futures Contract	Long	February 2011	148	21,036,720	1,038,960

	Silver

	CME Silver Futures Contract	Long	March 2011	59	9,126,415	961,451

	Platinum

	NYMEX Platinum Futures Contract	Long	April 2011	27	2,400,570	136,080

Nuveen Diversified Commodity Fund

Commodity Group	Contract	Contract Position(2)	Contract Expiration	Number of Contracts	Notional Amount at Value	Unrealized Appreciation (Depreciation)

	Palladium

	CME Palladium Futures Contract	Long	March 2011	15	$1,204,950	$197,475

	Total Precious Metals					2,333,966

Foods & Fibers	Cotton

	ICE Cotton Futures Contract	Long	March 2011	106	7,674,930	1,073,916

	ICE Cotton Futures Contract	Long	May 2011	13	894,465	17,485

	Total Cotton					1,091,401

	Sugar

	ICE Sugar Futures Contract	Long	March 2011	212	7,626,573	1,956,226

	ICE Sugar Futures Contract	Long	May 2011	69	2,265,850	475,866

	Total Sugar					2,432,092

	Coffee

	ICE Coffee C Futures Contract	Long	March 2011	52	4,689,750	779,160

	ICE Coffee Robusta Futures Contract	Long	March 2011	82	1,719,540	100,960

	Total Coffee					880,120

	Cocoa

	ICE Cocoa Futures Contract	Long	March 2011	48	1,456,800	84,580

	ICE Cocoa Futures Contract	Long	May 2011	30	915,600	14,800

	Total Cocoa					99,380

	Total Foods & Fibers					4,502,993

Livestock	Live Cattle

	CME Live Cattle Futures Contract	Long	February 2011	233	10,098,220	323,449

	CME Live Cattle Futures Contract	Long	April 2011	30	1,346,400	50,100

	Total Live Cattle					373,549

	Lean Hogs

	CME Lean Hogs Futures Contract	Long	February 2011	132	4,210,800	200,880

	CME Lean Hogs Futures Contract	Long	April 2011	10	335,500	14,800

	Total Lean Hogs					215,680

	Feeder Cattle

	CME Feeder Cattle Futures Contract	Long	March 2011	41	2,540,975	128,648

	Total Livestock					717,877

	Total Futures Contracts Outstanding					$18,854,639

Nuveen Diversified Commodity Fund

Call Options Written outstanding:

Commodity Group	Contract	Contract Expiration	Number of Contracts	Strike Price	Value

Energy	Crude Oil

	CME Crude Oil Futures Options	January 2011	(203)	$96.0	$(99,470)

	ICE Brent Crude Oil Futures Options	January 2011	(71)	830.0	(39,050)

	Total Crude Oil		(274)		(138,520)

	Heating Oil

	NYMEX Heating Oil Futures Options	January 2011	(36)	2.7	(20,108)

	Natural Gas

	CME Natural Gas Futures Options	January 2011	(104)	4,300.0	(270,400)

	Unleaded Gas

	CME Gasoline RBOB Futures Options	January 2011	(38)	260.0	(23,780)

	ICE Gas Oil Futures Options	February 2011	(17)	98.5	(425)

	Total Unleaded Gas		(55)		(24,205)

	Total Energy		(469)		(453,233)

Industrial Metals	Aluminum

	LME Primary Aluminum Futures Options	January 2011	(100)	2,500.0	(25,800)

	Copper

	LME Copper Futures Options	January 2011	(48)	9,300.0	(423,576)

	Nickel

	LME Nickel Futures Options	January 2011	(18)	26,000.0	(3,886)

	Zinc

	LME Zinc Futures Options	January 2011	(25)	2,275.0	(107,844)

	Lead

	LME Lead Futures Options	January 2011	(15)	2,500.0	(29,794)

	Total Industrial Metals		(206)		(590,900)

Agriculturals	Corn

	CME Corn Futures Options	February 2011	(156)	650.0	(247,650)

	Soybean

	CME Soybean Futures Options	February 2011	(107)	1,580.0	(134,419)

	Wheat
	CME Wheat Futures Options	February 2011	(71)	790.0	(159,750)
	KCBT Wheat Futures Options	February 2011	(65)	870.0	(122,688)

	Total Wheat		(136)		(282,438)

Nuveen Diversified Commodity Fund

Commodity Group	Contract	Contract Expiration	Number of Contracts	Strike Price	Value

	Soybean Meal

	CME Soybean Meal Futures Options	February 2011	(77)	$400.0	$(68,145)

	Soybean Oil

	CME Soybean Oil Futures Options	February 2011	(50)	67.0	(13,500)

	Total Agriculturals		(526)		(746,152)

Precious Metals	Gold

	CME Gold Futures Options	January 2011	(74)	1,540.0	(13,320)

	Silver

	CME Silver Futures Options	February 2011	(30)	3,050.0	(286,800)

	Total Precious Metals		(104)		(300,120)

Foods & Fibers	Cotton

	ICE Cotton Futures Options	February 2011	(2)	137.0	(15,020)

	ICE Cotton Futures Options	February 2011	(58)	156.0	(206,770)

	Total Cotton		(60)		(221,790)

	Sugar

	ICE Sugar Futures Options	February 2011	(132)	27.0	(866,343)

	ICE Sugar Futures Options	February 2011	(9)	335.0	(22,882)

	Total Sugar		(141)		(889,225)

	Coffee

	ICE Coffee C Futures Options	February 2011	(36)	242.5	(177,795)

	Cocoa

	ICE Cocoa Futures Options	February 2011	(39)	3,150.0	(31,200)

	Total Foods & Fibers		(276)		(1,320,010)

Livestock	Live Cattle

	CME Live Cattle Futures Options	February 2011	(21)	110.0	(11,970)

	CME Live Cattle Futures Options	February 2011	(140)	113.0	(35,000)

	Total Live Cattle		(161)		(46,970)

	Lean Hogs

	CME Lean Hogs Futures Options	February 2011	(71)	82.0	(36,920)

	Total Livestock		(232)		(83,890)

	Total Call Options Written Outstanding (premiums received $1,629,313)		$(1,813)		$(3,494,305)

Nuveen Diversified Commodity Fund

(1)	Ratings (not covered by the report of independent registered public accounting firm): Using the highest of Standard & Poor’s Group (“Standard & Poor’s”), Moody’s Investor Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”) rating.
(2)	The Fund expects to invest only in long futures contracts. Some short futures positions arise in futures contracts traded on the London Metal Exchange (“LME”) solely the result of closing existing long LME futures positions. For every short LME futures contract outstanding, the Fund had previously entered into a long futures contract. The LME clearing house is the counterparty for both the long and short position.

N/A	Not applicable.
CME	Chicago Mercantile Exchange
ICE	Intercontinental Exchange
KCBT	Kansas City Board of Trade
LME	London Metal Exchange
MGEX	Minneapolis Grain Exchange
NYMEX	New York Mercantile Exchange
RBOB	Reformulated Gasoline Blendstock for Oxygen Blending

See accompanying notes to financial statements.

Nuveen Diversified Commodity Fund

STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2010	2009			2008
Investment Income:
Interest	$80,235		$—			$—

Total Investment Income	80,235		—			—

Expenses:
Management fees	721,784		—			—
Brokerage commissions	46,371		—			—
Custodian’s fees and expenses	18,541		—			—
Organization expenses	141,000		97,000			23,000
Trustee’s fees and expenses	—		—			—
Professional fees	438,393		—			—
Shareholders’ reports printing and mailing expenses	37,188		—			—
Other expenses	4,508		—			—

Total expenses before custodian fee credit and expense reimbursement	1,407,785		97,000			23,000
Custodian fee credit	(1,092)		—			—
Expense reimbursement	(141,000)		(97,000)			(23,000)

Net expenses	1,265,693		—			—

Net investment income (loss)	(1,185,458)		—			—

Realized gain (loss) from:
Short-term investments	832		—			—
Futures contracts	13,688,473		—			—
Call options written	1,480,208		—			—

Change in net unrealized appreciation (depreciation) of:
Short-term investments	27,939		—			—
Futures contracts	18,854,639		—			—
Call options written	(1,864,992)		—			—

Net realized gain (loss) and change in net unrealized appreciation (depreciation)	32,187,099		—			—

Net income (loss)	$31,001,641		$—			$—

Net income (loss) per weighted-average share	$3.43 (2)	$	N/A	(1)	$	N/A	(1)
Weighted-average shares outstanding	9,035,767 (2)		N/A	(1)		N/A	(1)

(1)	Not applicable; there were no shares outstanding during the period.
(2)	For the period September 27, 2010 (initial public offering) through December 31, 2010

See accompanying notes to financial statements.

Nuveen Diversified Commodity Fund

STATEMENTS OF CHANGES IN SHAREHOLDERS’ CAPITAL

	Year Ended December 31,
	2010	2009	2008
Shareholders’ capital—beginning of period	$—	$—	$—
Issuance of shares, net of offering costs	220,787,270	—	—

Net increase (decrease) in shareholders’ capital resulting from operations:
Net investment income (loss)	(1,185,458)	—	—
Realized gain (loss) from:
Short-term investments	832	—	—
Futures contracts	13,688,473	—	—
Call options written	1,480,208	—	—

Change in net unrealized appreciation (depreciation) of:
Short-term investments	27,939	—	—
Futures contracts	18,854,639	—	—
Call options written	(1,864,992)	—	—

Net income (loss)	31,001,641	—	—

Distributions to shareholders	(4,031,163)	—	—

Shareholders’ capital—end of period	$247,757,748	$—	$—

Shares—beginning of period	—	—	—
Issuance of shares	9,267,040	—	—

Shares—end of period	9,267,040	—	—

See accompanying notes to financial statements.

Nuveen Diversified Commodity Fund

STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income (loss)	$31,001,641	$—	$—
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Purchases of short-term investments	(493,814,008)	—	—
Proceeds from sales and maturities of short-term investments	311,764,641	—	—
Cash paid for exercised, terminated and expired call options written	(160,091)	—	—
Premiums received for call options written	3,269,612	—	—
Amortization (Accretion)	(80,073)	—	—
Unrealized appreciation on futures contracts	(18,854,639)	—	—
(Increase) Decrease in:
Deposits with brokers for open futures contracts	(50,972,757)	—	—
Interest receivable	(3)	—	—
Receivable from Manager	456,000	(97,000)	(23,000)
Increase (Decrease) in:
Payable for organization expenses	(456,000)	97,000	23,000
Accrued management fees	254,641	—	—
Other accrued expenses	478,932	—	—
Net realized (gain) loss from:
Short-term Investments	(832)	—	—
Call options written	(1,480,208)	—	—
Change in net unrealized (appreciation) depreciation of:
Short-term investments	(27,939)	—	—
Call options written	1,864,992	—	—

Net cash provided by (used in) operating activities	(216,756,091)	—	—

Cash flows from financing activities:
Proceeds from issuance of shares	221,250,580	—	—
Offering costs	(463,310)	—	—
Distributions to shareholders	(4,031,163)

Net cash provided by (used in) financing activities	216,756,107	—	—

Net increase (decrease) in cash	16	—	—
Cash—beginning of period	—	—	—

Cash—end of period	$16	$—	$—

See accompanying notes to financial statements.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS

December 31, 2010

1.    Organization

The Nuveen Diversified Commodity Fund (the “Fund”) was organized as a Delaware statutory trust on December 7, 2005, to operate as a commodity pool. On May 11, 2010, the Fund issued 840 shares to Nuveen Commodities Asset Management, LLC, the Fund’s manager (“NCAM” or the “Manager”), a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen”). NCAM is a Delaware limited liability company registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission (the “CFTC”) and is a member of the National Futures Association (“NFA”). The Fund commenced operations with the public offering of 8,550,000 shares on September 27, 2010. During October 2010, the Fund, upon exercise of the over-allotment option granted to the underwriters in connection with the Fund’s initial public offering, issued an additional 716,200 shares. The Fund operates pursuant to an Amended and Restated Trust Agreement (“Trust Agreement”). The Fund’s shares represent units of fractional undivided beneficial interest in, and ownership of, the Fund. Fund shares trade on the New York Stock Exchange Amex (“NYSE Amex”) under the ticker symbol “CFD.” The Fund is not a mutual fund, a closed-end fund, or any other type of “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation thereunder.

Prior to its initial public offering, the Fund had no operations other than those related to organizational matters. The Fund received an initial capital contribution of $20,055 from the Manager, and recorded organizational expenses ($597,000) that were reimbursed by Nuveen Investments, LLC, an affiliate of the Manager and a wholly-owned subsidiary of Nuveen.

The Manager selected Gresham Investment Management LLC (“Gresham” or the “Commodity subadvisor”) to manage the Fund’s commodity investment strategy and its options strategy. Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc., formed in July 1992. Gresham is registered with the CFTC as a commodity trading advisor and commodity pool operator, is a member of the NFA and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser.

The Manager selected Nuveen Asset Management (the “Collateral subadvisor”), an affiliate of the Manager and a wholly-owned subsidiary of Nuveen, to invest the Fund’s collateral in short-term, high grade debt securities. Effective January 1, 2011, Nuveen Asset Management changed its name to Nuveen Fund Advisors, Inc. (“Nuveen Fund Advisors”). Concurrently, Nuveen Fund Advisors formed a wholly-owned subsidiary, Nuveen Asset Management, LLC, to house its portfolio management capabilities. Nuveen Asset Management, LLC now serves as the Fund’s Collateral subadvisor. Nuveen Asset Management, LLC is a Delaware limited liability company and is registered with the SEC as an investment adviser.

The Fund’s investment objective is to generate higher risk-adjusted total return than leading commodity market benchmarks, specifically the Dow Jones-UBS Commodity Index® (“DJ-UBSCI”) and the S&P GSCI® Commodity Index (“GSCI”), and passively managed commodity funds. Risk-adjusted total return refers to the income and capital appreciation generated by a portfolio (the combination of which equals its total return) per unit of risk taken, with such risk measured by the volatility of the portfolio’s total returns over a specific period of time. In pursuing its investment objective, the Fund invests directly in a

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2010

diversified portfolio of commodity futures and forward contracts to obtain broad exposure to all principal groups in the global commodity markets. The Fund’s investment strategy has three elements:

•

An actively managed portfolio of commodity futures and forward contracts utilizing Gresham’s proprietary Tangible Asset Program TAP®, a long-only rules-based commodity investment strategy designed to maintain consistent, fully collateralized exposure to commodities as an asset class;

•

An integrated program of writing commodity call options designed to enhance the risk-adjusted total return of the Fund’s commodity investments (TAP® and the options strategy are collectively referred to as TAP PLUSSM); and

•	A collateral portfolio of cash equivalents and short-term, high grade debt securities.

2.    Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Futures Contracts

The Fund invests in commodity futures contracts. Upon entering into a futures contract, the Fund is required to deposit with the broker an amount of cash or liquid securities equal to a specified percentage of the contract amount. This is known as the “initial margin.” Cash held by the broker to cover initial margin requirements on open futures contracts, if any, is recognized as “Deposits with brokers for open futures contracts” on the Statements of Financial Condition. During the period the futures contract is open, changes in the value of the contract are recognized as an unrealized gain or loss by “marking-to-market” on a daily basis to reflect the changes in market value of the contract and are recognized as “Unrealized appreciated or depreciation on futures contracts” on the Statements of Financial Condition and “Change in net unrealized appreciation (depreciation) of futures contracts” on the Statements of Operations. When the contract is closed or expired, the Fund records a realized gain or loss equal to the difference between the value of the contract on the closing date and the value of the contract when originally entered into, which is recognized as “Realized gain (loss) from futures contracts” on the Statements of Operations.

The Fund expects to invest only in long futures contracts. Some short futures positions may arise in futures contracts traded on the London Metal Exchange (“LME”) solely for the purpose of closing existing long LME futures positions. For every short LME futures contract held by the Fund, the Fund has previously entered into a long futures contract. The LME clearing house is the counterparty for both the long and short position.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2010

Risks of investments in commodity futures contracts include the possible adverse movement in the price of the commodities underlying the contracts, the possibility that there may not be a liquid secondary market for the contracts and/or that a change in the value of the contract may not correlate with a change in the value of the underlying commodities. During the fiscal year ended December 31, 2010, the Fund entered into futures contracts. The Fund did not enter into futures contracts during the fiscal years ended December 31, 2009 and 2008.

The average number of futures contracts outstanding during the period October 1, 2010 (date on which the Fund began entering into futures contracts) through December 31, 2010, was 3,838.

Refer to Footnote 3—Derivative Instruments and Hedging Activities for further details on futures contract activity.

Options Contracts

The Fund may write (sell) and purchase options on commodity futures and forward contracts to enhance the Fund’s risk-adjusted total return. When the Fund writes an option, an amount equal to the premium received is recognized as a component of “Call options written, at value” on the Statements of Financial Condition and is subsequently adjusted to reflect the current value of the written option until the option expires or the Fund enters into a closing purchase transaction. The changes in value of the options written during the reporting period are recognized as a component of “Change in net unrealized appreciation (depreciation) of call options written” on the Statements of Operations. When an option expires or the Fund enters into a closing purchase transaction, the difference between the net premium received and any amount paid at expiration or on executing a closing purchase transaction, including commission, is recognized as a component of “Realized gain (loss) from call options written” on the Statements of Operations. The Fund, as writer of an option, has no control over whether the underlying instrument may be sold (called) and as a result bears the risk of an unfavorable change in the market value of the instrument underlying the written option. There is also the risk the Fund may not be able to enter into a closing transaction because of an illiquid market. During the fiscal year ended December 31, 2010, the Fund wrote call options on futures contracts. The Fund did not write call option contracts during the fiscal years ended December 31, 2009 and 2008.

The purchase of options involves the risk of loss of all or part of the cash paid for the options (the premium). The market risk associated with purchasing options is limited to the premium paid. The counterparty credit risk of purchasing options, however, needs to take into account the current value of the option, as this is the performance expected from the counterparty. Options purchased are accounted for in the accompanying financial statements in the same manner as portfolio securities. The Fund did not purchase any options on futures or forward contracts during the fiscal years ended December 31, 2010, 2009 and 2008.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2010

Transactions in call options written during the period October 1, 2010 (date on which the Fund began entering into options contracts) through December 31, 2010, were as follows:

	Number of Contracts	Premiums Received
Outstanding, beginning of period	—	—
Options written	4,670	3,227,880
Options terminated in closing purchase transactions	(1,761)	(975,129)
Options expired	(1,096)	(623,438)
Options exercised		—

Outstanding, end of the period	1,813	1,629,313

The average number of outstanding call option contracts written during the period October 1, 2010 (date on which the Fund began entering into options contracts) through December 31, 2010, was 1,813.

Refer to Footnote 3—Derivative Instruments and Hedging Activities for further details on options activity.

Forward Contracts

The Fund may enter into forward contracts. A forward contract is an agreement between two parties to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price. Forward contracts are typically traded in the OTC markets and all details of the contract are negotiated between the counterparties to the agreement. Accordingly, the forward contracts are valued by reference to the contracts traded in the OTC markets.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity, establishing an opposite position in the contract and recognizing the profit or loss on both positions simultaneously on the delivery date or, in some instances, paying a cash settlement before the designated date of delivery. The forward contracts are adjusted by the daily fluctuation of the underlying commodity or currency and any gains or losses are recognized on the Statements of Operations as unrealized appreciation or depreciation until the contract settlement date.

Forward contracts are, in general, not cleared or guaranteed by a third party. The Funds may collateralize forward commodity contracts with cash and/or certain securities as indicated on their Statements of Financial Condition or Schedules of Investments, when applicable, and such collateral is held for the benefit of the counterparty in a segregated account at the custodian to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, the Fund will seek return of this collateral and may incur certain costs exercising its right with respect to the collateral.

The Fund remains subject to credit risk with respect to the amount it expects to receive from counterparties, as those amounts are not similarly collateralized by the counterparty. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2010

Participants in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties.

The Fund will enter into forward contracts only with large, well-capitalized and well-established financial institutions. The creditworthiness of each of the firms which is a party to a forward contract is monitored by the Manager. The Fund did not enter into any forward contracts during the fiscal years ended December 31, 2010, December 31, 2009 or December 31, 2008.

Collateral Investments

Approximately 25% of the Fund’s assets are committed to secure the Fund’s futures and forward contract positions. These assets will be placed in a commodity futures account maintained by the Fund’s clearing broker, and will be held in cash or invested in U.S. Treasury bills and other direct or guaranteed debt obligations of the U.S. government maturing within less than one year at the time of investment.

The remaining approximately 75% of assets are held in a separate collateral investment account managed by the Collateral subadvisor. The Fund’s assets held in the separate collateral account are invested in cash equivalents or short-term debt securities with final terms not exceeding one year at the time of investment. These collateral investments are rated at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one nationally recognized statistical rating organization (“NRSRO”), or if unrated, are judged by the Collateral subadvisor to be of comparable quality.

Fair Value Measurements

Fair value is defined as the price that the Fund would receive upon selling an investment or transferring a liability in an orderly transaction to an independent buyer in the principal or most advantageous market of the investment. A three-tier hierarchy is used to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability. Observable inputs are based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability. Unobservable inputs are based on the best information available in the circumstances. The three-tier hierarchy or inputs is summarized in the three broad Levels listed below:

Level 1—	Quoted prices in active markets for identical securities.

Level 2—	Other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.).

Level 3—	Significant unobservable inputs (including management’s assumptions in determining the fair value of investments).

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2010

The inputs or methodologies used for valuing securities are not an indication of the risk associated with investing in those securities. The following is a summary of the Fund’s fair value measurements as of December 31, 2010:

	Level 1	Level 2	Level 3	Total
Investments:
Short-Term Investments	$—	$182,158,211	$—	$182,158,211
Derivatives:
Futures Contracts*	18,854,639	—	—	18,854,639
Call Options Written	(2,903,405)	(590,900)	—	(3,494,305)

Total	$15,951,234	$181,567,311	$—	$197,518,545

*	Represents net unrealized appreciation (depreciation).

During the period ended December 31, 2010, the Fund recognized no significant transfers to or from Level 1, Level 2 or Level 3.

Investment Valuation

Commodity futures and forward contracts and options on commodity futures and forward contracts traded on an exchange will be valued at the final settlement price or official closing price as determined by the principal exchange on which the instruments are traded as supplied by independent pricing services. These securities are generally classified as Level 1 for fair value measurement purposes. Over-the-counter (“OTC”) commodity futures and forward contracts and options on commodity futures and forward contracts not traded on an exchange will be valued, in order of hierarchy, by independent pricing services, price quotations obtained from counterparty broker-dealers, or through fair valuation methodologies as determined by the Manager. These securities are generally classified as Level 2.

Market quotations for exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts may not be readily available as a result of significant events, which can include, but are not limited to: trading halts or suspensions, market disruptions, or the absence of market makers willing to make a market in such instruments. In addition, events may occur after the close of the market, but prior to the determination of the Fund’s net asset value, that may affect the values of the Fund’s investments. In such circumstances, the Manager will determine a fair valuation for such investments that in its opinion is reflective of fair market value. These securities are generally classified as Level 2 or Level 3.

In the event the Fund utilizes independent pricing services to value any of its commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity options, the pricing service typically will value such commodity futures and forward contracts, options on futures and forward contracts and OTC commodity put options using a range of market data and other information and analysis, including reference to transactions in other comparable investments if available. The procedures of any independent pricing service provider will be reviewed by the Manager on a periodic basis.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2010

Prices of fixed-income securities are provided by a pricing service approved by the Fund’s Manager. These securities are generally classified as Level 2. Prices of fixed-income securities are based on the mean between the bid and asked prices. When price quotes are not readily available the pricing service establishes a security’s fair value using methods that may include consideration of the following: yields or prices of investments of comparable quality, type of issue, coupon, maturity and rating, market quotes or indications of value from security dealers, evaluations of anticipated cash flows or collateral, general market conditions and other information and analysis, including the obligor’s credit characteristics considered relevant. These securities are generally classified as Level 2 or Level 3 depending on the priority of the significant inputs. Highly rated zero coupon fixed-income securities, like U.S. Treasury Bills, issued with maturities of one year or less, are valued using the amortized cost method when 60 days or less remain until maturity. With amortized cost, any discount is amortized each day, regardless of the impact of fluctuating rates on the market value of the security. These securities are generally classified as Level 2.

Repurchase agreements are valued at contract amount plus accrued interest, which approximates market value. These securities are generally classified as Level 2.

Investment Transactions

Investment transactions are recorded on a trade date basis. Realized gains and losses from investment transactions are determined on the specific identification method, which is the same for federal income tax purposes.

Investment Income

Interest income, which reflects the amortization of premiums and includes accretion of discount for financial reporting purposes, is recorded on an accrual basis. Interest income also reflects paydown gains and losses, if any.

Brokerage Commissions and Fees

The Fund pays its respective brokerage commissions, including applicable clearing costs, exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction-related fees and expenses charged in connection with trading activities for the Fund’s investment in CFTC regulated investments. Brokerage commissions on futures contracts are recognized on half-turn basis.

Income Taxes

No provision for federal, state, and local income taxes has been made in the accompanying financial statements because the Fund has elected to be classified as a partnership for U.S. federal income tax purposes. Each owner of the Fund’s shares will be required to take into account its allocable share of the Fund’s income, gains, losses, deductions and other items for the Fund’s taxable year.

For all open tax years and all major taxing jurisdictions, the Manager of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Open tax years are those that are open for examination by taxing authorities (i.e., generally the last four

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2010

tax year ends and the interim tax period since then). Furthermore, the Manager of the Fund is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

Management Fees

For the services and facilities provided by the Manager, the Fund has agreed to pay the Manager an annual management fee, payable monthly, based on the Fund’s average daily net assets, according to the following schedule:

Average Daily Net Assets	Management Fee
Up to $500 million	1.250%
$500 million to $1 billion	1.225%
$1 billion to $1.5 billion	1.200%
$1.5 billion to $2 billion	1.175%
$2 billion and over	1.150%

“Average daily net assets” means the total net assets of the Fund, minus the sum of liabilities.

The Manager and the Fund have entered into Sub-Advisory Agreements with the Commodity subadvisor and the Collateral subadvisor. Both the Commodity subadvisor and Collateral subadvisor (collectively, the “subadvisors”) are compensated for their services to the Fund from the management fee paid to the Manager.

Expense Recognition

All expenses of the Fund are recognized on an accrual basis. The Fund pays all routine and extraordinary costs and expenses of its operations, brokerage expenses, custody fees, transfer agent expenses, professional fees, expenses of preparing, printing and distributing reports, notices, information statements, proxy statements and reports to governmental agencies, and taxes, if any.

Custodian Fee Credit

The Fund has an arrangement with its custodian bank, State Street Bank and Trust Company, whereby certain custodian fees and expenses are reduced by net credits earned on the Fund’s cash on deposit. Such deposit arrangements are an alternative to overnight investments. Credits for cash balances may be offset by charges for any days on which the Fund overdraws its account at the custodian bank.

Organization Expenses and Offering Costs

In connection with the Fund’s initial public offering, Nuveen Investments, LLC (i) reimbursed all organization expenses of the Fund (approximately $597,000) and (ii) paid all offering costs (other than underwriting commissions) that exceeded $.05 per share. The Fund’s share of offering costs ($463,310) was recorded as a reduction of the proceeds from the sale of shares.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2010

Calculation of Net Asset Value

The net asset value per share of the Fund on any given day is computed by dividing the value of all assets of the Fund (including any accrued interest), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of shares outstanding.

Distributions

The Fund intends to make regular monthly distributions to its shareholders (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund. Among other factors, the Fund seeks to establish a distribution rate that roughly corresponds to the Manager’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. Each monthly distribution is not solely dependent on the amount of income earned or capital gains realized by the Fund, and such distributions may from time to time represent a return of capital and may require that the Fund liquidate investments. As market conditions and portfolio performance may change, the rate of distribution on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders.

Distributions to shareholders are recorded on the ex-dividend date.

Commitments and Contingencies

Under the Fund’s organizational documents, the Manager, Wilmington Trust Company (the Fund’s Delaware trustee) and the individual trustees are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, in the normal course of business, the Fund enters into contracts that provide general indemnifications to other parties. The Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, the Fund has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be not material.

Financial Instrument Risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the Statements of Financial Condition, may result in a future obligation or loss. The financial instruments used by the Fund are commodity futures and options, whose values are based upon an underlying asset and generally represent future commitments that have a reasonable possibility of being settled in cash or through physical delivery. As of December 31, 2010, the financial instruments held by the Fund are traded on an exchange and are standardized contracts.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including fluctuations in commodity prices. In entering into futures contracts, there exists a market risk that such futures contracts may be significantly influenced by adverse market conditions, resulting in such futures contracts being less valuable. If the markets should move against all of the futures contracts at the same time, the Fund could experience substantial losses.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2010

Credit risk is the possibility that a loss may occur due to failure of a counterparty to perform according to the terms of the forwards futures and option contracts. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the Statements of Financial Condition and not represented by the contract or notional amounts of the instruments.

3.    Derivative Instruments and Hedging Activities

The Fund records derivative instruments at fair value, with changes in fair value recognized on the Statements of Operations, when applicable. For additional information on the derivative instruments in which Fund invested during and at the end of the reporting period, refer to the Schedule of Investments, Financial Statements and Footnote 2—Summary of Significant Accounting Policies.

The following table presents the fair value of all derivative instruments held by the Fund as of December 31, 2010, and the location of these instruments on the Statements of Financial Condition and the primary underlying risk exposure.

		Location on the Statement of Financial Condition
Underlying Risk Exposure	Derivative Instrument	Asset Derivatives		Liability Derivatives
		Location	Value	Location	Value

Commodity	Futures Contracts	Unrealized appreciation on futures contracts*	$19,281,313	Unrealized appreciation on futures contracts*	$426,674
Commodity	Options	—	—	Call options written, at value	3,494,305
Total			$19,281,313		$3,920,979

*	Value represents cumulative gross unrealized appreciation (depreciation) of futures contracts as reported in the Schedule of Investments and not the deposits with brokers as presented on the Statements of Financial Condition.

The following table presents the amount of net realized gain (loss) and change in net unrealized appreciation (depreciation) recognized for the fiscal year ended December 31, 2010, on derivative instruments and the primary underlying risk exposure.

Net Realized Gain (Loss) from

Commodity Risk Exposure
Futures Contracts Options Written	$13,688,473 1,480,208

Change in Net Unrealized Appreciation (Depreciation) of
Commodity Risk Exposure
Futures Contracts Options Written	$18,854,639 (1,864,992)

4.    Related Parties

The Manager, the Collateral subadvisor and Nuveen Investments, LLC are considered to be related parties to the Fund.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

December 31, 2010

5.    Financial Highlights

The Fund is presenting the following financial highlights related to investment performance and operations for a share outstanding for the fiscal year ended December 31, 2010. The financial highlights below reflect only the ninety-six days of the Fund’s operations (from its initial public offering on September 27, 2010 to December 31, 2010) and may not provide a meaningful understanding of the Fund’s ongoing expenses. The Net Asset Value per share presentation is calculated using average daily shares outstanding. The Ratios of Net Investment Income (Loss) and Expenses are calculated using average daily net assets and have been annualized. The Total Returns at Net Asset Value and Market Value are based on the change in net asset value and market value, respectively, for a share during the period. An investor’s return and ratios will vary based on the timing of purchasing and selling Fund shares.

September 27, 2010 (initial offering) to December 31, 2010

Net Asset Value:
Net asset value per share(a)	$23.88
Net investment income (loss)	(0.13)
Net realized and unrealized gain (loss)	3.48
Distributions	(0.44)
Offering Costs	(0.05)

Net asset value per share—end of period	$26.74

Market Value:
Market value per share—September 27, 2010	$25.00

Market value per share—end of period	$25.80

Ratios to Average Net Assets:(b)
Net investment income (loss)	(1.99)%

Expenses	2.13%

Total Returns(c):
Based on Net Asset Value	13.92%

Based on Market Value	4.99%

(a)	Represents initial offering proceeds per share before offering costs.
(b)	Annualized.
(c)	Total Return Based on Net Asset Value is the combination of changes in net asset value per share and the assumed reinvestment of distributions, if any, at net asset value per share on the distribution payment date. The last distribution declared in the period, which is typically paid on the first business day of the following month, is assumed to be reinvested at the net asset value per share at the end of the period. Total returns are not annualized.

Total Return Based on Market Value is the combination of changes in the market price per share and the assumed reinvestment of distributions, if any, at the ending market price per share on the distribution payment date. The last distribution declared in the period, which is typically paid on the first business day of the following month, is assumed to be reinvested at the ending market price per share at the end of the period. Total returns are not annualized.

Nuveen Diversified Commodity Fund

FINANCIAL STATEMENTS

STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Short-term investments, at value (cost $191,758,883 and $182,130,272, respectively)	$191,768,677	$182,158,211
Cash	—	16
Deposits with brokers for open futures contracts	65,129,901	50,972,757
Interest receivable	23,177	3
Unrealized appreciation on futures contracts, net	5,677,692	18,854,639

Total assets	262,599,447	251,985,626

LIABILITIES
Call options written, at value (premiums received $1,363,869 and $1,629,313, respectively)	730,322	3,494,305
Payables:
Distributions	1,343,721	—
Due to Broker	72,794	—
Accrued expenses:
Management fees	271,365	254,641
Other	553,987	478,932

Total liabilities	2,972,189	4,227,878

SHAREHOLDERS’ CAPITAL
Paid-in capital, unlimited number of shares authorized, 9,267,040 shares issued and outstanding at March 31, 2011 and December 31, 2010	220,787,270	220,787,270
Accumulated undistributed earnings (deficit)	38,839,988	26,970,478

Total shareholders’ capital (Net assets)	259,627,258	247,757,748

Total liabilities and shareholders’ capital	$262,599,447	$251,985,626

Net assets	$259,627,258	$247,757,748

Shares outstanding	9,267,040	9,267,040

Net asset value per share outstanding (net assets divided by shares outstanding)	$28.02	$26.74

Market value per share outstanding	$27.26	$25.80

See accompanying notes to financial statements.

Nuveen Diversified Commodity Fund

SCHEDULE OF INVESTMENTS

March 31, 2011

(Unaudited)

Principal Amount (000)	Description	Coupon	Maturity	Ratings(1)	Value
	Short-Term Investments
	U.S. Government and Agency Obligations
$ 15,000	Federal Home Loan Mortgage Corporation, Notes	0.000%	4/18/11	AAA	$14,999,865
30,000	Federal National Mortgage Association	0.000%	6/10/11	AAA	29,994,750
5,000	Federal National Mortgage Association	3.625%	8/15/11	AAA	5,065,570
30,000	U.S. Treasury Bills	0.000%	6/23/11	AAA	29,993,970
50,000	U.S. Treasury Bills	0.000%	9/22/11	AAA	49,960,150

130,000	Total U.S. Government and Agency Obligations (cost $130,004,511)				130,014,305

	Repurchase Agreements
61,754	Repurchase Agreement with State Street Bank, dated 3/31/11, repurchase price $61,754,389, collateralized by $61,995,000 U.S. Treasury Notes, 1.375%, due 5/15/13, value $62,993,321	0.010%	4/01/11	N/A	61,754,372

	Total Repurchase Agreements (cost $61,754,372)				61,754,372

	Total Short-Term Investments (cost $191,758,883)				191,768,677

Investments in Derivatives

Futures Contracts outstanding:

Commodity Group	Contract	Contract Position(2)	Contract Expiration	Number of Contracts	Notional Amount at Value	Unrealized Appreciation (Depreciation)
Energy	Crude Oil
	ICE Brent Crude Oil Futures Contract	Long	May 2011	71	$8,332,560	$255,342
	ICE Brent Crude Oil Futures Contract	Long	June 2011	51	5,977,200	214,710
	ICE Brent Crude Oil Futures Contract	Long	July 2011	20	2,339,400	65,400
	NYMEX Crude Oil Futures Contract	Long	May 2011	291	31,055,520	2,112,160
	NYMEX Crude Oil Futures Contract	Long	July 2011	130	14,002,300	864,510

	Total Crude Oil					3,512,122

	Heating Oil
	ICE Gas Oil Futures Contract	Long	May 2011	10	989,250	30,691
	ICE Gas Oil Futures Contract	Long	June 2011	25	2,468,750	57,000
	NYMEX Heating Oil Futures Contract	Long	May 2011	65	8,497,125	178,597
	NYMEX Heating Oil Futures Contract	Long	July 2011	12	1,579,838	747

	Total Heating Oil					267,035

	Natural Gas
	NYMEX Natural Gas Futures Contract	Long	May 2011	147	6,451,830	(25,248)
	NYMEX Natural Gas Futures Contract	Long	July 2011	90	4,079,700	258,790

	Total Natural Gas					233,542

Nuveen Diversified Commodity Fund

Commodity Group	Contract	Contract Position(2)	Contract Expiration	Number of Contracts	Notional Amount at Value	Unrealized Appreciation (Depreciation)
Energy (continued)	Unleaded Gas
	NYMEX Gasoline RBOB Futures Contract	Long	May 2011	42	$5,481,983	$219,402
	NYMEX Gasoline RBOB Futures Contract	Long	July 2011	28	3,616,670	102,530

	Total Unleaded Gas					321,932

	Total Energy					4,334,631

Industrial Metals	Aluminum
	LME Primary Aluminum Futures Contract	Long	April 2011	218	14,303,525	297,025
	LME Primary Aluminum Futures Contract	Short	April 2011	(109)	(7,151,763)	(276,588)
	LME Primary Aluminum Futures Contract	Long	May 2011	109	7,180,375	277,269
	LME Primary Aluminum Futures Contract	Short	May 2011	(2)	(131,750)	—

	Total Aluminum					297,706

	Copper
	CEC Copper Futures Contract	Long	May 2011	94	10,122,625	(226,734)
	CEC Copper Futures Contract	Long	July 2011	15	1,622,063	(13,437)
	LME Copper Futures Contract	Long	April 2011	50	11,775,000	(506,563)

	Total Copper					(746,734)

	Nickel
	LME Nickel Futures Contract	Long	April 2011	16	2,504,256	(229,344)
	LME Nickel Futures Contract	Long	May 2011	17	2,661,486	(195,024)
	LME Nickel Futures Contract	Short	May 2011	(1)	(156,558)	17,436

	Total Nickel					(406,932)

	Zinc
	LME Zinc Futures Contract	Long	April 2011	63	3,703,219	(197,663)
	LME Zinc Futures Contract	Short	April 2011	(31)	(1,822,219)	(59,094)
	LME Zinc Futures Contract	Long	May 2011	31	1,822,606	56,381
	LME Zinc Futures Contract	Short	May 2011	(31)	(1,822,606)	(40,106)
	LME Zinc Futures Contract	Long	July 2011	31	1,834,038	43,013

	Total Zinc					(197,469)

	Lead
	LME Lead Futures Contract	Long	April 2011	33	2,260,913	183,213
	LME Lead Futures Contract	Short	April 2011	(17)	(1,164,713)	(139,188)
	LME Lead Futures Contract	Long	May 2011	17	1,153,663	133,663

	Total Lead					177,688

	Total Industrial Metals					(875,741)

Agriculturals	Corn
	CBOT Corn Futures Contract	Long	May 2011	153	5,303,363	(202,625)
	CBOT Corn Futures Contract	Long	July 2011	144	5,047,200	(64,225)

	Total Corn					(266,850)

	Soybean
	CBOT Soybean Futures Contract	Long	May 2011	119	8,390,988	(5,038)
	CBOT Soybean Futures Contract	Long	July 2011	45	3,197,250	132,913

	Total Soybean					127,875

Nuveen Diversified Commodity Fund

Commodity Group	Contract	Contract Position(2)	Contract Expiration	Number of Contracts	Notional Amount at Value	Unrealized Appreciation (Depreciation)
Agriculturals (continued)	Wheat
	CBOT Wheat Futures Contract	Long	May 2011	120	$4,579,500	$(348,525)
	CBOT Wheat Futures Contract	Long	July 2011	7	279,738	(525)
	KCBT Wheat Futures Contract	Long	May 2011	107	4,857,800	88,156

	Total Wheat					(260,894)

	Soybean Meal
	CBOT Soybean Meal Futures Contract	Long	May 2011	123	4,559,610	250

	Soybean Oil
	CBOT Soybean Oil Futures Contract	Long	May 2011	88	3,103,584	52,600

	Total Agriculturals					(347,019)

Precious Metals	Gold
	CEC Gold Futures Contract	Long	June 2011	160	23,038,400	70,400

	Silver
	CEC Silver Futures Contract	Long	May 2011	43	8,145,920	1,433,595

	Platinum
	NYMEX Platinum Futures Contract	Long	July 2011	28	2,496,480	4,205

	Palladium
	NYMEX Palladium Futures Contract	Long	June 2011	14	1,075,060	(82,180)

	Total Precious Metals					1,426,020

Foods & Fibers	Cotton
	ICE Cotton Futures Contract	Long	May 2011	51	5,105,865	319,451
	ICE Cotton Futures Contract	Long	July 2011	18	1,736,100	94,010

	Total Cotton					413,461

	Sugar
	ICE Sugar Futures Contract	Long	May 2011	194	5,890,461	(262,203)
	ICE Sugar Futures Contract	Long	July 2011	98	2,748,390	(127,859)

	Total Sugar					(390,062)

	Coffee
	ICE Coffee C Futures Contract	Long	May 2011	41	4,061,306	98,522
	ICE Coffee C Futures Contract	Long	July 2011	1	100,031	—
	LIFFE Coffee Robusta Futures Contract	Long	May 2011	20	505,600	50,400
	LIFFE Coffee Robusta Futures Contract	Long	July 2011	30	725,400	(7,020)

	Total Coffee					141,902

	Cocoa
	ICE Cocoa Futures Contract	Long	May 2011	67	1,977,840	(139,025)

	Total Foods & Fibers					26,276

Livestock	Live Cattle
	CME Live Cattle Futures Contract	Long	April 2011	147	7,147,140	525,600
	CME Live Cattle Futures Contract	Long	June 2011	59	2,855,010	125,876
	CME Live Cattle Futures Contract	Long	August 2011	25	1,221,750	28,440

	Total Live Cattle					679,916

Nuveen Diversified Commodity Fund

Commodity Group	Contract	Contract Position(2)	Contract Expiration	Number of Contracts	Notional Amount at Value	Unrealized Appreciation (Depreciation)
Livestock (continued)	Lean Hogs
	CME Lean Hogs Futures Contract	Long	June 2011	112	$4,653,600	$276,123
	CME Lean Hogs Futures Contract	Long	July 2011	20	830,000	26,880

	Total Lean Hogs					303,003

	Feeder Cattle
	CME Feeder Cattle Futures Contract	Long	May 2011	39	2,717,813	130,606

	Total Livestock					1,113,525

	Total Futures Contracts Outstanding					$5,677,692

Call Options Written outstanding:

Commodity Group	Contract	Contract Expiration	Number of Contracts	Strike Price	Value

Energy	Crude Oil

	ICE Brent Crude Oil Futures Options	May 2011	(71)	$127.0	$(17,040)

	NYMEX Crude Oil Futures Options	April 2011	(211)	114.0	(126,600)

	Total Crude Oil		(282)		(143,640)

	Heating Oil

	NYMEX Heating Oil Futures Options	April 2011	(52)	3.4	(37,128)

	Natural Gas

	NYMEX Natural Gas Futures Options	April 2011	(118)	4,800.0	(49,560)

	Unleaded Gas

	NYMEX Gasoline RBOB Futures Options	April 2011	(35)	33,800.0	(24,990)

	Total Energy		(487)		(255,318)

Industrial Metals	Aluminum

	LME Primary Aluminum Futures Options	April 2011	(108)	2,800.0	(324)

	Copper

	LME Copper Futures Options	April 2011	(50)	11,000.0	—

	Nickel

	LME Nickel Futures Options	April 2011	(16)	31,000.0	—

	Zinc

	LME Zinc Futures Options	April 2011	(32)	2,750.0	—

	Lead

	LME Lead Futures Options	April 2011	(16)	2,725.0	(21,908)

	Total Industrial Metals		(222)		(22,232)

Nuveen Diversified Commodity Fund

Commodity Group	Contract	Contract Expiration	Number of Contracts	Strike Price	Value

Agriculturals	Corn

	CBOT Corn Futures Options	April 2011	(148)	$850.0	$(15,725)

	Soybean

	CBOT Soybean Futures Options	April 2011	(82)	1,640.0	(5,637)

	Wheat

	CBOT Wheat Futures Options	April 2011	(58)	1,010.0	(1,450)

	CBOT Wheat Futures Options	April 2011	(2)	950.0	(150)

	CBOT Wheat Futures Options	June 2011	(3)	890.0	(4,950)

	KCBT Wheat Futures Options	April 2011	(54)	1,120.0	(9,113)

	Total Wheat		(117)		(15,663)

	Soybean Meal

	CBOT Soybean Meal Futures Options	April 2011	(55)	440.0	(1,100)

	CBOT Soybean Meal Futures Options	April 2011	(7)	410.0	(525)

	Total Soybean Meal		(62)		(1,625)

	Soybean Oil

	CBOT Soybean Oil Futures Options	April 2011	(44)	650.0	(2,772)

	Total Agriculturals		(453)		(41,422)

Precious Metals	Gold

	CEC Gold Futures Options	May 2011	(80)	1,590.0	(21,600)

	Silver

	CEC Silver Futures Options	April 2011	(22)	3,700.0	(195,580)

	Total Precious Metals		(102)		(217,180)

Foods & Fibers	Cotton

	ICE Cotton Futures Options	April 2011	(35)	220.0	(13,650)

	Sugar

	ICE Sugar Futures Options	April 2011	(130)	332.5	(4,368)

	ICE Sugar Futures Options	April 2011	(16)	327.5	(717)

	Total Sugar		(146)		(5,085)

	Coffee

	ICE Coffee C Futures Options	April 2011	(26)	302.5	(390)

	ICE Coffee C Futures Options	April 2011	(1)	312.5	(1,125)

	Total Coffee		(27)	615.0	(1,515)

	Cocoa

	ICE Cocoa Futures Options	April 2011	(34)	3,700.0	(340)

	Total Foods & Fibers		(242)		(20,590)

Nuveen Diversified Commodity Fund

Commodity Group	Contract	Contract Expiration	Number of Contracts	Strike Price	Value

Livestock	Live Cattle

	CME Live Cattle Futures Options	April 2011	(143)	$120.0	$(94,380)

	CME Lean Hogs Futures Options	June 2011	(66)	106.0	(79,200)

	Total Livestock		(209)		(173,580)

	Total Call Options Written Outstanding (premiums received $1,363,869)		(1,715)		$(730,322)

(1)	Ratings: Using the highest of Standard & Poor’s Group (“Standard & Poor’s”), Moody’s Investor Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”) rating.
(2)	The Fund expects to invest only in long futures contracts. Some short futures positions arise in futures contracts traded on the London Metal Exchange (“LME”) solely as the result of closing existing long LME futures positions. For every short LME futures contract outstanding, the Fund had previously entered into a long futures contract. The London Clearing house is the counterparty for both the long and short position.

N/A	Not applicable.
CBOT	Chicago Board of Trade
CEC	Commodities Exchange Center
CME	Chicago Mercantile Exchange
ICE	Intercontinental Exchange
KCBT	Kansas City Board of Trade
LIFFE	London International Financial Futures Exchange
LME	London Metal Exchange
NYMEX	New York Mercantile Exchange
RBOB	Reformulated Gasoline Blendstock for Oxygen Blending

See accompanying notes to financial statements.

Nuveen Diversified Commodity Fund

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Investment Income:
Interest	$110,343		$—

Total Investment Income	110,343		—

Expenses:
Management fees	774,101		—
Brokerage commissions	40,088		—
Custodian’s fees and expenses	3,837		—
Organization expenses	—		17,000
Trustees’ fees and expenses	33,125		—
Professional fees	84,307		—
Shareholders’ reports—printing and mailing expenses	56,923		—
Other expenses	11,359		—

Total expenses before expense reimbursement	1,003,740		17,000
Expense reimbursement	—		(17,000)

Net expenses	1,003,740		—

Net investment income (loss)	(893,397)		—

Realized gain (loss) from:
Short-term investments	—		—
Futures contracts	25,097,025		—
Call options written	2,393,598		—

Change in net unrealized appreciation (depreciation) of:
Short-term investments	(18,145)		—
Futures contracts	(13,176,947)		—
Call options written	2,498,539		—

Net realized gain (loss) and change in net unrealized appreciation (depreciation)	16,794,070		—

Net income (loss)	$15,900,673		$—

Net income (loss) per weighted-average share	$1.72	$	N/A	(1)
Weighted-average shares outstanding	9,267,040		N/A	(1)

(1)	Not applicable; there were no shares outstanding during the period.

See accompanying notes to financial statements.

Nuveen Diversified Commodity Fund

STATEMENTS OF CHANGES IN SHAREHOLDERS’ CAPITAL

(Unaudited)

	Three Months Ended March 31, 2011	Year Ended December 31, 2010
Shareholders’ capital—beginning of period	$247,757,748	$—
Issuance of shares, net of offering costs	—	220,787,270

Net increase (decrease) in shareholders’ capital resulting from operations:
Net investment income (loss)	(893,397)	(1,185,458)
Realized gain (loss) from:
Short-term investments	—	832
Futures contracts	25,097,025	13,688,473
Call options written	2,393,598	1,480,208
Change in net unrealized appreciation (depreciation) of:
Short-term investments	(18,145)	27,939
Futures contracts	(13,176,947)	18,854,639
Call options written	2,498,539	(1,864,992)

Net income (loss)	15,900,673	31,001,641

Distributions to shareholders	(4,031,163)	(4,031,163)

Shareholders’ capital—end of period	$259,627,258	$247,757,748

Shares—beginning of period	9,267,040	—
Issuance of shares	—	9,267,040

Shares—end of period	9,267,040	9,267,040

See accompanying notes to financial statements.

Nuveen Diversified Commodity Fund

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$15,900,673	$—
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Purchases of short-term investments	(469,669,866)	—
Proceeds from sales and maturities of short-term investments	460,128,232	—
Cash paid for exercised, terminated and expired call options written	(359,538)	—
Premiums received for call options written	2,487,692	—
Amortization (Accretion)	(86,977)	—
(Increase) Decrease in:
Deposits with brokers for open futures contracts	(14,157,144)	—
Interest receivable	(23,174)	—
Receivable from Manager	—	(17,000)
Unrealized appreciation on futures contracts, net	13,176,947	—
Increase (Decrease) in:
Payable for due to broker	72,794	—
Payable for organization expenses	—	17,000
Accrued management fees	16,724	—
Other accrued expenses	75,055	—
Net realized (gain) loss from:
Call options written	(2,393,598)	—
Change in net unrealized (appreciation) depreciation of:
Short-term investments	18,145	—
Call options written	(2,498,539)	—

Net cash provided by (used in) operating activities	2,687,426	—

Cash flows from financing activities:
Distributions to shareholders	(2,687,442)

Net cash provided by (used in) financing activities	(2,687,442)	—

Net increase (decrease) in cash	(16)	—
Cash—beginning of period	16	—

Cash—end of period	$—	$—

See accompanying notes to financial statements.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS

March 31, 2011

(Unaudited)

1.    Organization

The Nuveen Diversified Commodity Fund (the “Fund”) was organized as a Delaware statutory trust on December 7, 2005, to operate as a commodity pool. On May 11, 2010, the Fund issued 840 shares to Nuveen Commodities Asset Management, LLC, the Fund’s manager (“NCAM” or the “Manager”), a wholly-owned subsidiary of Nuveen Investments, Inc. (“Nuveen”). NCAM is a Delaware limited liability company registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission (the “CFTC”) and is a member of the National Futures Association (“NFA”). The Fund commenced operations with the public offering of 8,550,000 shares on September 27, 2010. During October 2010, the Fund, upon exercise of the over-allotment option granted to the underwriters in connection with the Fund’s initial public offering, issued an additional 716,200 shares. The Fund operates pursuant to an Amended and Restated Trust Agreement (“Trust Agreement”). The Fund’s shares represent units of fractional undivided beneficial interest in, and ownership of, the Fund. The Fund’s shares trade on the New York Stock Exchange Amex (“NYSE Amex”) under the ticker symbol “CFD.” The Fund is not a mutual fund, a closed-end fund, or any other type of “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation thereunder.

Prior to its initial public offering, the Fund had no operations other than those related to organizational matters. The Fund received an initial capital contribution of $20,055 from the Manager, and recorded organizational expenses that were reimbursed by Nuveen Investments, LLC, an affiliate of the Manager and a wholly-owned subsidiary of Nuveen.

The Manager selected Gresham Investment Management LLC (“Gresham” or the “Commodity Sub-advisor”) to manage the Fund’s commodity investment strategy and its options strategy. Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc., formed in July 1992. Gresham is registered with the CFTC as a commodity trading advisor and commodity pool operator, is a member of the NFA and is registered with the Securities and Exchange Commission (“SEC”) as an investment adviser.

The Manager selected Nuveen Asset Management (the “Collateral Sub-advisor”), an affiliate of the Manager and a wholly-owned subsidiary of Nuveen, to invest the Fund’s collateral in short-term, high grade debt securities. Effective January 1, 2011, Nuveen Asset Management changed its name to Nuveen Fund Advisors, Inc. (“Nuveen Fund Advisors”). Concurrently, Nuveen Fund Advisors formed a wholly-owned subsidiary, Nuveen Asset Management, LLC, to house its portfolio management capabilities. Nuveen Asset Management, LLC now serves as the Fund’s Collateral Sub-advisor. Nuveen Asset Management, LLC is a Delaware limited liability company and is registered with the SEC as an investment adviser.

The Fund’s investment objective is to generate higher risk-adjusted total return than leading commodity market benchmarks, specifically the Dow Jones-UBS Commodity Index® (“DJ-UBSCI”) and the S&P GSCI® Commodity Index (“GSCI”), and passively managed commodity funds. Risk-adjusted total return refers to the income and capital appreciation generated by a portfolio (the combination of which equals its total return) per unit of risk taken, with such risk measured by the volatility of the portfolio’s total returns over a specific period of time. In pursuing its investment objective, the Fund invests directly in a

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

diversified portfolio of commodity futures, forward and options contracts to obtain broad exposure to all principal groups in the global commodity markets. The Fund’s investment strategy has three elements:

•

An actively managed portfolio of commodity futures and forward contracts utilizing Gresham’s proprietary Tangible Asset Program TAP®, a long-only rules-based commodity investment strategy designed to maintain consistent, fully collateralized exposure to commodities as an asset class;

•

An integrated program of writing commodity call options designed to enhance the risk-adjusted total return of the Fund’s commodity investments (TAP® and the options strategy are collectively referred to as TAP PLUSSM); and

•	A collateral portfolio of cash equivalents and short-term, high grade debt securities.

2.    Summary of Significant Accounting Policies

The following is a summary of significant accounting policies followed by the Fund in the preparation of its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).

The accompanying unaudited financial statements were prepared in accordance with U.S. GAAP for interim financial information and with the instructions for Form 10-Q and the rules and regulations of the SEC. In the opinion of management, all material adjustments, consisting only of normal recurring adjustments, considered necessary for a fair statement of the interim period financial statements have been made. Interim period results are not necessarily indicative of results for a full-year period. These financial statements and the notes thereto should be read in conjunction with the Fund’s financial statements included in the Fund’s Annual Report on Form 10-K for the period ended December 31, 2010.

Basis of Accounting

The accompanying financial statements have been prepared in conformity with U.S. GAAP. The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from those estimates.

Futures Contracts

The Fund invests in commodity futures contracts. Upon entering into a futures contract, the Fund is required to deposit with the broker an amount of cash or liquid securities equal to a specified percentage of the contract amount. This is known as the “initial margin.” Cash held by the broker to cover initial margin requirements on open futures contracts, if any, is recognized as “Deposits with brokers for open futures contracts” on the Statements of Financial Condition. During the period the futures contract is open, changes in the value of the contract are recognized as an unrealized gain or loss by “marking-to-market” on a daily basis to reflect the changes in market value of the contract and are

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

recognized as a component of “Unrealized appreciation or depreciation on futures contracts, net” on the Statements of Financial Condition and “Change in net unrealized appreciation (depreciation) of futures contracts” on the Statements of Operations. When the contract is closed or expired, the Fund records a realized gain or loss equal to the difference between the value of the contract on the closing date and the value of the contract when originally entered into, which is recognized as a component of “Realized gain (loss) from futures contracts” on the Statements of Operations.

The Fund expects to invest only in long futures contracts. Some short futures positions may arise in futures contracts traded on the London Metal Exchange (“LME”) solely for the purpose of closing existing long LME futures positions. For every short LME futures contract held by the Fund, the Fund has previously entered into a long futures contract. The LME Clearing house is the counterparty for both the long and short position.

Risks of investments in commodity futures contracts include the possible adverse movement in the price of the commodities underlying the contracts, the possibility that there may not be a liquid secondary market for the contracts and/or that a change in the value of the contract may not correlate with a change in the value of the underlying commodities. During the three months ended March 31, 2011 and the fiscal year ended December 31, 2010, the Fund entered into futures contracts.

The average number of futures contracts outstanding during the three months ended March 31, 2011, was 3,698. The average number of futures contracts outstanding during the period October 1, 2010 (date on which the Fund began entering into futures contracts) through December 31, 2010, was 3,838.

Refer to Footnote 3—Derivative Instruments and Hedging Activities for further details on futures contract activity.

Options Contracts

The Fund may write (sell) and purchase options on commodity futures and forward contracts to enhance the Fund’s risk-adjusted total return. When the Fund writes an option, an amount equal to the premium received is recognized as a component of “Call options written, at value” on the Statements of Financial Condition and is subsequently adjusted to reflect the current value of the written option until the option expires or the Fund enters into a closing purchase transaction. The changes in value of the options written during the reporting period are recognized as a component of “Change in net unrealized appreciation (depreciation) of call options written” on the Statements of Operations. When an option expires or the Fund enters into a closing purchase transaction, the difference between the net premium received and any amount paid at expiration or on executing a closing purchase transaction, including commission, is recognized as a component of “Realized gain (loss) from call options written” on the Statements of Operations. The Fund, as writer of an option, has no control over whether the underlying instrument may be sold (called) and as a result bears the risk of an unfavorable change in the market value of the instrument underlying the written option. There is also the risk the Fund may not be able to enter into a closing transaction because of an illiquid market. During the three months ended March 31, 2011 and the fiscal year ended December 31, 2010, the Fund wrote call options on futures contracts.

The purchase of options involves the risk of loss of all or part of the cash paid for the options (the premium). The market risk associated with purchasing options is limited to the premium paid. The

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

counterparty credit risk of purchasing options, however, needs to take into account the current value of the option, as this is the performance expected from the counterparty. The Fund did not purchase any options on futures or forward contracts during the three months ended March 31, 2011 or the fiscal year ended December 31, 2010.

Transactions in call options written were as follows:

	Three Months Ended March 31, 2011		Year Ended December 31, 2010
	Number of Contracts	Premiums Received	Number of Contracts	Premiums Received
Outstanding, beginning of period	1,813	$1,629,313	—	$—
Options written	3,515	2,487,692	4,670	3,227,880
Options terminated in closing purchase transactions	(2,669)	(2,224,776)	(1,761)	(975,129)
Options expired	(944)	(528,360)	(1,096)	(623,438)
Options exercised	—	—	—	—

Outstanding, end of the period	1,715	$1,363,869	1,813	$1,629,313

The average number of outstanding call option contracts written during the three months ended March 31, 2011, was 1,764. The average number of outstanding call option contracts written during the period October 1, 2010 (date on which the Fund began entering into options contracts) through December 31, 2010, was 1,813.

Refer to Footnote 3—Derivative Instruments and Hedging Activities for further details on options activity.

Forward Contracts

The Fund may enter into forward contracts. A forward contract is an agreement between two parties to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price. Forward contracts are typically traded in the over-the-counter (“OTC”) markets and all details of the contract are negotiated between the counterparties to the agreement. Accordingly, the forward contracts are valued by reference to the contracts traded in the OTC markets.

The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity, establishing an opposite position in the contract and recognizing the profit or loss on both positions simultaneously on the delivery date or, in some instances, paying a cash settlement before the designated date of delivery. The forward contracts are adjusted by the daily fluctuation of the underlying commodity or currency and any gains or losses are recognized on the Statements of Operations as unrealized appreciation or depreciation until the contract settlement date.

Forward contracts are, in general, not cleared or guaranteed by a third party. The Funds may collateralize forward commodity contracts with cash and/or certain securities as indicated on their Statements of Financial Condition or Schedule of Investments, when applicable, and such collateral is

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

held for the benefit of the counterparty in a segregated account at the custodian to protect the counterparty against non-payment by the Fund. In the event of a default by the counterparty, the Fund will seek return of this collateral and may incur certain costs exercising its right with respect to the collateral.

The Fund remains subject to credit risk with respect to the amount it expects to receive from counterparties, as those amounts are not similarly collateralized by the counterparty. If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, the Fund may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Fund may obtain only limited recovery or may obtain no recovery in such circumstances.

Participants in trading foreign exchange forward contracts often do not require margin deposits, but rely upon internal credit limitations and their judgments regarding the creditworthiness of their counterparties.

The Fund will enter into forward contracts only with large, well-capitalized and well-established financial institutions. The creditworthiness of each of the firms which is a party to a forward contract is monitored by the Manager. The Fund did not enter into any forward contracts during the three months ended March 31, 2011 or the fiscal year ended December 31, 2010.

Collateral Investments

Approximately 25% of the Fund’s assets are committed to secure the Fund’s futures and forward contract positions. These assets will be placed in a commodity futures account maintained by the Fund’s clearing broker, and will be held in cash or invested in U.S. Treasury bills and other direct or guaranteed debt obligations of the U.S. government maturing within less than one year at the time of investment.

The remaining approximately 75% of assets are held in a separate collateral investment account managed by the Collateral Sub-advisor. The Fund’s assets held in the separate collateral account are invested in cash equivalents or short-term debt securities with final terms not exceeding one year at the time of investment. These collateral investments are rated at the applicable highest short-term or long-term debt or deposit rating or money market fund rating as determined by at least one nationally recognized statistical rating organization (“NRSRO”), or if unrated, are judged by the Collateral Sub-advisor to be of comparable quality.

Fair Value Measurements

Fair value is defined as the price that the Fund would receive upon selling an investment or transferring a liability in an orderly transaction to an independent buyer in the principal or most advantageous market of the investment. A three-tier hierarchy is used to maximize the use of observable market data and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability. Observable inputs are based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the reporting entity’s own assumptions about the

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

assumptions market participants would use in pricing the asset or liability. Unobservable inputs are based on the best information available in the circumstances. The three-tier hierarchy of inputs is summarized in the three broad levels listed below:

Level 1—	Quoted prices in active markets for identical securities.
Level 2—	Other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risk, etc.).
Level 3—	Significant unobservable inputs (including management’s assumptions in determining the fair value of investments).

The inputs or methodologies used for valuing securities are not an indication of the risk associated with investing in those securities. The following is a summary of the Fund’s fair value measurements as of March 31, 2011 and December 31, 2010:

	March 31, 2011
	Level 1	Level 2	Level 3	Total
Investments:
Short-Term Investments	$—	$191,768,677	$—	$191,768,677
Derivatives:
Futures Contracts*	5,677,692	—	—	5,677,692
Call Options Written	(708,090)	(22,232)	—	(730,322)

Total	$4,969,602	$191,746,445	$—	$196,716,047

	December 31, 2010
	Level 1	Level 2	Level 3	Total
Investments:
Short-Term Investments	$—	$182,158,211	$—	$182,158,211
Derivatives:
Futures Contracts*	18,854,639	—	—	18,854,639
Call Options Written	(2,903,405)	(590,900)	—	(3,494,305)

Total	$15,951,234	$181,567,311	$—	$197,518,545

*	Represents net unrealized appreciation (depreciation) as reported in the Schedule of Investments.

During the three months ended March 31, 2011 and the fiscal year ended December 31, 2010, the Fund recognized no significant transfers to or from Level 1, Level 2 or Level 3.

Investment Valuation

Commodity futures and forward contracts and options on commodity futures and forward contracts traded on an exchange will be valued at the final settlement price or official closing price as determined by the principal exchange on which the instruments are traded as supplied by independent pricing services. These securities are generally classified as Level 1 for fair value measurement purposes. OTC commodity futures and forward contracts and options on commodity futures and forward contracts not traded on an exchange will be valued, in order of hierarchy, by independent pricing services, price

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

quotations obtained from counterparty broker-dealers, or through fair valuation methodologies as determined by the Manager. These securities are generally classified as Level 2.

Market quotations for exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts may not be readily available as a result of significant events, which can include, but are not limited to: trading halts or suspensions, market disruptions, or the absence of market makers willing to make a market in such instruments. In addition, events may occur after the close of the market, but prior to the determination of the Fund’s net asset value, that may affect the values of the Fund’s investments. In such circumstances, the Manager will determine a fair valuation for such investments that in its opinion is reflective of fair market value. These securities are generally classified as Level 2 or Level 3 depending on the priority of the significant inputs.

In the event the Fund utilizes independent pricing services to value any of its commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity options, the pricing service typically will value such commodity futures and forward contracts, options on futures and forward contracts and OTC commodity put options using a range of market data and other information and analysis, including reference to transactions in other comparable investments, if available. The procedures of any independent pricing service provider will be reviewed by the Manager on a periodic basis.

Prices of fixed-income securities, including highly rated zero coupon fixed-income securities, like U.S. Treasury Bills, issued with maturities of one year or less, are provided by a pricing service approved by the Fund’s Manager. These securities are generally classified as Level 2. Prices of fixed-income securities are based on the mean between the bid and asked prices. When price quotes are not readily available the pricing service establishes a security’s fair value using methods that may include consideration of the following: yields or prices of investments of comparable quality, type of issue, coupon, maturity and rating, market quotes or indications of value from security dealers, evaluations of anticipated cash flows or collateral, general market conditions and other information and analysis, including the obligor’s credit characteristics considered relevant. These securities are generally classified as Level 2 or Level 3 depending on the priority of the significant inputs.

Repurchase agreements are valued at contract amount plus accrued interest, which approximates market value. These securities are generally classified as Level 2.

Investment Transactions

Investment transactions are recorded on a trade date basis. Realized gains and losses from investment transactions are determined on the specific identification method, which is the same for federal income tax purposes.

Investment Income

Interest income, which reflects the amortization of premiums and includes accretion of discount for financial reporting purposes, is recorded on an accrual basis. Interest income also reflects paydown gains and losses, if any.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

Brokerage Commissions and Fees

The Fund pays its respective brokerage commissions, including applicable clearing costs, exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction-related fees and expenses charged in connection with trading activities for the Fund’s investment in CFTC regulated investments. Brokerage commissions on futures contracts are recognized on half-turn basis.

Income Taxes

No provision for federal, state, and local income taxes has been made in the accompanying financial statements because the Fund has elected to be classified as a partnership for U.S. federal income tax purposes. Each owner of the Fund’s shares will be required to take into account its allocable share of the Fund’s income, gains, losses, deductions and other items for the Fund’s taxable year.

For all open tax years and all major taxing jurisdictions, the Manager of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Open tax years are those that are open for examination by taxing authorities (i.e., generally the last four tax year ends and the interim tax period since then). Furthermore, the Manager of the Fund is also not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly change in the next twelve months.

Management Fees

For the services and facilities provided by the Manager, the Fund has agreed to pay the Manager an annual management fee, payable monthly, based on the Fund’s average daily net assets, according to the following schedule:

Average Daily Net Assets	Management Fee
Up to $500 million	1.250%
$500 million to $1 billion	1.225%
$1 billion to $1.5 billion	1.200%
$1.5 billion to $2 billion	1.175%
$2 billion and over	1.150%

“Average daily net assets” means the total net assets of the Fund, minus the sum of liabilities.

The Manager and the Fund have entered into Sub-Advisory Agreements with the Commodity Sub-advisor and the Collateral Sub-advisor. Both the Commodity Sub-advisor and Collateral Sub-advisor (collectively, the “Sub-advisors”) are compensated for their services to the Fund from the management fee paid to the Manager.

Expense Recognition

All expenses of the Fund are recognized on an accrual basis. The Fund pays all routine and extraordinary costs and expenses of its operations, brokerage expenses, custody fees, transfer agent expenses,

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

professional fees, expenses of preparing, printing and distributing reports, notices, information statements, proxy statements and reports to governmental agencies, and taxes, if any.

Custodian Fee Credit

The Fund has an arrangement with its custodian bank, State Street Bank and Trust Company, whereby certain custodian fees and expenses are reduced by net credits earned on the Fund’s cash on deposit. Such deposit arrangements are an alternative to overnight investments. Credits for cash balances may be offset by charges for any days on which the Fund overdraws its account at the custodian bank.

Organization Expenses and Offering Costs

In connection with the Fund’s initial public offering, Nuveen Investments, LLC (i) reimbursed all organization expenses of the Fund and (ii) paid all offering costs (other than underwriting commissions) that exceeded $.05 per share. The Fund’s share of offering costs was recorded as a reduction of the proceeds from the sale of shares.

Calculation of Net Asset Value

The net asset value per share of the Fund on any given day is computed by dividing the value of all assets of the Fund (including any accrued interest), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of shares outstanding.

Distributions

The Fund intends to make regular monthly distributions to its shareholders (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund. Among other factors, the Fund seeks to establish a distribution rate that roughly corresponds to the Manager’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. Each monthly distribution is not solely dependent on the amount of income earned or capital gains realized by the Fund, and such distributions may from time to time represent a return of capital and may require that the Fund liquidate investments. As market conditions and portfolio performance may change, the rate of distribution on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions, or may temporarily suspend or reduce distributions without a change in policy, at any time and may do so without prior notice to shareholders.

Distributions to shareholders are recorded on the ex-dividend date.

Commitments and Contingencies

Under the Fund’s organizational documents, the Manager, Wilmington Trust Company (the Fund’s Delaware trustee) and the individual trustees are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, in the normal course of business, the Fund enters into contracts that provide general indemnifications to other parties. The Fund’s maximum exposure

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. However, the Fund has not had prior claims or losses pursuant to these contracts and does not expect the risk of loss to be immaterial.

Financial Instrument Risk

In the normal course of its business, the Fund is party to financial instruments with off-balance sheet risk. The term “off-balance sheet risk” refers to an unrecorded potential liability that, even though it does not appear on the Statements of Financial Condition, may result in a future obligation or loss. The financial instruments used by the Fund are commodity futures and options, whose values are based upon an underlying asset and generally represent future commitments that have a reasonable possibility of being settled in cash or through physical delivery. As of March 31, 2011 and December 31, 2010, the financial instruments held by the Fund are traded on an exchange and are standardized contracts.

Market risk is the potential for changes in the value of the financial instruments traded by the Fund due to market changes, including fluctuations in commodity prices. In entering into futures contracts, there exists a market risk that such futures contracts may be significantly influenced by adverse market conditions, resulting in such futures contracts being less valuable. If the markets should move against all of the futures contracts at the same time, the Fund could experience substantial losses.

Credit risk is the possibility that a loss may occur due to failure of a counterparty to perform according to the terms of the forwards futures and option contracts. Credit risk with respect to exchange-traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Fund’s risk of loss in the event of counterparty default is typically limited to the amounts recognized in the Statements of Financial Condition and not represented by the contract or notional amounts of the instruments.

3.    Derivative Instruments and Hedging Activities

The Fund records derivative instruments at fair value, with changes in fair value recognized on the Statements of Operations, when applicable. For additional information on the derivative instruments in which Fund invested during and at the end of the reporting period, refer to the Schedule of Investments and Footnote 2—Summary of Significant Accounting Policies.

The following tables present the fair value of all derivative instruments held by the Fund and the location of these instruments on the Statements of Financial Condition and the primary underlying risk exposure.

		Three Months Ended March 31, 2011 Location on the Statements of Financial Condition
Underlying Risk Exposure	Derivative Instrument	Asset Derivatives		Liability Derivatives
		Location	Value	Location	Value

Commodity	Futures Contracts	Unrealized appreciation on futures contracts, net*	$8,825,906	Unrealized appreciation on futures contracts, net*	$3,148,214
Commodity	Options	—	—	Call options written, at value	730,322
Total			$8,825,906		$3,878,536

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

		Year Ended December 31, 2010 Location on the Statements of Financial Condition
Underlying Risk Exposure	Derivative Instrument	Asset Derivatives		Liability Derivatives
		Location	Value	Location	Value

Commodity	Futures Contracts	Unrealized appreciation on futures contracts, net*	$19,281,313	Unrealized appreciation on futures contracts, net*	$426,674
Commodity	Options	—	—	Call options written, at value	3,494,305
Total			$19,281,313		$3,920,979

*	Value represents cumulative gross unrealized appreciation (depreciation) of futures contracts as reported in the Schedule of Investments and not the deposits with brokers as presented on the Statements of Financial Condition.

The following table presents the amount of net realized gain (loss) and change in net unrealized appreciation (depreciation) recognized on derivative instruments and the primary underlying risk exposure.

Commodity Risk Exposure	Three Months Ended March 31, 2011	Year Ended December 31, 2010
Net Realized Gain (Loss) from:
Futures Contracts Options Written	$25,097,025 2,393,598	$13,688,473 1,480,208
Change in Net Unrealized Appreciation (Depreciation) of:
Futures Contracts Options Written	$(13,176,947 2,498,539)	$18,854,639 (1,864,992)

4.    Related Parties

The Manager, the Collateral Sub-advisor and Nuveen Investments, LLC are considered to be related parties to the Fund.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

5.    Financial Highlights

The Fund is presenting the following financial highlights related to investment performance and operations for a share outstanding for the three months ended March 31, 2011. The Net Asset Value presentation is calculated using average daily shares outstanding. The Ratios to Average Net Assets are calculated using average daily net assets and have been annualized. The Total Returns at Net Asset Value and Market Value are based on the change in net asset value and market value, respectively, for a share during the period. An investor’s return and ratios will vary based on the timing of purchasing and selling Fund shares.

Three Months Ended March 31, 2011
Net Asset Value:
Net asset value per share—beginning of period	$26.74
Net investment income (loss)	(.10)
Net realized and unrealized gain (loss)	1.82
Distributions	(.44)

Net asset value per share—end of period	$28.02

Market Value:
Market value per share—beginning of period	$25.80

Market value per share—end of period	$27.26

Ratios to Average Net Assets:(a)
Net investment income (loss)	(1.44)%

Expenses	1.62%

Total Returns:(b)
Based on Net Asset Value	6.44%

Based on Market Value	7.35%

(a)	Annualized.
(b)	Total Return Based on Net Asset Value is the combination of changes in net asset value per share and the assumed reinvestment of distributions, if any, at net asset value per share on the distribution payment date. The last distribution declared in the period, which is typically paid on the first business day of the following month, is assumed to be reinvested at the net asset value per share at the end of the period. Total returns are not annualized.

Total Return Based on Market Value is the combination of changes in the market price per share and the assumed reinvestment of distributions, if any, at the ending market price per share on the distribution payment date. The last distribution declared in the period, which is typically paid on the first business day of the following month, is assumed to be reinvested at the ending market price per share at the end of the period. Total returns are not annualized.

Nuveen Diversified Commodity Fund

NOTES TO FINANCIAL STATEMENTS — (Continued)

March 31, 2011

(Unaudited)

6.    New Accounting Pronouncement

Financial Accounting Standards Board (“FASB) Transfers and Servicing (Topic 860): Reconsideration of Effective Control for Repurchase Agreements (the “ASU”).

On April 15, 2011, the FASB issued Accounting Standards Update No. 2011-03. The guidance in the ASU is intended to improve the accounting for repurchase agreements (“repos”) and other similar agreements. Specifically, the ASU modifies the criteria for determining when these transactions would be accounted for as financings (secured borrowings/lending agreements) as opposed to sales (purchases) with commitments to repurchase (resell). At this time, management is evaluating the implications of this guidance and the impact it will have to the financial statement amounts or footnote disclosures, if any.

7.    Subsequent Events

Issuance of Shares

During April 2011, the Fund filed a Registration Statement on Form S-1 with the SEC to register additional Fund shares for future issuance. The Fund has not yet determined the size or timing of any potential future offering.

Name Changes

On April 30, 2011, Nuveen Investments, LLC changed its name to Nuveen Securities, LLC.

[                    ] Shares

Nuveen Diversified Commodity Fund

Common Stock

PRELIMINARY PROSPECTUS

                , 2011

Nuveen Securities, LLC

PART II

Information Not Required in the Prospectus

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$4,064
FINRA filing fees	4,000
Exchange listing fees	28,000
Legal fees and expenses	225,000
Printing and engraving expenses	50,000
Audit	12,000
Professional fees	30,000
Miscellaneous expenses	6,936

Total	$360,000

Item 14.	Indemnification of Directors and Officers

The Trust Agreement provides that each individual Trustee (and any other Person performing services on the Fund’s behalf and acting within the scope of an individual Trustee’s authority), the Delaware Trustee and the manager (and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority) will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, provided that such liability or loss was not the result of actual fraud or willful misconduct on the part of such party. However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed in the prospectus.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid by the Fund in advance if the indemnitee undertakes to repay such amounts upon a determination that the indemnitee is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

Item 15.	Recent Sales of Unregistered Securities

On May 11, 2010, the Fund sold 840 shares to the manager for an aggregate purchase price of $20,055, pursuant to the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

1.1	Form of Underwriting Agreement.

4.1	Amended and Restated Trust Agreement of the Fund.(1)

5.1	Opinion of Morris, Nichols, Arsht & Tunnell LLP relating to the legality of the Shares.

8.1	Opinion and consent of K&L Gates LLP with respect to federal income tax consequences.

10.1	Commodity Sub-Advisory Agreement.(3)

10.2	Collateral Sub-Advisory Agreement.(3)

10.3	Custodian Agreement.(3)

10.4	Shareholder Transfer Agency and Service Agreement.(3)

10.5	Subscription Agreement.(2)

10.6	Investment Management Agreement.(3)

10.7	Futures and Options Customer Account Agreement.(3)

23.1	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

23.2	Consent of K&L Gates LLP (included in Exhibit 8.1).

23.3	Consent of Independent Registered Public Accounting Firm.

23.4	Consent of Michael J. Liccar & Co., CPA.

(1)	Filed on September 23, 2010 with Amendment No. 8 to Registrant’s Registration Statement on Form S-1 (File No. 333-130360) and incorporated by reference herein.

(2)	Filed on August 31, 2010 with Amendment No. 7 to Registrant’s Registration Statement on Form S-1 (File No. 333-130360) and incorporated by reference herein.

(3)	Filed on November 12, 2010 with Registrant’s Form 10-Q (File No. 001-348479) and incorporated by reference herein.

(b) Financial Statement Schedules

No financial statement schedules are filed herewith because (i) such schedules are not required or (ii) the information required has been presented in the financial statements included herein.

Item 17.	Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on
Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois, on June 8, 2011.

Nuveen Diversified Commodity Fund

By:	Nuveen Commodities Asset Management, LLC its manager

By:	/s/ Gifford R. Zimmerman
Chief Administrative Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons on behalf of the manager of the Registrant in the capacities and on the dates indicated.

Nuveen Commodities Asset Management, LLC Manager of Registrant

/s/ Gifford R. Zimmerman
Chief Administrative Officer (Principal Executive Officer) June 8, 2011

/s/ Stephen D. Foy
Chief Financial Officer (Principal Financial and Accounting Officer) June 8, 2011

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.

4.1	Amended and Restated Trust Agreement of the Fund.(1)

5.1	Opinion of Morris, Nichols, Arsht & Tunnell LLP relating to the legality of the Shares.

8.1	Opinion and consent of K&L Gates LLP with respect to federal income tax consequences.

10.1	Commodity Sub-Advisory Agreement.(3)

10.2	Collateral Sub-Advisory Agreement.(3)

10.3	Custodian Agreement.(3)

10.4	Shareholder Transfer Agency and Service Agreement.(3)

10.5	Subscription Agreement.(2)

10.6	Investment Management Agreement.(3)

10.7	Futures and Options Customer Account Agreement.(3)

23.1	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

23.2	Consent of K&L Gates LLP (included in Exhibit 8.1).

23.3	Consent of Independent Registered Public Accounting Firm.

23.4	Consent of Michael J. Liccar & Co., CPA.

(1)	Filed on September 23, 2010 with Amendment No. 8 to Registrant’s Registration Statement on Form S-1 (File No. 333-130360) and incorporated by reference herein.

(2)	Filed on August 31, 2010 with Amendment No. 7 to Registrant’s Registration Statement on Form S-1 (File No. 333-130360) and incorporated by reference herein.

(3)	Filed on November 12, 2010 with Registrant’s Form 10-Q (File No. 001-348479) and incorporated by reference herein.